++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE  +
+ SECURITIES AND EXCHANGE COMMISSION AND HAS BECOME EFFECTIVE. THESE           +
+ SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE + + TIME THE INFORMATION HEREIN HAS BEEN COMPLETED. THIS PROSPECTUS SUPPLEMENT + + AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE +
+ SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE         +
+ SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ ANY SUCH STATE.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED MAY 15, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 13, 1998)

                                  $796,000,000
                         WMC MORTGAGE LOAN TRUST 1998-A
                            WMC SECURED ASSETS CORP.
                                    COMPANY
                               WMC MORTGAGE CORP.
                           MASTER SERVICER AND SELLER
             WMC MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-A

                 $624,000,000  Variable Rate    Class A Certificates
                 $ 72,000,000  Variable Rate    Class M-1 Certificates
                 $ 56,000,000  Variable Rate    Class M-2 Certificates
                 $ 44,000,000  Variable Rate    Class B Certificates

        The Series 1998-A WMC Mortgage Pass-Through Certificates will consist of the following seven classes: (i) Class A Certificates (the "Class A Certificates"), (ii) Class M-1 Certificates (the "Class M-1 Certificates") and Class M-2 Certificates (the "Class M-2 Certificates," together, the "Class M Certificates"); (iii) Class B Certificates (the "Class B Certificates," together with the Class M Certificates, the "Subordinate Certificates"); (iv) Class C Certificates (the "Class C Certificates") and
     (v) Class R-I Certificates and Class R-II Certificates (together, the "Class R Certificates" or the "Residual Certificates"). Only the Class A Certificates and the Subordinate Certificates (together, the "Offered Certificates") are offered hereby. See "Index of Principal Definitions" in the Prospectus for the meanings of capitalized terms and acronyms not
     otherwise defined herein.                    (Continued on following page)
            ------------------------------------------------------
        PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.
            ------------------------------------------------------
        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
            ------------------------------------------------------
        THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
           ------------------------------------------------------
        PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-19 HEREIN AND INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS COMMENCING ON PAGE 18 FOR A DISCUSSION OF MATERIAL RISKS AFFECTING INVESTMENT IN THE OFFERED CERTIFICATES BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES.
             ------------------------------------------------------
        THE RIGHTS OF THE HOLDERS OF THE CLASS M-1, CLASS M-2 AND CLASS B CERTIFICATES WITH RESPECT TO THE MORTGAGE LOANS WILL BE SUBORDINATE TO THE RIGHTS OF THE HOLDERS OF THE CLASS A CERTIFICATES.

        The Offered Certificates will be purchased from the Company by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Offered Certificates, before deducting expenses payable by the Company, will be equal to approximately ___% of the initial aggregate principal balance of the Offered Certificates. The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Offered Certificates will be made only in book-entry form through DTC, Cedel and Euroclear (each as defined herein) as discussed herein, on or about June 5, 1998, against payment therefor in immediately available funds.

     NATIONSBANC MONTGOMERY SECURITIES LLC              BEAR, STEARNS & CO. INC.

      CREDIT SUISSE FIRST BOSTON   LEHMAN BROTHERS   FIRST UNION CAPITAL MARKETS

                                 MAY 15, 1998

(Continued from previous page)

   It is a condition of the issuance of the Class A Certificates that they be rated "AAA" by Standard & Poor's Rating Services ("STANDARD & POOR'S") and Aaa by Moody's Investors Service, Inc. ("MOODY'S). It is a condition to the issuance of the Class M-1, Class M-2 and Class B Certificates that they be rated not lower than "AA", "A" and "BBB" respectively, by Standard & Poor's, and Aa2, A2 and Baa, respectively by Moody's.

   The Certificates in the aggregate will evidence the entire beneficial ownership interest in a pool (the "MORTGAGE POOL") consisting primarily of a pool of adjustable rate (having initial fixed rate periods of six months, two years, three years or five years) closed end, sub-prime mortgage loans secured by first lien mortgages on residential one-to four-family properties (the "MORTGAGE LOANS") to be deposited by WMC Secured Assets Corp. (the "COMPANY") into the WMC Mortgage Loan Trust 1998-A (the "TRUST FUND") to be formed pursuant to a pooling and servicing agreement among the Company, the Seller, the Master Servicer and the Trustee (the "POOLING AGREEMENT"). The characteristics of the Mortgage Loans are described herein under "Description of The Mortgage Pool." On or subsequent to the Closing Date, the Company will sell, and the Trust Fund will be obligated to purchase from the Company, to the extent available, approximately $178,000,000 of Additional Mortgage Loans and/or Subsequent Mortgage Loans (each as defined herein).

   The Offered Certificates (the "DTC REGISTERED CERTIFICATES") initially will be represented by certificates registered in the name of Cede & Co., as nominee of DTC, as further described herein. Investors in the DTC Registered Certificates may elect to hold their Certificates through DTC, in the United States, or Cedel or Euroclear, in Europe. Definitive certificates will be available for the DTC Registered Certificates only under the limited circumstances described herein. See "Description of Certificates-Book-Entry Registration of the Offered Certificates" herein.

   As described herein, two separate REMIC elections will be made with respect to certain assets of the Trust Fund for federal income tax purposes. Each class of Offered Certificates and the Class C Certificates will represent ownership of "regular interests" in the related REMIC and each class of Residual Certificates will constitute the sole class of "residual interests" in the related REMIC. See "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

   Distributions on the Offered Certificates will be made on the 20th day of each month or, if such day is not a business day, then on the next business day, commencing in July 1998 (each, a "DISTRIBUTION DATE"). As described herein, interest distributions on the Offered Certificates will be based on the Certificate Principal Balance thereof and the applicable Pass-Through Rate thereof, which will adjust monthly based on one-month LIBOR or as otherwise described herein for all classes of Offered Certificates. Distributions in respect of principal on the Offered Certificates will be made on each Distribution Date as described herein under "Description of Certificates-Principal Distributions." The rights of the holders of the Subordinate Certificates, the Class C Certificates and the Class R Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A Certificates to the extent described herein and in the Prospectus.

   There is currently no secondary market for the Offered Certificates. NationsBanc Montgomery Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Lehman Brothers Inc, and First Union Capital Markets, a division of Wheat First Securities, Inc. (the "Underwriters") intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

   THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS. IN GENERAL, DEFAULTS ON MORTGAGE LOANS ARE EXPECTED TO OCCUR WITH GREATER FREQUENCY IN THEIR EARLY YEARS. SEE "RISK FACTORS" HEREIN AND IN THE PROSPECTUS. THE MORTGAGE LOANS MAY BE PREPAID IN FULL OR IN PART AT ANY TIME; HOWEVER A PREPAYMENT CHARGE GENERALLY WILL BE REQUIRED WHERE PERMISSIBLE. THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES MAY ALSO BE ADVERSELY AFFECTED BY THE UNCERTAINTY OF THE AVAILABILITY OF THE NET MONTHLY EXCESS CASH FLOW (AS DEFINED HEREIN) TO COVER ANY UNPAID INTEREST SHORTFALLS AND AVAILABLE FUNDS CAP CARRYOVER AMOUNTS (EACH AS DEFINED HEREIN), AND SUCH SHORTFALLS MAY REMAIN UNPAID ON THE FINAL DISTRIBUTION DATE. IN ADDITION, THE YIELD TO

MATURITY OF EACH CLASS OF SUBORDINATE CERTIFICATES WILL BE EXTREMELY SENSITIVE TO LOSSES DUE TO DEFAULTS ON THE MORTGAGE LOANS (AND THE TIMING THEREOF), TO THE EXTENT THAT SUCH LOSSES ARE NOT COVERED BY THE OVERCOLLATERALIZATION AMOUNT (AS DEFINED HEREIN) OR BY ANY CLASS OF SUBORDINATE CERTIFICATES HAVING A LOWER PAYMENT PRIORITY, AS DESCRIBED HEREIN. SEE "SUMMARY-SPECIAL PREPAYMENT CONSIDERATIONS," "-SPECIAL YIELD CONSIDERATIONS" AND "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN AND "YIELD CONSIDERATIONS" AND "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.
                             -------------------
   CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE OFFERED CERTIFICATES OFFERED HEREBY, INCLUDING SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "METHOD OF DISTRIBUTION" HEREIN.
                             -------------------
   Neither this Prospectus Supplement nor the Prospectus nor any other document inviting applications or offers to purchase Offered Certificates or offering Certificates for purchase may be issued or passed on in the United Kingdom to any person who is not of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or who is not otherwise a person to whom the document may lawfully be issued or passed on. No person who is an authorized person under Chapter III of the Financial Services Act of 1986 of the United Kingdom ("FSA") may promote (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) the scheme described in this Prospectus Supplement and the Prospectus to a person in the United Kingdom unless that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.
                              -------------------
   THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES AND ARE BEING OFFERED PURSUANT TO THE COMPANY'S PROSPECTUS DATED MARCH 13, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.
                       -------------------------------
   UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                        SUMMARY OF PROSPECTUS SUPPLEMENT


   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus. See "Index of Principal Definitions" in the Prospectus.

Title of Securities................... WMC Mortgage Pass-Through Certificates, Series 1998-A.

Issuer................................ WMC Mortgage Loan Trust 1998-A.

Company............................... WMC Secured Assets Corp. See "The Company" in the Prospectus.

Seller and Master Servicer............ WMC Mortgage Corp., a California corporation.

Trustee............................... The First National Bank of Chicago, a national banking association.

Closing Date.......................... On or about June 5, 1998.

Risk Factors.......................... There are material risks associated with an investment in the Offered Certificates. See
                                        "Risk Factors" herein.

Cut-off Date.......................... June 1, 1998.

Assets of the Trust Fund.............. The assets of the Trust Fund will consist primarily of a pool of adjustable rate, closed-
                                        end, sub-prime mortgage loans secured by first lien mortgages on residential one- to four-
                                        family properties originated or acquired by the Seller for transfer to the Company and from the Company to the Trust Fund on the Closing Date (the "CLOSING DATE MORTGAGE LOANS") and
                                        additional adjustable rate, closed-end, sub-prime mortgage loans secured by first lien mortgages on residential one- to four-family properties (the "SUBSEQUENT MORTGAGE LOANS")
                                        transferred by the Seller to the Company and from the Company to the Trust Fund from time to time after the Closing Date and prior to the end of the Pre-Funding Period (as defined herein). The Closing Date Mortgage Loans and the Subsequent Mortgage Loans are referred to collectively herein as the "MORTGAGE LOANS." See "Description of The Mortgage Pool" herein.
                                        The assets of the Trust Fund will also include (i) payments in respect of (x) the Closing
                                        Date Mortgage Loans of interest due and principal received after the Cut-off Date and (y)
                                        the Subsequent Mortgage Loans of interest due and principal received after the applicable
                                        Subsequent Cut-off Date (as defined herein), (ii) amounts on deposit in the Certificate
                                        Account, Distribution Account, Pre-Funding Account, Capitalized Interest Account and
                                        Available Funds Cap Carryover Reserve Account and (iii) certain other ancillary or incidental funds, rights and properties related to the foregoing.

The Mortgage Pool..................... The statistical information presented in this Prospectus Supplement reflects the pool of
                                        Closing Date Mortgage Loans as of the date hereof (the "INITIAL MORTGAGE LOANS") and is based on the assumption that all scheduled payments on the Initial Mortgage Loans due during the period from the date hereof to and including the Cut-off Date have been received by the
                                        Company. The "CUT-OFF DATE PRINCIPAL BALANCE" with respect to each Initial Mortgage Loan is the original principal balance thereof minus the principal portion of all payments due on such Initial Mortgage Loan on or before the Cut-off Date and minus all other payments applied to reduce such original principal amount on or prior to the Cut-off Date. The aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans will be approximately
                                        $622,180,906 (the "CUT-OFF DATE POOL


                                        PRINCIPAL BALANCE"). The "STATED PRINCIPAL BALANCE" of any Mortgage Loan as of any date of determination is equal to the unpaid principal balance thereof at the close of business on the Cut-off Date or Subsequent Cut-off Date, as applicable, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage
                                        Loan, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of Certificates on or before the date of determination. With respect to any date, the "POOL PRINCIPAL BALANCE" will be equal to the aggregate Stated Principal
                                        Balance of all Mortgage Loans as of such date. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by either the Cut-off Date Pool
                                        Principal Balance or the number of Initial Mortgage Loans in the pool as of the date hereof.
                                        Certain loans included in the pool of Initial Mortgage Loans may prepay in full, or may be determined not to meet the eligibility requirements for the final pool of Closing Date
                                        Mortgage Loans, and may not be included in the final pool of Closing Date Mortgage Loans.

                                       The Mortgage Loans will consist of adjustable rate, closed-end, sub-prime mortgage loans evidenced by promissory notes (the "MORTGAGE NOTES") secured by first lien deeds of trust, security deeds or mortgages (the "MORTGAGES"). The properties securing the Mortgage Loans
                                        (the "MORTGAGED PROPERTIES") are located in 50 states and the District of Columbia and consist primarily of single-family residences (which may be attached, detached, part of a two- to four-family dwelling, a condominium unit or a unit in a planned unit development).
                                        The Mortgaged Properties may be owner-occupied or non-owner-occupied second or investment properties. No Loan-to-Value Ratio will exceed 90.02% as of the Cut-off Date. The Mortgage
                                        Loans are not insured by either primary mortgage or mortgage pool insurance policies. The
                                        Mortgage Loans are not guaranteed by the Company, the Master Servicer, the Trustee or any
                                        affiliate thereof. See "Description of The Mortgage Pool" herein.

                                       As of the Cut-off Date, the average Cut-off Date Principal Balance of the Initial Mortgage
                                        Loans will be $105,382.94; the interest rate applicable to each Initial Mortgage Loan (the
                                        "MORTGAGE RATE") will range from 5.75% to 14.25%, the weighted average Loan-to-Value Ratio of such Initial Mortgage Loans will be 77.63%, the weighted average Mortgage Rate on such
                                        Initial Mortgage Loans will be 9.90%, and the weighted average remaining term to maturity of such Initial Mortgage Loans will be 357.68 months. The maximum Cut-off Date Principal
                                        Balance of the Initial Mortgage Loans will be $747,810.75. As of the Cut-off Date, no
                                        Initial Mortgage Loan will have a scheduled maturity date later than July 2028. As of the
                                        Cut-off Date, 81.87% of the Initial Mortgage Loans by Cut-off Date Pool Principal Balance
                                        will be secured by mortgages on single-family dwellings, 7.43% by mortgages on single-family planned unit developments, 3.07% by condominiums, and 7.63% by other types of dwellings. See
                                        "Description of the Mortgage Pool" herein.

                                       All of the Initial Mortgage Loans have maximum Mortgage Rates. As of the Cut-off Date, the weighted average maximum Mortgage Rate of the Initial Mortgage Loans will be 16.40%, with maximum Mortgage Rates that range from approximately 12.25% to 20.75%.


                                        The Initial Mortgage Loans have a weighted average gross margin as of the Cut-off Date of
                                        6.72%. As of the Cut-off Date, the gross margin for the Initial Mortgage Loans will range from 2.25% to 8.50%.

                                       Approximately $109,275,845.27 or 17.56% of the Initial Mortgage Loans by Cut-off Date Pool
                                        Principal Balance will bear interest at rates that adjust, along with the related monthly payments, semiannually based on Six-Month LIBOR (the "SIX-MONTH LIBOR LOANS"). The Six-Month
                                        LIBOR Loans have a periodic reset cap of 1%.

                                       Approximately $465,288,359.35 or 74.78% of the Initial Mortgage Loans by Cut-off Date Pool
                                        Principal Balance will bear interest at a fixed rate for two years after origination and thereafter have periodic adjustments at frequencies in the same manner as the Six-Month
                                        LIBOR Loans (as described above) (the "2/28 LOANS"). On the first adjustment date the 2/28
                                        Loans will have a periodic reset cap of 3%. After the first adjustment, the 2/28 Loans have a periodic reset cap of 1%.

                                       Approximately $39,697,322.80 or 6.38% of the Initial Mortgage Loans by Cut-off Date Pool
                                        Principal Balance will bear interest at a fixed rate for three years after origination and thereafter have periodic adjustments at frequencies in the same manner as the Six-Month
                                        LIBOR Loans (as described above) (the "3/27 LOANS"). On the first adjustment date the 3/27
                                        Loans will have a periodic reset cap of 3%. After the first adjustment, the 3/27 Loans have a periodic reset cap of 1%.

                                       Approximately $7,919,379.14 or 1.27% of the Initial Mortgage Loans by Cut-off Date Pool
                                        Principal Balance will bear interest at a fixed rate for five years after origination and thereafter have periodic adjustments at frequencies in the same manner as the Six-Month
                                        LIBOR Loans (the "5/25 LOANS"). On the first adjustment date the 5/25 Loans will have a periodic reset cap of 3%. After the first adjustment, the 5/25 Loans have a periodic reset cap of 1%.

                                       As of the Cut-off Date, approximately 17.61% of the Initial Mortgage Loans (by Cut-off Date
                                        Pool Principal Balance) will have Mortgage Rates that will remain fixed for less than one year from the Cut-off Date before next adjustment and approximately 82.39% of the Initial
                                        Mortgage Loans (by Cut-off Date Pool Principal Balance) will have Mortgage Rates that will remain fixed for one year or more from the Cut-off Date before next adjustment.

                                       Although none of the Initial Mortgage Loans will be more than 30 days contractually past due as of the Cut-off Date, approximately 76.84% of the Initial Mortgage Loans, by Cut-off Date
                                        Pool Principal Balance, did not have a first payment date prior to May 1, 1998 and thus could not be more than 30 days past due as of the Cut-off Date, and as of the Cut-off Date, approximately 40.07% of the Initial Mortgage Loans, by Cut-off Date Pool Principal Balance,
                                        will not have a first payment date earlier than June 1, 1998.

Additional Mortgage Loans............. Additional Mortgage Loans originated or acquired by the Seller prior to the Closing Date will also be included in the assets of the Trust Fund (the "ADDITIONAL MORTGAGE LOANS"). The
                                        aggregate scheduled principal balance of the Additional Mortgage Loans as of the Cut-off


                                        Date will not exceed $178,000,000. Any purchase of Additional Mortgage Loans is subject to the requirements described herein under "Description of The Mortgage Pool-Purchase of
                                        Additional Mortgage Loans and Subsequent Mortgage Loans". The Additional Mortgage Loans and
                                        the Initial Mortgage Loans collectively will be the Closing Date Mortgage Loans. A Current
                                        Report on Form 8-K will be filed prior to the Closing Date containing detailed information relating to the Additional Mortgage Loans as of the Cut-off Date to the extent such information is not included in the final Prospectus Supplement relating to the Offered
                                        Certificates. See "Description of The Mortgage Pool-Additional Information" and "Risk
                                        Factors-Additional Mortgage Loans and Subsequent Mortgage Loans" herein.

Pre-Funding Feature................... On the Closing Date, an amount equal to the excess, if any, of (i) the sum of the Aggregate
                                        Certificate Principal Balance (as defined herein) of the Offered Certificates and the
                                        Overcollateralization Amount (as defined herein) over (ii) the Pool Principal Balance of the
                                        Closing Date Mortgage Loans as of the Cut-off Date (the "ORIGINAL PRE-FUNDED AMOUNT") will be deposited from proceeds of the sale of the Offered Certificates with the Trustee in the
                                        Pre-Funding Account and used by the Trust Fund to purchase the Subsequent Mortgage Loans during the Pre-Funding Period. The Trust Fund will be obligated, subject to the satisfaction of certain conditions described herein, to purchase the Subsequent Mortgage Loans, subject to the availability thereof, from time to time during the Pre-Funding Period defined below.
                                        In connection with each purchase of a Subsequent Mortgage Loan, the Trust Fund will be required to pay to the Company a cash purchase price of 100% of the Stated Principal Balance thereof as of the Subsequent Cut-off Date from the Pre-Funding Account. The Trust Fund may purchase the Subsequent Mortgage Loans only from the Company and not from any other person and the Company may purchase the Subsequent Mortgage Loans only from the Seller and not from any other person. See "Description of The Mortgage Pool" herein.

                                       The "PRE-FUNDING PERIOD" is the period from the Closing Date until the earliest of (i) the date after the Subsequent Transfer Date (as defined herein) on which the amount on deposit in the Pre-Funding Account is less than $50,000, (ii) the date on which an Event of Default occurs under the Pooling Agreement or (iii) June 30, 1998. The Original Pre-Funded Amount,
                                        as reduced from time to time by the amount thereof applied to the purchase of Subsequent
                                        Mortgage Loans is referred to herein as the "PRE-FUNDED AMOUNT." Any Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be distributed to the Holders of the Class A Certificates as an additional distribution of principal on the Distribution Date which follows the end of the Pre-Funding Period.

Capitalized Interest Account.......... On the Closing Date, a cash amount, as required by the Rating Agencies, will be deposited from the proceeds of the sale of the Offered Certificates in an account (the "CAPITALIZED
                                        INTEREST ACCOUNT") in the name of the Trustee on behalf of the Trust Fund. The amount deposited therein will be used, as necessary, by the Trustee during the Pre-Funding Period to fund the excess, if any, of (i) interest accruing on the excess of the aggregate
                                        Certificate


                                        Principal Balances over the aggregate Stated Principal Balances of the Mortgage Loans, plus the Trustee Fee accruing on such excess balance over (ii) reinvestment income on the Pre-
                                        Funded Amount. Any amounts remaining in the Capitalized Interest Account on the Distribution
                                        Date which follows the end of the Pre-Funding Period and not used for such purpose on such
                                        Distribution Date are required to be paid directly to the Company on such Distribution Date.

Distribution Date..................... The 20th day of each month or, if such day is not a Business Day, then the next succeeding
                                        Business Day, commencing in July 1998 (each, a "DISTRIBUTION DATE"). A "BUSINESS DAY" is any day other than Saturday or Sunday, or a day on which banking institutions in the States of
                                        New York, California or Illinois are authorized or obligated by law or executive order to be closed.

Determination Date.................... The second Business Day prior to each Distribution Date (each a "DETERMINATION DATE").

Due Period............................ "DUE PERIOD" means the period from and including the second day of the month preceding the month of such Distribution Date to and including the first day of the month of such
                                        Distribution Date.

Record Date........................... With respect to the first Distribution Date, the Closing Date, and with respect to each
                                        Distribution Date thereafter, the last Business Day of the month immediately preceding the month in which each Distribution Date occurs (each, a "RECORD DATE").

The Offered Certificates.............. The Offered Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of June 1, 1998, among the Company, the Master Servicer and the Trustee (the
                                        "POOLING AGREEMENT"). The Offered Certificates will have the following Pass-Through Rates,
                                        Certificate Principal Balances and other features as of the Cut-off Date:


                                                                                               Initial
                                                                                             Certificate
                                        Class                       Pass-Through Rate    Principal Balance
                                        Class A Certificates           (1)(5)                $624,000,000
                                        Class M-1 Certificates         (2)(5)                $ 72,000,000
                                        Class M-2 Certificates         (3)(5)                $ 56,000,000
                                        Class B Certificates           (4)(5)                $ 44,000,000


                                        (1)     On each Distribution Date, the Pass-Through Rate on the Class A Certificates will be equal to the lesser of (x) with respect to any Distribution Date which occurs on or prior to the Optional Termination Date (as defined herein), LIBOR plus ___% per annum and for any Distribution Date thereafter, LIBOR plus ____% per annum, (y) the
                                                Available Funds Cap (as defined below) and (z) the Lifetime Cap Rate (as defined below).

                                        (2)     On each Distribution Date, the Pass-Through Rate on the Class M-1 Certificates will be equal to the lesser of (x) with respect to any Distribution Date which occurs on or prior to the Optional Termination Date, LIBOR plus ____% per annum and for any
                                                Distribution Date thereafter, LIBOR plus ___% per

                                      S-8
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
                                                annum, (y) the Available Funds Cap and (z) the Lifetime Cap Rate.

                                        (3)     On each Distribution Date, the Pass-Through Rate on the Class M-2 Certificates will be equal to the lesser of (x) with respect to any Distribution Date which occurs on or prior to the Optional Termination Date, LIBOR plus ___% per annum and for any
                                                Distribution Date thereafter, LIBOR plus ___% per annum, (y) the Available Funds Cap and (z) the Lifetime Cap Rate.

                                        (4)     On each Distribution Date, the Pass-Through Rate on the Class B Certificates will be equal to the lesser of (x) with respect to any Distribution Date which occurs on or prior to the Optional Termination Date, LIBOR plus ___% per annum and for any
                                                Distribution Date thereafter, LIBOR plus ___% per annum, (y) the Available Funds Cap and (z) the Lifetime Cap Rate.

                                        (5)     The Pass-Through Rates for each Class of Offered Certificates generally will be limited to the Available Funds Cap. The "AVAILABLE FUNDS CAP" will be, with respect to any Distribution Date, the per annum rate equal to the weighted average of the
                                                Mortgage Rates of the Mortgage Loans as of the second day of the month preceding the month of such Distribution Date, weighted on the basis of the related Stated
                                                Principal Balances as of such date, minus the sum of the Servicing Fee Rate and the
                                                Trustee Fee Rate. The "LIFETIME CAP RATE" will be, with respect to any Distribution
                                                Date, the per annum rate equal to the weighted average of the maximum Mortgage Rates of the Mortgage Loans as of the second day of the month preceding the month of such
                                                Distribution Date, weighted on the basis of the related Stated Principal Balances as of such date, minus the sum of the Servicing Fee Rate and the Trustee Fee Rate.

                                       If on any Distribution Date, the Pass-Through Rate for an Offered Certificate is based on the Available Funds Cap, holders of such Certificates will be entitled to receive the
                                        Available Funds Cap Carryover Amount (as defined herein) on future Distribution Dates, subject to available funds on deposit in the Available Funds Cap Carryover Reserve Account as described herein. The ratings assigned to the Offered Certificates do not address the likelihood of the payment of any Available Funds Cap Carryover Amount. See "Description of
                                        Certificates" herein.

                                       The "INTEREST ACCRUAL PERIOD" means, with respect to each Distribution Date and class of
                                        Offered Certificates, the period from the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing
                                        Date) through the day before such Distribution Date. Interest on the Offered Certificates in
                                        respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

                                       The initial aggregate Certificate Principal Balance of the Subordinate Certificates will equal approximately 21.61% of the initial aggregate Certificate Principal Balance of the
                                        Offered Certificates. The initial aggregate Certificate Principal Balance of the Class B
                                        Certificates
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                                      S-9
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

                                        will approximately 5.53% of the initial aggregate Certificate Principal Balance of the
                                        Offered Certificates. The Subordinate Certificates are subordinate in right of distribution to the Class A Certificates to the extent described herein. The Class M-1 Certificates are subordinate to the Class A Certificates to the extent described herein. The Class M-2
                                        Certificates are subordinate to the Class A Certificates and the Class M-1 Certificates to
                                        the extent described herein. The Class B Certificates are subordinate to the Class A
                                        Certificates and the Class M Certificates to the extent described herein.

                                       On any date after the Closing Date, the "AGGREGATE CERTIFICATE PRINCIPAL BALANCE" is the sum
                                        of the Certificate Principal Balances of all classes of the Offered Certificates.

Certificate Registration.............. The DTC Registered Certificates will be represented by one or more certificates registered in the name of Cede & Co., as nominee of DTC. No Beneficial Owner will be entitled to receive a Certificate of such class in fully registered, certificated form (a "DEFINITIVE
                                        CERTIFICATE"), except under the limited circumstances described herein. Investors in the DTC
                                        Registered Certificates may elect to hold their Certificates through DTC, in the United
                                        States, or Cedel or Euroclear, in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. For further registration information and denomination amounts see
                                        "Description of Certificates" herein.

Interest Distributions................ Holders of each class of Offered Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest (as defined herein) on such class on each Distribution Date in the manner and priority set forth herein.

                                       With respect to any Distribution Date, "ACCRUED CERTIFICATE INTEREST" will be equal to, in respect of each class of Offered Certificates, one month's interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance immediately prior to such Distribution Date at the related Pass-Through Rate on such class less interest shortfalls incurred for the corresponding period on the Mortgage Loans relating to the
                                        Relief Act or similar legislation or regulations; provided that on any Distribution Date on which the Interest Remittance Amount (as defined herein) is insufficient to pay Accrued
                                        Certificate Interest on any class of Offered Certificates, the amount of such shortfall will be carried forward with interest thereon at the related Pass-Through Rate (such amount, an
                                        "UNPAID INTEREST SHORTFALL") and be payable on future Distribution Dates in the priority set forth herein, subject to available funds. Interest will be calculated on the basis of a 360-
                                        day year and the actual number of days elapsed.

                                       See "Description of Certificates-Interest Distributions" herein.

Principal Distributions............... Holders of the Offered Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the manner and priority set forth below and as more fully described herein, to the extent of the Principal Distribution Amount (as defined herein).

                                       On each Distribution Date (a) before the Stepdown Date (as defined herein) or (b) with respect to which a Trigger Event (as defined
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                                      S-10
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
                                        herein) is in effect, an amount equal to the Principal Distribution Amount will be distributed sequentially to the Class A, Class M-1, Class M-2 and Class B Certificates, in
                                        that order, until the aggregate Certificate Principal Balance of each such class has been reduced to zero.

                                       Following the occurrence of the Stepdown Date, and so long as no Trigger Event is in effect, holders of the Class A Certificates will be entitled to receive a distribution of principal on each Distribution Date equal to the Principal Distribution Amount or a portion thereof, in the manner and priority set forth herein.

                                       Following the earlier to occur of (i) the Stepdown Date, so long as no Trigger Event is in effect, or (ii) the retirement of the Class A Certificates and any Class M Certificates
                                        senior thereto, holders of the Class M Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the manner and priority set forth herein, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to the holders of the Class A Certificates and any class of Class M Certificates having a higher payment priority.

                                       Following the earlier to occur of (i) the Stepdown Date, so long as no Trigger Event is in effect, or (ii) the retirement of the Class A Certificates and the Class M Certificates,
                                        holders of the Class B Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the manner and priority set forth herein, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to the holders of the Class A Certificates and the Class M Certificates.

                                       See "Description of Certificates-Principal Distributions" herein.

Net Monthly Excess Cash
 Flow................................. Holders of the Offered Certificates may be entitled to receive additional distributions in respect of principal (included in the Principal Distribution Amount) on each Distribution
                                        Date to the extent of Net Monthly Excess Cash Flow. "NET MONTHLY EXCESS CASH FLOW" will consist primarily of the portion, if any, of the Interest Remittance Amount not required to pay Accrued Certificate Interest on the Offered Certificates and any Unpaid Interest
                                        Shortfall on the Class A Certificates. The Net Monthly Excess Cash Flow generally will be used as follows: (i) first, to pay any Unpaid Interest Shortfall on the Class A
                                        Certificates; (ii) second, as payments in respect of principal on the Offered Certificates to create overcollateralization until the Overcollateralization Amount (as defined herein)
                                        has reached the Required Overcollateralization Amount (as defined herein); (iii) third, to pay any Unpaid Interest Shortfall on the Subordinate Certificates and to reimburse the
                                        Subordinate Certificates for any Realized Losses (as defined herein) previously allocated thereto, in the order of priority described herein; (iv) fourth, to deposit into the
                                        Available Funds Cap Carryover Reserve Account the Available Funds Cap Carryover Amount, to
                                        the extent described herein; (v) fifth, to make payments to the Class C Certificates as described herein and (vi) sixth, to pay any balance remaining to the Class R Certificates.

                                      S-11
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
                                       See "Description of the Certificates -- Net Monthly Excess Cash Flow Distributions" herein.

Credit Enhancement.................... Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by the Company, the Master Servicer, the Trustee,
                                        or any affiliate thereof.

                                       The credit enhancement provided for the benefit of the Offered Certificateholders consists of (i) the subordination provisions provided herein, (ii) the initial Overcollateralization
                                        Amount (as defined herein) and (iii) overcollateralization provisions described below. On the Closing Date, the initial Overcollateralization Amount is expected to be approximately
                                        $4,000,000, equal to 0.50% of the sum of the Pool Principal Balance of the Closing Date
                                        Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount.

                                       Subordination: The rights of the holders of the Class M-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A Certificates, the rights of the holders of the Class M-2 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A Certificates and the Class M-1 Certificates, the rights of the holders of the Class B Certificates to receive distributions with respect to the
                                        Mortgage Loans will be subordinate to the rights of the holders of the Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates, in each case to the extent described herein and in the Prospectus.

                                       Overcollateralization: The subordination and cash flow provisions of the Trust Fund result in a limited acceleration of the Offered Certificates relative to the amortization of the
                                        Mortgage Loans. This acceleration feature creates overcollateralization which results from the excess of the aggregate principal balance of the Mortgage Loans over the Aggregate
                                        Certificate Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

                                       The actual level of overcollateralization may increase or decrease over time as described herein. An increase would result in a temporary period of accelerated amortization of the
                                        Offered Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Description of
                                        Certificates-Overcollateralization Provisions" herein.

Monthly Advances,
Servicing Advances and
Compensating Interest................. The Master Servicer will be obligated to make Monthly Advances (as defined below) on a
                                        Mortgage Loan unless it determines in accordance with accepted servicing practices that the amount of such Monthly Advance will ultimately not be recoverable from either payments to be made by the borrower of such Mortgage Loan (exclusive of any possibility of a deficiency judgment) or proceeds from the related Mortgaged Property. Monthly Advances may be funded by the Master Servicer from subsequent collections on the Mortgage Loans generally, and are reimbursable from late

                                      S-12
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
                                        collections of interest on any Mortgage Loan and from Liquidation Proceeds and Insurance
                                        Proceeds on the related Mortgage Loan. "MONTHLY ADVANCES" are amounts deposited in the
                                        Distribution Account by the Master Servicer equal to the sum of the interest portions (net of the Servicing Fees) of scheduled payments with respect to delinquent Mortgage Loans due during the related Due Period but not collected prior to the related Determination Date.
                                        Notwithstanding the Master Servicer's determination at the time such Monthly Advance was made that it would not be a nonrecoverable Monthly Advance, in the event such Monthly
                                        Advance becomes a nonrecoverable Monthly Advance, the Master Servicer will be entitled to reimbursement therefor from the Trust Fund prior to distributions in respect of the Offered
                                        Certificates.

                                       Subject to the Master Servicer's good faith determination that such action would not constitute a nonrecoverable Servicing Advance and that a prudent mortgage lender would make a like advance if it or an affiliate owned the Mortgage Loan, the Master Servicer is required to advance amounts with respect to the Mortgage Loans ("SERVICING ADVANCES")
                                        constituting "out-of-pocket" costs and expenses relating to (a) the preservation and restoration of the Mortgaged Property, (b) enforcement proceedings, including foreclosures and (c) certain other customary amounts described in the Pooling Agreement. Such Servicing
                                        Advances by the Master Servicer are reimbursable to the Master Servicer subject to certain conditions and restrictions. In the event that, notwithstanding the Master Servicer's good faith determination at the time such Servicing Advance was made, that it would not be a nonrecoverable Servicing Advance, such Servicing Advance becomes a nonrecoverable Servicing
                                        Advance, the Master Servicer will be entitled to reimbursement therefor from the Trust Fund prior to distributions in respect of the Offered Certificates. See "Pooling Agreement"
                                        herein.

                                       In addition, the Master Servicer will also be required to deposit Compensating Interest (as defined below) in the Distribution Account with respect to any full prepayment received on a
                                        Mortgage Loan during the related Due Period, out of its own funds without any right of reimbursement therefor. "COMPENSATING INTEREST" is an amount equal to the difference between
                                        (x) 30 days' interest at the Mortgage Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Relief Act, or as a result of any Debt
                                        Service Reduction (as defined herein) and net of the rate at which the Servicing Fee is calculated) on the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period and (y) to the extent not previously advanced, the interest paid by the mortgagor with respect to the Mortgage Loan during such Due Period. Notwithstanding the foregoing, the Master Servicer will not be required to pay Compensating Interest with respect to any Due Period in an amount in excess of the aggregate Servicing Fee received by the Master Servicer for such Due Period and any resulting shortfall will be borne by the
                                        Certificateholders to the extent not covered by Net Monthly Excess Cashflow Amounts.

Monthly Servicing Fee................. The Master Servicer is entitled to a fee equal to a per annum rate (the "SERVICING FEE
                                        RATE"), payable monthly at one-twelfth the annual
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                                      S-13
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
                                        rate, of the then outstanding principal amount of each Mortgage Loan as of the first day of each Due Period (the "SERVICING FEE").

Monthly Trustee Fee................... The Trustee is entitled to a fee (the "TRUSTEE FEE") equal to a per annum rate (the "TRUSTEE
                                        FEE RATE"), payable monthly at one-twelfth the annual rate, of the then outstanding principal amount of each Mortgage Loan and the Pre-Funded Amount, if any, as of the first day of each Due Period. The sum of the Servicing Fee Rate and the Trustee Fee Rate will equal 0.5075%.

Allocation of Losses;
 Subordination........................ On each Distribution Date following the application of all amounts distributable on such date, to the extent the aggregate Stated Principal Balance of the Mortgage Loans is less than the Aggregate Certificate Principal Balance due to Realized Losses, the Certificate
                                        Principal Balances of the Class B Certificates and Class M Certificates shall be reduced as follows, until such deficiency is fully allocated: first, the Certificate Principal Balance of the Class B Certificates shall be reduced, until the Certificate Principal Balance thereof has been reduced to zero; second, the Certificate Principal Balance of the Class M-2
                                        Certificates shall be reduced, until the Certificate Principal Balance thereof has been reduced to zero; and third, the Certificate Principal Balance of the Class M-1 Certificates
                                        shall be reduced, until the Certificate Principal Balance thereof has been reduced to zero.
                                        The Certificate Principal Balances of the Class A Certificates will not be so reduced and such Certificates will continue to be entitled to receive Accrued Certificate Interest on their balance subject to available funds. Any such reduction of the Certificate Principal
                                        Balance of a Subordinate Certificate will not be reversed or reinstated and the amount of such reduction will no longer bear interest. However, any loss allocated to a Subordinate
                                        Certificate may be repaid through the mechanics of the payment of the Net Monthly Excess
                                        Cash Flow as described herein.

Optional Termination.................. At its option, on any Distribution Date when the aggregate Stated Principal Balance of the
                                        Mortgage Loans is less than 10% of the sum of the Pool Principal Balance of the Closing Date
                                        Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount, the Master
                                        Servicer may purchase from the Trust Fund all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Certificates. In addition, if the Master
                                        Servicer does not exercise its option to terminate the Pooling Agreement within two
                                        Distribution Dates after such option vests, the holders of the Class C or Class R
                                        Certificates shall have the right to terminate the Pooling Agreement at the price described herein under "Pooling Agreement-Termination; Purchase of Mortgage Loans" herein. See
                                        "Pooling Agreement" herein and "The Agreements-Termination; Retirement of Securities" in the
                                        Prospectus.

Special Prepayment
 Considerations....................... The rate and timing of principal payments on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans. The Offered Certificates are subject to substantial inherent cash flow uncertainties. The Mortgage Loans may be prepaid at any time; however, a prepayment charge generally will be required where permissible.
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                                      S-14
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                                        The rate of prepayments on the Mortgage Loans is sensitive to the credit standing of the borrower, which may improve and thereby allow the borrower to refinance on more favorable terms, or may decline and thereby limit the borrower's ability to refinance. The rate of prepayments on mortgage loans that are 2/28 Loans, 3/27 Loans or 5/25 Loans and are in the initial fixed rate period, is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 Loans, 3/27 Loans and 5/25 Loans may differ from that of the other
                                        Mortgage Loans. As a 2/28 Loan, 3/27 Loan or 5/25 Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the
                                        Mortgage Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Mortgage Rate before adjustment. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                                        See "Certain Yield and Prepayment Considerations -- General" herein.

                                       Certificates with Subordination Features: As described herein, during certain periods all or a disproportionately large percentage of principal payments on the Mortgage Loans will be allocated to the Class A Certificates and during certain periods no principal payments will be distributed to the Subordinate Certificates. Unless the Certificate Principal Balance of
                                        the Class A Certificates has been reduced to zero, the Subordinate Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a
                                        Trigger Event is in effect on or after the Stepdown Date, the Subordinate Certificates will not be entitled to receive distributions in respect of principal until the Certificate
                                        Principal Balance of the Class A Certificates is reduced to zero. To the extent that no principal payments are distributed on the Subordinate Certificates, the Subordination (as
                                        defined herein) afforded the Class A Certificates by the Subordinate Certificates (together with the Overcollateralization Amount), in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate
                                        Certificates will be extended.

       `                               In addition, investors in each class of Subordinate Certificates should be aware that on and after the Distribution Date on which the Overcollateralization Amount has been reduced to approximately 0.50% of the sum of the Pool Principal Balance of the Closing Date Mortgage
                                        Loans as of the Cut-off Date and the Original Pre-Funded Amount, the most subordinate class of Subordinate Certificates then outstanding may receive more than such class' pro rata share of the Principal Distribution Amount for such Distribution Date.

                                        See "Description of Certificates-Principal Distributions" and "Certain Yield and Prepayment
                                        Considerations" herein and "Yield Considerations" and "Maturity and Prepayment
                                        Considerations" in the Prospectus. For further information regarding the effect of principal prepayments on the weighted average lives of the Offered

                                      S-15
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

                                        Certificates, see the tables entitled "Percent of Initial Certificate Principal Balance
                                        Outstanding at the Following Percentages of CPR" herein.

Special Yield
 Considerations....................... The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases of Mortgage Loans due to a breach of a representation and warranty) on the
                                        Mortgage Loans and the allocation thereof to reduce the Certificate Principal Balance of such class. Prepayment Interest Shortfalls resulting from principal prepayments in any calendar month will adversely affect the yield to investors in the Offered Certificates to the extent the Interest Remittance Amount (which includes Compensating Interest) is insufficient to pay Accrued Certificate Interest on the Offered Certificates. See
                                        "Description of Certificates-Distributions" herein.

                                       In general, if the Offered Certificates are purchased at a premium and principal distributions to such class occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.
                                        Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.

                                       The Offered Certificates were structured assuming, among other things, a Prepayment
                                        Assumption (as defined herein) of 25% CPR and corresponding weighted average lives as described herein. The prepayment, yield and other assumptions to be used for pricing purposes for the respective Offered Certificates may vary as determined at the time of sale.

                                       The multiple class structure of the Offered Certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors, as follows:

                                       Certificates with Subordination Features: The yield to investors on each class of
                                        Subordinate Certificates, and particularly on those classes of Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the
                                        Mortgage Loans (and the timing thereof), to the extent such losses are not covered by the
                                        Overcollateralization Amount (including overcollateralization created by the Net Monthly
                                        Excess Cash Flow) or by any other class of Subordinate Certificates having a lower payment priority, because the entire amount of such losses that are covered by Subordination will be allocable to such class or classes of Subordinate Certificates, as described herein.

                                       Investors in each class of Subordinate Certificates should also be aware that on any
                                        Distribution Date prior to the Stepdown Date or if on or after the Stepdown Date a Trigger
                                        Event is in effect, such class of Subordinate Certificates will not be entitled to distributions of principal until the Certificate Principal Balances of the Class A
                                        Certificates and each class of Subordinate Certificates senior thereto have been reduced to zero.
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                                      S-16
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                                       See "Certain Yield and Prepayment Considerations" herein and "Yield Considerations" in the
                                        Prospectus.

Certain Federal Income Tax
 Consequences......................... Two separate REMIC elections ("REMIC I" and "REMIC II") will be made with respect to the
                                        Trust Fund (exclusive of the Pre-Funding Account, the Capitalized Interest Account and the
                                        Available Funds Cap Carryover Reserve Account) for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under Sections 860A through 860G of the Code.

                                       For federal income tax purposes, (a) the Class R-I Certificates will be the sole class of
                                        "residual interests" in REMIC I, (b) each class of Offered Certificates (exclusive of the right of the Offered Certificates to receive amounts in respect of the Available Funds Cap
                                        Carryover Amount from the Available Funds Cap Carryover Reserve Account) and the Class C
                                        Certificates will represent ownership of "regular interests" in REMIC II and will generally be treated as representing ownership of debt instruments of REMIC II, and (c) the Class R-II
                                        Certificates will constitute the sole class of "residual interests" in REMIC II.

                                       The holders of the Offered Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. Each holder of an
                                        Offered Certificate will be required to allocate a portion of the purchase price paid for the Offered Certificates to the right to receive payments from the Available Funds Cap
                                        Carryover Reserve Account in respect of the Available Funds Cap Carryover Amount. The value of the right to receive any such Available Funds Cap Carryover Amount is a question of fact which could be subject to differing interpretations. Because the Available Funds Cap
                                        Carryover Amount is treated as a separate right of the Offered Certificates not payable by the REMICs, such right will not be treated as a qualifying asset for any Certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Available Funds Cap Carryover Reserve Account will not be qualifying real estate income for real estate investment trusts.

                                       For further information regarding the federal income tax consequences of investing in the
                                        Offered Certificates, see "Certain Federal Income Tax Consequences" herein and "Federal
                                        Income Tax Consequences" in the Prospectus; provided, however, that any reference therein to
                                        "regular interest" in a REMIC or to REMIC Regular Certificates shall be exclusive of the right to receive payments from the Available Funds Cap Carryover Reserve Account.

Legal Investment...................... THE CLASS M-2 AND CLASS B CERTIFICATES WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" FOR
                                        PURPOSES OF SMMEA. The Class A and Class M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class A

                                        Certificates and the Class M-1 Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.
                                        Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates are subject to restrictions on investment, capital requirements or otherwise. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them. See "Legal Investment" herein and "Legal Investment Matters" in the Prospectus.

ERISA Considerations.................. Subject to the considerations discussed under "ERISA Considerations" herein and in the
                                        Prospectus, Class A Certificates may be purchased by an employee benefit plan or other retirement arrangement (a "Plan") subject to the Employee Retirement Income Security Act of
                                        1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended
                                        (the "Code") which provides certain certifications or opinions of counsel, or, for purchasers of a DTC Registered Certificate, is deemed to provide certain representations. A fiduciary of a Plan should consider whether the purchase of an Offered Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. See
                                        "ERISA Considerations" herein and in the Prospectus.

Ratings............................... It is a condition to the issuance of the Class A Certificates that they be rated "AAA" by
                                        Standard & Poor's and Aaa by Moody's (Standard & Poor's and Moody's are collectively referred to herein as the "RATING AGENCIES"). It is a condition to the issuance of the Class
                                        M-1, Class M-2 and Class B Certificates that they be rated not lower than "AA", "A" and
                                        "BBB", respectively, by Standard & Poor's and Aa2, A2 and Baa, respectively, by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans or the corresponding effect on yield to investors. The ratings do not address the likelihood of the payment of any Available Funds Cap Carryover Amount. See "Certain Yield and Prepayment Considerations"
                                        and "Ratings" herein and "Yield Considerations" and "Maturity and Prepayment Considerations"
                                        in the Prospectus.

                                  RISK FACTORS


     Prospective Certificateholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Offered Certificates:

SUBORDINATION

     As described herein, during certain periods all or a disproportionately large percentage of principal payments on the Mortgage Loans will be allocated to the Class A Certificates and, during certain periods, no principal payments will be distributed to the Subordinate Certificates. Unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Subordinate Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, on or after the Stepdown Date, if a Trigger Event is in effect, no class of Subordinate Certificates will be entitled to receive distributions in respect of principal until the Certificate Principal Balance of the Class A Certificates and each class of Subordinate Certificates senior thereto have been reduced to zero. To the extent that no principal payments are distributed on the Subordinate Certificates, the Subordination afforded the Class A Certificates by the Subordinate Certificates (together with the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow)), in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Certificates will be extended.

     In addition, investors in each class of Subordinate Certificates should be aware that on and after the Distribution Date on which the Overcollateralization Amount has been reduced to approximately 0.50% of the sum of the Pool Principal Balance of the Closing Date Mortgage Loans as of the Closing Date and the Original Pre-Funded Amount, the most subordinate class of Subordinate Certificates then outstanding may receive more than such class' pro rata share of the Principal Distribution Amount for such Distribution Date.

     The yield to investors on each class of Subordinate Certificates, and particularly on those classes of Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow) or by any other class of Subordinate Certificates having a lower payment priority, because the entire amount of such losses that are covered by Subordination will be allocable to such class or classes of Subordinate Certificates, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any class of Subordinate Certificates may be adversely affected by losses even if such class does not ultimately bear such loss.

MORTGAGE RATES REDUCING THE PASS-THROUGH RATE ON THE OFFERED CERTIFICATES

     The calculation of the Pass-Through Rate on the Offered Certificates is based upon (i) the value of an index (the London interbank offered rate for one-month deposits of U.S. dollars, "LIBOR") which is different from the rate applicable to the Mortgage Loans as described under "Description of The Mortgage Pool" (either as a result of the use of a fixed rate for an initial period of six months, two years, three years or five years or a different index, rate determination date or rate adjustment date on the Mortgage Loans) and (ii) the weighted average of the Mortgage Rates of the Mortgage Loans, which are subject to periodic reset caps, maximum Mortgage Rates and minimum Mortgage Rates. 17.56% of the Initial Mortgage Loans by Cut-off Date Pool Principal Balance adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits ("SIX-MONTH LIBOR"). 74.78% of the Initial Mortgage Loans by Cut-off Date Pool Principal Balance are 2/28 Loans that provide for a fixed interest rate for a period of approximately two years following origination, 6.38% of the Initial Mortgage Loans by Cut-off Date Pool Principal Balance are 3/27 Loans that provide for a fixed interest rate for a period of approximately three years following origination and 1.27% of the Initial Mortgage Loans by Cut-off Date Pool Principal Balance are 5/25 Loans that provide for a fixed interest rate for a period of approximately five years following origination, and in each case, adjust thereafter based on Six-Month LIBOR subject to the limitations described herein. However, the Pass-Through Rates on the Offered Certificates adjust monthly based upon LIBOR as described under "Description of Certificates-Interest Distributions" herein, subject to the Available Funds Cap. Consequently, the interest which becomes due on the Mortgage Loans (net of the Servicing Fee and the Trustee Fee) during any Due Period may not equal the amount of interest that would accrue at LIBOR plus the Certificate Margin (as defined herein) on the Offered Certificates during the related Interest Accrual Period.

     In particular, the Pass-Through Rates on the Offered Certificates adjust monthly, while the Mortgage Rates of the Mortgage Loans adjust less frequently with the result that in a rising interest rate environment, (i) collections on the Mortgage Loans in respect of interest may be less than would be the case if the interest rates on the Mortgage Loans were adjusted monthly and (ii) the Available Funds Cap may limit increases in the Pass-Through Rate on the Offered Certificates for extended periods. In addition, LIBOR and Six-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that LIBOR may rise during periods in which Six-Month LIBOR is stable or is falling or that, even if both LIBOR and Six-Month LIBOR rise during the same period, LIBOR may rise more rapidly than Six-Month LIBOR. Furthermore, if the Available Funds Cap determines the Pass-Through Rate on the Offered Certificates for a Distribution Date, the value of the Offered Certificates will be temporarily or permanently reduced.

NATURE OF COLLATERAL

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Offered Certificateholders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fails to provide adequate security for the related Mortgage Loans, holders of Offered Certificates could experience a loss.

EARLY DEFAULTS

     Substantially all of the Mortgage Loans were originated on or after January 1, 1998. The weighted average remaining term to stated maturity of the Initial Mortgage Loans (by Cut-off Date Pool Principal Balance) is approximately 358 months. Although little data is available, defaults on mortgage loans, including mortgage loans similar to the Mortgage Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans.

PREPAYMENT CONSIDERATIONS

     All of the Mortgage Loans may be prepaid in whole or in part at any time. Where permitted by law and the related loan documentation program, the borrower under the Mortgage Loan generally will be required to pay a prepayment charge in connection with any voluntary prepayment. Mortgage loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and neither the Company nor the Seller is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Prepayments on the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer will be required by the Pooling Agreement to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Certain Legal Aspects of Mortgage Loans-Enforceability of Certain Provisions" in the Prospectus.

     The rate of prepayments on the Mortgage Loans is sensitive to the credit standing of the borrower, which may improve and thereby allow the borrower to refinance on more favorable terms, or may decline and thereby limit the borrower's ability to refinance. The rate of prepayments on mortgage loans that are 2/28 Loans, 3/27 Loans or 5/25 Loans and are in the initial fixed rate period, is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 Loans, 3/27 Loans and 5/25 Loans may differ from that of the other Mortgage Loans. As a 2/28 Loan, 3/27 Loan or 5/25 Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the Mortgage Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Mortgage Rate before adjustment. The existence of the applicable periodic reset cap, maximum Mortgage Rate and minimum Mortgage Rate also may affect the likelihood of prepayments resulting from refinancings. Generally, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans, the rate of prepayments is likely to decrease. The average life of the Offered Certificates and, if purchased at other than par, the yields realized by holders of the Offered Certificates will be sensitive to levels of payment on the Mortgage Loans. In general, the yield on an Offered Certificate that is purchased at a premium from the outstanding principal amount thereof may be adversely affected by a higher than anticipated level of prepayments of the Mortgage Loans. Conversely, the yield on an Offered Certificate that is purchased at a discount from the outstanding principal amount thereof may be adversely affected by a lower than anticipated level of prepayments. See "Certain Yield and Prepayment Considerations" herein.

LIMITATIONS ON CREDIT ENHANCEMENT

     Credit enhancement will be provided for the Class A Certificates by the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow) and the Subordination provided by the Subordinate Certificates as described herein. Credit enhancement will be provided for the Subordinate Certificates by the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow) and the Subordination provided by any class of Subordinate Certificates subordinate thereto. In addition, credit enhancement for the Subordinate Certificates includes the limited availability of Net Monthly Excess Cash Flow to pay amounts related to Realized Losses allocated to the Subordinate Certificates, in the manner and to the extent described herein. None of the Company, the Master Servicer, the Trustee, the Seller nor any of their affiliates will have any obligation to replace or supplement such credit enhancement, or to take any other action to maintain any rating of the Offered Certificates.

UNDERWRITING STANDARDS OF THE MORTGAGE LOANS

     All of the Mortgage Loans are sub-prime mortgage loans and were underwritten generally in accordance with underwriting standards described under "WMC Mortgage Corp.'s Loan Program" herein, which are less stringent than guidelines for "A" or prime quality borrowers. Such borrowers may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" or prime quality borrowers. Accordingly, sub-prime mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with "A" or prime quality underwriting guidelines. Any such losses, to the extent not covered by the Subordination, may affect the yield to maturity of the Offered Certificates.

     In addition, the principal balances of a number of the Mortgage Loans exceed the amount of a mortgage loan eligible for purchase by FNMA or FHLMC. Because such Mortgage Loans have larger balances, the amount of losses on such Mortgage Loans may be greater than on Mortgage Loans with smaller balances such as those eligible for purchase by FNMA or FHLMC.

LIMITED SUB-PRIME SERVICING EXPERIENCE

     Prior to June 1997, the Master Servicer sold all of its sub-prime mortgage loans in whole loan transactions on a servicing released basis and consequently, there is currently very limited historical loss and delinquency data relating to its sub-prime mortgage loan portfolio. The Master Servicer has significant prior experience in servicing prime mortgage loans, but it has serviced sub-prime mortgage loans on a servicing retained basis only since August 1997. While the Master Servicer believes that its historical experience in servicing prime mortgage loans will be helpful in servicing its sub-prime mortgage loan portfolio, the servicing of sub-prime mortgage loans requires special skill and diligence. Holders of the Offered Certificates, in general, and the Subordinate Certificates, in particular, will be relying on the ability of the Master Servicer to adequately service sub-prime mortgage loans and the risk of any failure by the Master Servicer to adequately service the Mortgage Loans will be borne by the holders of the Offered Certificates.

GEOGRAPHIC CONCENTRATION MAY AFFECT PERFORMANCE.

     Approximately 24.72%, 6.28%, 6.22% and 5.16% (by Cut-off Date Pool Principal Balance) of the Mortgage Loans are secured by Mortgaged Properties in California, Minnesota, Washington and Illinois, respectively. To the extent that the related region has experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, such a concentration of the Mortgage Loans may be expected to exacerbate the foregoing risks. The Seller and the Company can neither quantify the impact of any recent property value declines on the Mortgage Loans nor predict whether, to what extent or for how long such declines may continue.

     In addition, 4.92% of the Initial Mortgage Loans (by Cut-off Date Pool Principal Balance) are secured by Mortgaged Properties located in Texas. A significant number of such Mortgage Loans are home equity loans ("TEXAS HOME EQUITY LOANS"). The Texas Constitution was recently amended to legalize Texas Home Equity Loans, but significant limitations were imposed on permitted terms, conditions and practices incident to their creation. For example, Texas Home Equity Loans must be made without recourse for personal liability against the homestead owner(s) or their spouse(s) (except in the case of actual fraud on their part in obtaining the loan) and may be foreclosed upon only by court order. Further, holders of Texas Home Equity Loans face unique legal risks and uncertainties that they do not customarily confront with equity take-out mortgages in other states. For example, if any of the requirements that are addressed in the amendment to the Texas Constitution (such as limitations on fees charged to the borrower, disclosures to the borrower or matters to be provided for in the closing documents) are not met, the lien may be invalid. There are also similar risks involved in servicing Texas Home Equity Loans (such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the mortgage loan.

CERTAIN ORIGINATION FEES

     Fees earned on the origination of loans, placement of related insurance and other services provided by the Seller and certain of its affiliates are often paid by the borrower out of related loan proceeds. From time to time, in the ordinary course of their businesses, originators of mortgage loans, including the Seller, have been named in legal actions brought by mortgagors challenging the amount or method of imposing or disclosing such fees. To date, no such action has been decided against the Seller or any of its affiliates, and the Seller represents that any pending litigation will not have a materially adverse effect on the Seller's ability to perform its obligations under the Purchase Agreement and the Pooling Agreement. If such an action against the Seller with respect to any Mortgage Loan were successful, a court might require that the principal balances of the related Mortgage Loans be reduced by the amount of contested fees or charges. Any such reductions could result in substantial Realized Losses during one or more Due Periods, and may result in losses on one or more classes of the Offered Certificates.

ADDITIONAL MORTGAGE LOANS AND SUBSEQUENT MORTGAGE LOANS

     Following the transfer of Additional Mortgage Loans and/or Subsequent Mortgage Loans to the Trust Fund, the Seller anticipates that the statistical characteristics of the Mortgage Loans will vary somewhat from those of the Initial Mortgage Loans measured as of the Cut-off Date and presented herein. Any purchase of Additional Mortgage Loans and Subsequent Mortgage Loans by the Trust Fund is subject to the following conditions, among others: (i) each such Mortgage Loan must satisfy the representations and warranties specified in the Purchase Agreement and in the Pooling Agreement; (ii) the Seller will not select such Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders; and (iii) as of the Closing Date or Subsequent Cut-off Date, as applicable, the Mortgage Loans will satisfy the criteria described herein under "Description of The Mortgage Pool--Purchase of Additional Mortgage Loans and Subsequent Mortgage Loans."

MANDATORY PREPAYMENT OF THE CLASS A CERTIFICATES

     If the principal amount of eligible Subsequent Mortgage Loans available during the Pre-Funding Period and sold by the Company to the Trust Fund is less than 100% of the Original Pre-Funded Amount, a prepayment of principal to the Holders of the Class A Certificates will occur as described herein. Although no assurances can be given, the Seller expects that the principal amount of Subsequent Mortgage Loans will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the holders of the Class A Certificates from the Pre-Funding Account. See "Description of The Mortgage Pool-Purchase of Additional Mortgages Loans and Subsequent Mortgage Loans" herein and "Description of the Securities-Pre-Funding Account" in the Prospectus.

CERTAIN TRUTH-IN-LENDING CONSIDERATIONS

     It is possible that some Mortgage Loans included in the Mortgage Pool will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "RIEGLE ACT") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to owner-occupied non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10 percentage points greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400 (the $400 amount is adjusted annually based on changes in the Consumer Price Index for the prior year). The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995.These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. The Seller will represent and warrant in the Pooling Agreement that each of the Mortgage Loans was originated in compliance with all applicable laws, including the Truth-In-Lending Act as amended. The Seller, upon breaching any such representation and warranty, will be required by the Pooling Agreement to repurchase the related Mortgage Loan at a price equal to the principal amount thereof plus accrued interest thereon or to substitute a qualified mortgage loan for such Mortgage Loan. The amount of such purchase price will be treated as a principal prepayment of the related Mortgage Loan.


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Loans were originated directly or indirectly by the Seller in accordance with the policies set forth under "WMC Mortgage Corp.'s Loan Program." All of the Mortgage Loans are mortgage loans bearing adjustable interest rates (having initial fixed rate periods of six months, two years, three years or five years) (the "MORTGAGE RATES") and evidenced by promissory notes (the "MORTGAGE NOTES") secured by first deeds of trust or mortgages on Mortgaged Properties.

     The statistical information presented in this Prospectus Supplement reflects the pool of Closing Date Mortgage Loans as of the date hereof (the "INITIAL MORTGAGE LOANS") and is based on the assumption that all scheduled payments on the Mortgage Loans due during the period from the date hereof to and including the Cut-off Date have been received by the Company. As of the Cut-off Date, the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans is $622,180,906.56 (the "CUT-OFF DATE POOL PRINCIPAL BALANCE"). On or subsequent to the Closing Date, the Trust Fund will also purchase, to the extent available, approximately $178,000,000 of Additional Mortgage Loans and/or Subsequent Mortgage Loans.

     The Initial Mortgage Loans will have the characteristics set forth below as of the Cut-off Date. The Loan-to-Value Ratios shown below were calculated based upon the lowest of (i) the appraised values of the Mortgaged Properties at the time of origination, (ii) a review appraisal and (iii) the purchase price of the Mortgaged Property.

     No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the Mortgage Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balance of any Mortgage Loan becomes equal to or greater than the value of the Mortgaged Property, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

MORTGAGE LOANS

     As of the Cut-off Date, the Cut-off Date Pool Principal Balance of the Initial Mortgage Loans will be $622,180,906.56; the Mortgage Rates of the Initial Mortgage Loans will range from 5.75% to 14.25%; the weighted average LTV of the Initial Mortgage Loans will be 77.63%; the weighted average Mortgage Rate of the Initial Mortgage Loans will be 9.90%; the weighted average remaining term to maturity of the Initial Mortgage Loans will be 357.68 months; and the weighted average original term to maturity of the Initial Mortgage Loans will be 359.73 months. The remaining terms to maturity as of the Cut-off Date of the Initial Mortgage Loans will range from 177 months to 360 months. The original term to maturity of the Initial Mortgage Loans will range from 180 months to 360 months. The principal balances of the Initial Mortgage Loans at origination ranged from $15,400 to $750,000, and the Cut-off Date Principal Balances of the Initial Mortgage Loans will range from $15,385.58 to $747,810.75 respectively. As of the Cut-off Date, no Initial Mortgage Loan will have a scheduled maturity date later than July 2028.

     All of the Initial Mortgage Loans will have maximum Mortgage Rates. As of the Cut-off Date, the weighted average maximum Mortgage Rate of the Initial Mortgage Loans will be 16.40% with maximum Mortgage Rates that range from 12.25% to 20.75%. The Initial Mortgage Loans will have a weighted average gross margin as of the Cut-off Date of 6.72%. As of the Cut-off Date, the gross margins for the Initial Mortgage Loans will range from 2.25% to 8.50%.

     Approximately $109,275,845.27 or 17.56% of the Initial Mortgage Loans by Cut-off Date Pool Principal Balance will be Six-Month LIBOR Loans. The Six-Month LIBOR Loans have a periodic reset cap of 1%.

     Approximately $465,288,359.35 or 74.78% of the Initial Mortgage Loans by Cut-off Date Pool Principal Balance will be 2/28 Loans. On the first adjustment date the 2/28 Loans will have a periodic reset cap of 3%. After the first adjustment, the 2/28 Loans have a periodic reset cap of 1%.

     Approximately $39,697,322.80 or 6.38% of the Initial Mortgage Loans by Cut-off Date Pool Principal Balance will be 3/27 Loans. On the first adjustment date the 3/27 Loans will have a periodic reset cap of 3%. After the first adjustment, the 3/27 Loans have a periodic reset cap of 1%.

     Approximately $7,919,379.14 or 1.27% of the Initial Mortgage Loans by Cut-off Date Pool Principal Balance will be 5/25 Loans. On the first adjustment date the 5/25 Loans will have a periodic reset cap of 3%. After the first adjustment, the 5/25 Loans have a periodic reset cap of 1%.

     Although none of the Initial Mortgage Loans will be more than 30 days contractually past due as of the Cut-off Date, approximately 76.84% of the Initial Mortgage Loans (by Cut-off Date Pool Principal Balance) did not have a first payment date prior to May 1, 1998 and thus could not be more than 30 days past due as of the Cut-off Date, and as of the Cut-off Date, approximately 40.07% of the Initial Mortgage Loans (by Cut-off Date Pool Principal Balance) will not have a first payment date earlier than June 1, 1998.

     The following information sets forth in tabular format certain characteristics of the Initial Mortgage Loans as of the Cut-off Date. Due to rounding, percentages in the columns entitled "% of Cut-off Date Pool Principal Balance" may not total 100%.

                                 PROPERTY TYPE

                              Number of                          % of Cut-off
                               Initial                            Date Pool
                               Mortgage         Cut-off Date      Principal
Property Type                   Loans        Principal Balance     Balance
-------------------------
Single Family Detached           4,929          $509,394,983.60      81.87%
PUD Single Family                  300            46,198,253.43       7.43
Duplex                             290            27,308,158.94       4.39
Condominium                        217            19,096,991.86       3.07
Single Family Four Unit             63             8,463,331.78       1.36
Triplex                             67             7,535,709.68       1.21
PUD Project                         38             4,183,477.27       0.67
                                 -----          ---------------     ------
       Totals:                   5,904          $622,180,906.56     100.00%
                                 =====          ===============     ======


                               OCCUPANCY TYPE (1)

                                                           % of Cut-off
                       Number of                             Date Pool
                     Initial Mortgage    Cut-off Date        Principal
Occupancy Type        Loans            Principal Balance       Balance
----------------
Primary Home              5,408         $583,648,836.65         93.81%
Investment                  460           34,154,434.19          5.49
Second Home                  36            4,377,635.72          0.70
                          -----         ---------------        ------
      Totals:             5,904         $622,180,906.56        100.00%
                          =====         ===============        ======

(1) Based upon representations made by the borrowers at the time of origination of such Mortgage Loans.

                            LOAN-TO-VALUE RATIOS(1)



                                                                 % of Cut-off
                              Number of                           Date Pool
                           Initial Mortgage     Cut-off Date      Principal
Loan-to-Value Ratio            Loans         Principal Balance    Balance
-------------------
    10.01% - 15.00%                 3        $    117,897.58         0.02%
    15.01% - 20.00%                 4             155,995.26         0.03
    20.01% - 25.00%                 6             244,627.79         0.04
    25.01% - 30.00%                 7             576,248.11         0.09
    30.01% - 35.00%                23           2,038,194.17         0.33
    35.01% - 40.00%                16             904,134.36         0.15
    40.01% - 45.00%                25           1,504,392.13         0.24
    45.01% - 50.00%                53           4,572,473.82         0.73
    50.01% - 55.00%                64           7,057,417.36         1.13
    55.01% - 60.00%               165          13,814,535.49         2.22
    60.01% - 65.00%               530          43,511,233.94         6.99
    65.01% - 70.00%               618          61,661,995.74         9.91
    70.01% - 75.00%             1,251         118,719,341.08        19.08
    75.01% - 80.00%             1,585         172,631,807.71        27.75
    80.01% - 85.00%               857          95,210,772.60        15.30
    85.01% - 90.00%               694          98,800,566.76        15.88
    90.01% - 95.00%                 3             659,272.66         0.11
                                -----        ---------------       ------
Totals:                         5,904        $622,180,906.56       100.00%
                                =====        ===============       ======

(1) The Loan-to-Value Ratios ("LTV") shown above are equal, with respect to each Mortgage Loan, to (i) the original principal balance of such Mortgage Loan at the date of origination divided by (ii) the lowest of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan, (b) a review appraisal and (c) the purchase price of the Mortgaged Property.

                        CUT-OFF DATE PRINCIPAL BALANCES



                                                                 % of Cut-off
                              Number of                           Date Pool
                           Initial Mortgage     Cut-off Date      Principal
Principal Balances             Loans         Principal Balance    Balance
------------------

  10,000.01  -  $ 20,000.00       40         $    752,428.16          0.12%
  20,000.01  -    30,000.00      292            7,537,236.21          1.21
  30,000.01  -    40,000.00      480           17,053,109.22          2.74
  40,000.01  -    50,000.00      530           23,944,095.34          3.85
  50,000.01  -    60,000.00      608           33,680,073.13          5.41
  60,000.01  -    70,000.00      520           33,890,535.45          5.45
  70,000.01  -    80,000.00      466           34,870,169.15          5.60
  80,000.01  -    90,000.00      397           33,843,569.07          5.44
 90,000.01  -    100,000.00      349           33,233,372.58          5.34
100,000.01  -    110,000.00      324           33,996,512.73          5.46
110,000.01  -    120,000.00      304           35,038,935.86          5.63
120,000.01  -    130,000.00      209           26,151,702.93          4.20
130,000.01  -    140,000.00      179           24,090,084.98          3.87
140,000.01  -    150,000.00      146           21,243,190.02          3.41
150,000.01  -    160,000.00      127           19,731,178.39          3.17
160,000.01  -    170,000.00      111           18,282,770.36          2.94
170,000.01  -    180,000.00       88           15,470,797.97          2.49
180,000.01  -    190,000.00       71           13,160,712.84          2.12
190,000.01  -    200,000.00       83           16,273,182.11          2.62
200,000.01  -    210,000.00       51           10,412,302.01          1.67
210,000.01  -    220,000.00       45            9,661,963.10          1.55
220,000.01  -    230,000.00       34            7,620,534.78          1.22
230,000.01  -    240,000.00       35            8,265,854.14          1.33
240,000.01  -    250,000.00       32            7,834,241.45          1.26
250,000.01  -    260,000.00       36            9,163,814.79          1.47
260,000.01  -    270,000.00       27            7,159,667.18          1.15
270,000.01  -    280,000.00       28            7,724,592.00          1.24
280,000.01  -    290,000.00       21            6,009,071.25          0.97
290,000.01  -    300,000.00       22            6,491,233.09          1.04
300,000.01  -    310,000.00       14            4,283,412.02          0.69
310,000.01  -    320,000.00       23            7,261,532.64          1.17
320,000.01  -    330,000.00       17            5,528,631.36          0.89
330,000.01  -    340,000.00       19            6,410,872.27          1.03
340,000.01  -    350,000.00       17            5,895,461.69          0.95
350,000.01  -    360,000.00       10            3,562,916.06          0.57
360,000.01  -    370,000.00       11            4,012,959.84          0.64
370,000.01  -    380,000.00       14            5,272,467.66          0.85
380,000.01  -    390,000.00        5            1,933,786.65          0.31
390,000.01  -    400,000.00       17            6,742,063.29          1.08
400,000.01  -    450,000.00       42           17,988,500.21          2.89
450,000.01  -    500,000.00       44           21,182,262.71          3.40
500,000.01  -    550,000.00        6            3,153,313.96          0.51
550,000.01  -    600,000.00        5            2,970,493.39          0.48
600,000.01  -    650,000.00        2            1,250,471.11          0.20
650,000.01  -    700,000.00        1              677,990.10          0.11
700,000.01  -    750,000.00        2            1,466,841.31          0.24
                               -----         ---------------        ------
Totals:                        5,904         $622,180,906.56        100.00%
                               =====         ===============        ======

                           GEOGRAPHIC DISTRIBUTION(1)

                                                                 % of Cut-off
                              Number of                           Date Pool
                           Initial Mortgage     Cut-off Date      Principal
Geographic Area                Loans         Principal Balance    Balance
---------------

Alabama                          15          $  1,263,359.59          0.20%
Alaska                           56             6,752,947.30          1.09
Arizona                         228            24,671,951.99          3.97
Arkansas                         57             3,569,368.14          0.57
California                      835           153,777,554.24         24.72
Colorado                        205            23,170,518.57          3.72
Connecticut                      50             4,177,125.33          0.67
Delaware                          4               337,721.58          0.05
District of Columbia             20             1,809,505.50          0.29
Florida                         173            13,486,419.40          2.17
Georgia                          47             3,758,341.86          0.60
Hawaii                           27             7,043,638.47          1.13
Idaho                            68             5,786,928.74          0.93
Illinois                        334            32,133,016.63          5.16
Indiana                         111             5,382,239.85          0.87
Iowa                             54             3,296,919.39          0.53
Kansas                           65             4,343,022.34          0.70
Kentucky                         15               818,196.47          0.13
Louisiana                       105             8,133,704.80          1.31
Maine                            32             2,743,799.02          0.44
Maryland                         76             9,337,638.18          1.50
Massachusetts                    49             5,028,172.73          0.81
Michigan                        161            12,026,692.61          1.93
Minnesota                       454            39,046,560.70          6.28
Mississippi                      90             4,837,100.15          0.78
Missouri                        254            15,464,383.34          2.49
Montana                          43             3,429,494.45          0.55
Nebraska                         49             2,867,713.64          0.46
Nevada                          161            20,006,443.28          3.22
New Hampshire                     9             1,165,376.22          0.19
New Jersey                      146            19,337,638.38          3.11
New Mexico                       80             8,359,135.63          1.34
New York                        126            16,304,141.25          2.62
North Carolina                   78             6,663,336.80          1.07
North Dakota                      8               429,154.31          0.07
Ohio                            109             6,902,071.13          1.11
Oklahoma                         61             3,504,936.57          0.56
Oregon                          189            21,635,041.54          3.48
Pennsylvania                    130             9,532,728.11          1.53
Rhode Island                      9               793,665.66          0.13
South Carolina                   21             2,259,182.13          0.36
South Dakota                     21             1,433,999.16          0.23
Tennessee                        50             4,611,243.15          0.74
Texas                           357            30,624,501.64          4.92
Utah                             91            10,789,128.03          1.73
Vermont                          22             2,216,664.60          0.36
Virginia                         68             6,636,949.90          1.07
Washington                      312            38,728,605.62          6.22
West Virginia                    19             1,295,538.35          0.21
Wisconsin                       151             9,780,785.17          1.57
Wyoming                           9               676,604.92          0.11
                              -----          ---------------        ------
     Totals:                  5,904          $622,180,906.56        100.00%
                              =====          ===============        ======

(1) Determined by property address designated as such in the related Mortgage.

                          CUT-OFF DATE MORTGAGE RATES

                                                                 % of Cut-off
                              Number of                           Date Pool
                           Initial Mortgage     Cut-off Date      Principal
Mortgage Rates                 Loans         Principal Balance    Balance
--------------

     5.501%   -    6.001%          4           $    419,281.14       0.07%
     6.001%  -     6.500%          5                441,381.13       0.07
     6.501%  -     7.000%         20              2,504,544.51       0.40
     7.001%  -     7.500%         53              7,590,636.35       1.22
     7.501%  -     8.000%        120             19,570,208.38       3.15
     8.001%  -     8.500%        274             41,492,671.05       6.67
     8.501%  -     9.000%        542             77,511,726.59      12.46
     9.001%  -     9.500%        718             89,447,509.09      14.38
     9.501%  -    10.000%      1,060            124,240,366.17      19.97
    10.001%  -    10.500%        935             91,436,527.26      14.70
    10.501%  -    11.000%      1,261            102,396,967.58      16.46
    11.001%  -    11.500%        574             40,220,239.18       6.46
    11.501%  -    12.000%        226             17,330,381.99       2.79
    12.001%  -    12.500%         66              4,606,901.95       0.74
    12.501%  -    13.000%         36              2,235,611.04       0.36
    13.001%  -    13.500%          8                655,125.07       0.11
    13.501%  -    14.000%          1                 39,542.37       0.01
    14.001%  -    14.500%          1                 41,285.71       0.01
                               -----           ---------------     ------
Totals:                        5,904           $622,180,906.56     100.00%
                               =====           ===============     ======



                                 GROSS MARGINS

                                                                 % of Cut-off
                              Number of                           Date Pool
                           Initial Mortgage     Cut-off Date      Principal
Gross Margins                  Loans         Principal Balance    Balance
-------------

    2.001%  -    3.000%             1        $     59,845.73          0.01%
    4.001%  -    5.000%             9             757,895.27          0.12
    5.001%  -    6.000%           258          29,221,317.71          4.70
    6.001%  -    7.000%         4,565         469,829,356.71         75.51
    7.001%  -    8.000%         1,066         121,913,138.49         19.59
    8.001%  -    9.000%             5             399,352.65          0.06
                                -----        ---------------        ------
Totals:                         5,904        $622,180,906.56        100.00%
                                =====        ===============        ======

                             MAXIMUM MORTGAGE RATES


                                                                 % of Cut-off
                              Number of                           Date Pool
                           Initial Mortgage     Cut-off Date      Principal
Maximum Mortgage Rates         Loans         Principal Balance    Balance
----------------------

    12.001%  -    13.000%             9      $    860,662.27          0.14%
    13.001%  -    14.000%            73        10,095,180.86          1.62
    14.001%  -    15.000%           392        60,737,035.40          9.76
    15.001%  -    16.000%         1,264       167,317,641.09         26.89
    16.001%  -    17.000%         2,000       216,131,023.71         34.74
    17.001%  -    18.000%         1,831       142,569,987.16         22.91
    18.001%  -    19.000%           288        21,442,606.21          3.45
    19.001%  -    20.000%            45         2,945,941.78          0.47
    20.001%  -    21.000%             2            80,828.08          0.01
                                  -----      ---------------        ------
Totals:                           5,904      $622,180,906.56        100.00%
                                  =====      ===============        ======


                             MINIMUM MORTGAGE RATES


                                                                 % of Cut-off
                              Number of                           Date Pool
                           Initial Mortgage     Cut-off Date      Principal
Minimum Mortgage Rates         Loans         Principal Balance    Balance
----------------------

      5.001%  -    6.000%             4      $    419,281.14          0.07%
      6.001%  -    7.000%            25         2,945,925.64          0.47
      7.001%  -    8.000%           173        27,160,844.73          4.37
      8.001%  -    9.000%           816       119,004,397.64         19.13
     9.001%  -    10.000%         1,778       213,687,875.26         34.34
    10.001%  -    11.000%         2,196       193,833,494.84         31.15
    11.001%  -    12.000%           800        57,550,621.17          9.25
    12.001%  -    13.000%           102         6,842,512.99          1.10
    13.001%  -    14.000%             9           694,667.44          0.11
    14.001%  -    15.000%             1            41,285.71          0.01
                                  -----      ---------------        ------
Totals:                           5,904      $622,180,906.56        100.00%
                                  =====      ===============        ======

                         MONTH OF NEXT RATE ADJUSTMENT


                                                                 % of Cut-off
                              Number of                           Date Pool
                           Initial Mortgage     Cut-off Date      Principal
Month                          Loans         Principal Balance    Balance
-----

July 1998....................    79          $  8,557,674.94          1.38%
August 1998..................     2               559,643.76          0.09
September 1998...............    97            11,962,284.28          1.92
October 1998.................   359            39,945,407.62          6.42
November 1998................   336            40,523,807.55          6.51
December 1998................    64             7,626,982.77          1.23
January 1999.................     2               161,569.35          0.03
March 1999...................     1                45,231.26          0.01
May 1999.....................     3               182,979.47          0.03
August 1999..................     2               137,448.96          0.02
September 1999...............    20             2,256,515.33          0.36
October 1999.................    11             1,610,881.42          0.26
November 1999................     4               346,649.75          0.06
December 1999................    34             2,995,848.76          0.48
January 2000.................   301            34,957,336.54          5.62
February 2000................    32             5,388,213.33          0.87
March 2000...................   557            64,181,928.02         10.32
April 2000................... 1,698           168,940,056.34         27.15
May 2000..................... 1,783           172,518,038.17         27.73
June 2000....................   130            11,665,707.00          1.87
August 2000..................     1               148,297.43          0.02
December 2000................     2               357,895.36          0.06
January 2001.................     9             1,410,730.38          0.23
February 2001................     2               572,257.56          0.09
March 2001...................    10             1,137,465.49          0.18
April 2001...................   146            18,202,703.39          2.93
May 2001.....................   153            17,152,910.19          2.76
June 2001....................     7               715,063.00          0.11
January 2003.................    16             1,885,292.12          0.30
March 2003...................    14             2,399,343.59          0.39
April 2003...................    20             2,704,001.00          0.43
May 2003.....................     9               930,742.43          0.15
                              -----          ---------------
       Totals:                5,904          $622,180,906.56        100.00%
                              =====          ===============        ======

                      REMAINING MONTHS TO STATED MATURITY


                                                                 % of Cut-off
                              Number of                           Date Pool
Remaining Months           Initial Mortgage     Cut-off Date      Principal
to Stated Maturity             Loans         Principal Balance    Balance
------------------

175 - 180                        10           $    923,318.10        0.15%
301 - 350                        10                771,723.10        0.12
351 - 354                        98             10,755,509.51        1.73
355 - 357                     1,113            131,994,750.04       21.21
358 - 360                     4,673            477,735,605.81       76.78
                              -----           ---------------      ------
Totals:                       5,904           $622,180,906.56      100.00%
                              =====           ===============      ======



                               DOCUMENTATION TYPE


                                                                 % of Cut-off
                              Number of                           Date Pool
                           Initial Mortgage     Cut-off Date      Principal
Documentation                  Loans         Principal Balance    Balance
-------------

Full                            3,929        $403,715,907.71       64.89%
Stated                          1,221         148,605,220.60       23.88
Simple 65                         433          26,556,094.83        4.27
Full-Alternative                  181          25,118,924.11        4.04
Lite                              121          16,104,630.57        2.59
No Doc                             19           2,080,128.74        0.33
                                -----        ---------------      ------
  Totals:                       5,904        $622,180,906.56      100.00%
                                =====        ===============      ======


                                   LOAN TYPE

                                                                 % of Cut-off
                              Number of                           Date Pool
                           Initial Mortgage     Cut-off Date      Principal
Loan Type                      Loans         Principal Balance    Balance
---------

2/28 Loans                     4,577           $465,288,359.35       74.78%
3/27 Loans                       330             39,697,322.80        6.38
5/25 Loans                        59              7,919,379.14        1.27
Six-Month LIBOR Loans            938            109,275,845.27       17.56
                               -----           ---------------      ------
       Totals:                 5,904           $622,180,906.56      100.00%
                               =====           ===============      ======

                                  CREDIT GRADE

                                                                 % of Cut-off
                              Number of                           Date Pool
                           Initial Mortgage     Cut-off Date      Principal
Risk Category                  Loans         Principal Balance    Balance
-------------

A- .........................    2,707        $346,193,992.79         55.64%
B ..........................    2,069         183,502,710.55         29.49
C ..........................      821          68,023,994.91         10.93
D ..........................      307          24,460,208.31          3.93
                                -----        ---------------        ------
       Totals: .............    5,904        $622,180,906.56        100.00%
                                =====        ===============        ======


PURCHASE OF ADDITIONAL MORTGAGE LOANS AND SUBSEQUENT MORTGAGE LOANS

     Additional Mortgage Loans originated prior to the Closing Date will be included in the assets of the Trust Fund on the Closing Date. In addition to the Closing Date Mortgage Loans, the Pooling Agreement will permit the Trust Fund to acquire Subsequent Mortgage Loans with funds on deposit in the Pre-Funding Account. On the Closing Date, an amount equal to the excess, if any, of (i) the sum of the Aggregate Certificate Principal Balance of the Offered Certificates and the Overcollateralization Amount over (ii) the Pool Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date (the "ORIGINAL PRE-FUNDED AMOUNT") will be deposited in the Pre-Funding Account. Accordingly, the statistical characteristics of the Mortgage Loans upon the acquisition of Additional Mortgage Loans and Subsequent Mortgage Loans will vary somewhat from the statistical characteristics of the Initial Mortgage Loans as of the Cut-off Date as presented in this Prospectus Supplement. With respect to each Subsequent Mortgage Loan, the Company will designate the later of (x) the close of business of the first day of the month in which such Subsequent Mortgage Loan is transferred to the Trust Fund (such date, a "SUBSEQUENT TRANSFER DATE") and (y) the date of origination if any such Subsequent Mortgage Loan is originated in the month of the related Subsequent Transfer Date as the Cut-off Date (the "SUBSEQUENT CUT-OFF DATE") for such Subsequent Mortgage Loan.

     The obligation of the Trust Fund to purchase Additional Mortgage Loans and Subsequent Mortgage Loans, as of the Closing Date or Subsequent Transfer Date is subject to the following requirements, among others: (i) the Rating Agency Condition (as defined herein) shall have been satisfied; (ii) such Mortgage Loans may not be 30 or more days contractually delinquent; (iii) the remaining term to maturity of such Mortgage Loans may not exceed 360 months; and (iv) following the purchase of all such Mortgage Loans by the Trust Fund, such Mortgage Loans, as a whole and by Pool Principal Balance, (a) will have a weighted average LTV of not more than 78%; (b) will have a weighted average gross margin that is not more than 25 basis points less than the weighted average gross margin of the Initial Mortgage Loans as of the Cut-Off Date; (c) will have no more than 1% of such Mortgage Loans with LTVs equal to or in excess of 90%; (d) will not include more than 75%, by Pool Principal Balance, of 2/28 Loans, 7%, by Pool Principal Balance, of 3/27 Loans and 1.5%, by Pool Principal Balance, of 5/25 Loans; (e) each of such Mortgage Loans will have a gross margin which exceeds the highest Certificate Margin (as defined herein) on any class of Certificates; and (f) will have no more than 7%, by Pool Principal Balance, that are non-owner-occupied properties. In addition, the final Mortgage Pool, as of the end of the Pre-Funding Period, will include no more than 25% of Mortgage Loans, by Pool Principal Balance, that are secured by Mortgaged Properties located in the State of California and no more than 7% of Mortgage Loans, by Pool Principal Balance, that are secured by Mortgaged Properties located in any other state. Moreover, the obligation of the Trust Fund to purchase Subsequent Mortgage

Loans will also be subject to the requirements set forth in "Risk Factors-- Additional Mortgage Loans and Subsequent Mortgage Loans" above.

     The "RATING AGENCY CONDITION" shall be satisfied if after five (5) days prior written notice to each Rating Agency of the transfer of Additional Mortgage Loans to the Trust Fund on the Closing Date and Subsequent Mortgage Loans to the Trust Fund on the related Subsequent Transfer Date, as applicable, no Rating Agency shall have notified any of the Seller, the Company or the Trustee that the then-current ratings on any class of Offered Certificates is subject to review or downgrade.

MANDATORY REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

     The Seller is required, with respect to Mortgage Loans that are found by the Company or the Trustee to have defective documentation, or in respect of which the Seller has breached a representation or warranty, to the extent set forth in the Purchase Agreement and the Pooling Agreement, to repurchase such Mortgage Loan or substitute for such Mortgage Loan one or more Mortgage Loans having essentially the same characteristics as the Mortgage Loan being replaced, using criteria set forth in the Pooling Agreement. See "Description of the Purchase Agreement" herein.

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date. Prior to the issuance of the Offered Certificates, Additional Mortgage Loans will be included in the pool of Closing Date Mortgage Loans and Initial Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. A limited number of other mortgage loans may be added to the Mortgage Pool prior to the issuance of the Offered Certificates. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. However, the Seller does not anticipate that more than 5% of the Mortgage Loans (by Pool Principal Balance) as of the end of the Pre-Funding Period will deviate from the characteristics of the Mortgage Loans set forth in this Prospectus Supplement.

     A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. An additional Current Report on Form 8-K will also be filed prior to the Closing Date and will contain detailed information relating to the Closing Date Mortgage Loans, including any Additional Mortgage Loans, as of the Cut-off Date to the extent information is not included in the final Prospectus Supplement relating to the Offered Certificates. In addition, a Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed and incorporated by reference to the Registration Statement with the Securities and Exchange Commission within fifteen days after the end of the Pre-Funding Period. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.



                       THE SELLER AND THE MASTER SERVICER

     The Initial Mortgage Loans will be acquired by the Company on the Closing Date from WMC Mortgage Corp. ("WMC", the "SELLER" or the "MASTER SERVICER"). WMC will be responsible for servicing the Mortgage Loans for the Trust Fund in accordance with WMC's policies and procedures for servicing mortgage loans and in accordance with the terms of the Pooling Agreement.

     WMC is a mortgage banking company incorporated in the State of California. Established in 1955, WMC has developed a national mortgage origination franchise, with special emphasis on originating single-family, sub-prime mortgage loans in each of the regions in which it competes. WMC historically originated both prime-quality mortgage loans and sub-prime-quality mortgage loans. WMC recently sold its prime mortgage loan origination business and will originate prime mortgage loans only on a limited basis. WMC has approximately 1,300 employees and operates both production support and loan servicing platforms for its originations.

     WMC was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of Apollo Management, L.P. ("APOLLO"), a private investment firm.

     WMC Equity Services ("EQUITY SERVICES"), a division of WMC formed in April 1995, is the primary business unit responsible for the sub-prime residential mortgage origination business. Equity Services' business is headquartered in WMC's home office in Woodland Hills, California with underwriting and closing centers in Hollywood, Florida; Honolulu, Hawaii; Schaumburg, Illinois; Chantilly, Virginia; Santa Ana, California and San Jose, California; the Woodland Hills, California headquarters; and 4 satellite offices. Equity Services currently has approximately 1,000 employees.

     Equity Services' originations to date have come primarily through its broker relationships. There are approximately 170 sub-prime loan officers who are responsible for recruiting and managing the independent broker network. In July 1996, Equity Services began a sub-prime retail origination effort by placing a sub-prime loan officer in most of WMC's prime retail branches. In conjunction with WMC's plans to sell its prime origination business, WMC began, in January, 1998, opening retail branches devoted primarily to sub-prime originations. Currently, 15 new sub-prime retail branches have been opened and WMC has created a telemarketing operation. The sub-prime mortgage loan production of Equity Services totaled approximately $446 million in 1996 and approximately $2 billion for the twelve months ending December 31, 1997 (approximately $1.8 billion of which were wholesale and approximately $200 million of which were retail).



                       WMC MORTGAGE CORP.'S LOAN PROGRAM

UNDERWRITING GUIDELINES

     The Mortgage Loans will have been originated generally in accordance with underwriting guidelines (the "WMC GUIDELINES") established by Equity Services. The WMC Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis Equity Services may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio ("LTV"), low debt-to-income ratio ("DEBT RATIO"), good mortgage payment history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the Trust Fund will represent such underwriting exceptions.

     The Mortgage Loans in the Trust Fund will fall within the following six documentation type categories established by Equity Services: Full Documentation, Full-Alternative Documentation, Lite Documentation, Stated Documentation, No Ratio Documentation and Simple 65 Documentation. Certain of the Mortgage Loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by Equity Services for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. In addition, Equity Services has established specific parameters for Super Jumbo Loans, which are designated in the WMC Guidelines as mortgage loans with original principal balances of $500,000 or more.

     Under the WMC Guidelines, Equity Services or the applicable originating broker reviews and verifies the loan applicant's eligible sources of income (except under the Stated Documentation, No Ratio Documentation and Simple 65 Documentation categories), calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio (except under the No Ratio Documentation and Simple 65 Documentation categories) to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the WMC Guidelines. The WMC Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require, among other things, (i) an appraisal of the mortgaged property which conforms to FHLMC and FNMA standards and (ii) a review of such appraisal by a WMC-approved review appraiser or by WMC's in-house appraisal staff, which review, depending upon the original principal balance and LTV of the related mortgaged property, may consist of a second appraisal, a field review or a desk review. The WMC Guidelines permit mortgage loans with LTVs of up to 90% (lower in the case of (i) risk categories below "A-", (ii) Lite Documentation, Stated Documentation, No Ratio Documentation and Simple 65 Documentation categories, (iii) condominium, vacation and second home and manufactured housing mortgaged property types, (iv) Super Jumbo Loans and (v) refinance mortgage loans). The WMC Guidelines permit combined LTVs ("CLTV") of up to 100% first and second lien mortgage loans (lower in the case of risk categories below "C", No Ratio Documentation and Simple 65 Documentation categories), provided that mortgage loans with LTVs of 90% or more are not eligible for second lien financing. Under the WMC Guidelines, cash out on refinance mortgage loans is generally (i) unlimited on Full Documentation mortgage loans with LTVs of up to 85%, Stated Documentation and No Ratio Documentation mortgage loans with LTVs of up to 80%, and Simple 65 Documentation mortgage loans with LTVs of up to 65%, (ii) limited to 20% of the loan amount after payment of all revolving debt for mortgage loans with LTVs over 85% and (iii) limited to $125,000 on mortgage loans in risk category "D".

     All mortgage loans originated or purchased under the WMC Guidelines are based on loan application packages submitted through mortgage brokerage companies or WMC's retail branches or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to Equity Services for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made. No single mortgage brokerage company accounts for more than 2%, measured by outstanding principal balance, of the sub-prime mortgage loans originated by WMC.

     The WMC Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a credit report on the related applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In the case of purchase money mortgage loans, WMC generally verifies the source of funds for the downpayment (except in the case of owner-occupied properties with LTVs less than or equal to 75%). In the case of mortgage loans originated under the Full Documentation category, the WMC Guidelines require documentation of income (which may consist of (i) a verification of employment form covering a specified time period which varies with LTV, (ii) two most recent pay stubs and two years of tax returns and/or (iii) two years of bank statements) and telephonic verification. Under the Full-Alternative Documentation category, only two years of bank statements are required. In the case of mortgage loans originated under the Lite Documentation category, the WMC Guidelines require similar documentation of income, provided that such documentation may cover shorter periods of time and telephonic verification may be omitted. Lite Documentation mortgage loans are generally acceptable at 5% greater LTV than Stated Documentation mortgage loans, up to a maximum of 80% LTV. In the case of mortgage loans originated under the Stated Documentation category, the WMC Guidelines require (i) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (ii) that a WMC prefunding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (iii) that stated income be consistent with type of work listed on the application. No Ratio Documentation mortgage loans ("A-" risk categories only) and Simple 65 Documentation mortgage loans require no proof of self-employment, income documentation or proof of assets. Debt Ratio calculations are not used in the case of No Ratio Documentation and Simple 65 Documentation mortgage loans.

     The general collateral requirements in the WMC Guidelines specify that a mortgaged property not have a condition rating of lower than "average". For mortgage loans with LTVs greater than 80%, deferred maintenance costs may generally not exceed $1,500. At LTVs of 80% and below, deferred maintenance costs are generally acceptable at the lesser of $4,000 or 3% of the value of the mortgaged property. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the WMC Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

     The WMC Guidelines used by Equity Services are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the mortgagor's credit standing and repayment ability and in certain other respects. Mortgagors who qualify under the WMC Guidelines generally have payment histories and Debt Ratios which would not satisfy FNMA and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The WMC Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

     Equity Services requires that all mortgage loans have title insurance and be secured by liens on real property. Equity Services also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

RISK CATEGORIES

     Under the WMC Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV and loan amount, given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the borrower's Debt Ratio (except under the No Ratio Documentation category), the borrower's use of proceeds (purchase or refinance), the documentation type and other factors. Lite Documentation mortgage loans are generally acceptable at 5% greater LTV than Stated Documentation mortgage loans, up to a maximum of 80% LTV. No Ratio Documentation mortgage loans have a maximum loan amount of $350,000 and a maximum LTV of 80%. Simple 65 Documentation mortgage loans have a maximum loan amount of $250,000 and a maximum LTV of 65%. In general, higher credit risk mortgage loans are graded in categories which permit higher Debt Ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category; derogatory medical collections are not considered in determining risk category and are not required to be paid off; and delinquent student loans are not considered in determining risk category if other consumer credit is paid as agreed.

     The WMC Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by Equity Services for the origination of Super Jumbo Loans and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties.

RISK CATEGORY "A-"

Maximum loan amount: $600,000 for Full Documentation; $400,000 for Stated Documentation; $300,000 for non-owner-occupied mortgaged property.

Mortgage payment history: not more than two 30 day delinquencies during the preceding 12 months (a rolling 30 day delinquency counts as only one such delinquency) and no 60 day delinquencies during the preceding 12 months.

Consumer credit history: majority paid as agreed during the preceding 12 months; 30 day delinquencies and isolated 60 day delinquencies during the preceding 12 months are permitted.

Liens/charge-offs: minor in nature.

Bankruptcy: permitted if filed more than two years preceding origination of loan.

Notice of Default ("NOD")/foreclosures: none permitted within the preceding two years.

Maximum LTV: 90% for Full Documentation and owner-occupied mortgaged property; 80% for Full Documentation and non-owner-occupied mortgaged property; 80% for Stated Documentation and owner-occupied mortgaged property; 70% for Stated Documentation and non-owner-occupied mortgaged property. For 90% LTV mortgage loans, maximum loan amount is limited to $400,000 and maximum Debt Ratio is limited to 45%.

Debt Ratio: 45% to 55%.

RISK CATEGORY "B"

Maximum loan amount: $500,000 for Full Documentation; $400,000 for Stated Documentation; $300,000 for non-owner-occupied mortgaged property.

Mortgage payment history: either (i) not more than two 30 day delinquencies and one 60 day delinquency during the preceding 12 months (a rolling 30 day or 60 day delinquency counts as only one such delinquency) or (ii) not more than four 30 day delinquencies during the preceding 12 months (a rolling 30 day delinquency counts as only one such delinquency) and no 60 day delinquencies during the preceding 12 months.

Consumer credit history: some 60 day and some 90 day delinquencies during the preceding 12 months are permitted. A borrower with no consumer credit history will be deemed to have a "B" risk category consumer credit history.

Liens/charge-offs: minor in nature.

Bankruptcy: permitted if filed more than two years preceding origination of loan.

NODs/foreclosures: none permitted within the preceding two years.

Maximum LTV: 85% for Full Documentation and owner-occupied mortgaged property; 75% for Full Documentation and non-owner-occupied mortgaged property; 75% for Stated Documentation and owner-occupied mortgaged property; 65% for Stated Documentation and non-owner-occupied mortgaged property.

Debt Ratio: 50% to 60%.

RISK CATEGORY "C"

Maximum loan amount: $400,000 for Full Documentation; $350,000 for Stated Documentation; $250,000 for non-owner-occupied mortgaged property.

Mortgage payment history: 60 day and 90 day delinquencies during the preceding 12 months are permitted at Equity Services' discretion.

Consumer credit history: a pattern of late payments during the preceding 12 months is permitted.

Liens/charge-offs: permitted at Equity Services' discretion.

Bankruptcy: permitted if filed more than 12 months preceding origination of loan; if Chapter 13, an LTV of 70% or less is allowed and the Seller will pay off a bankruptcy trustee if payments in the plan were as agreed.

NODs/foreclosures: none permitted within the preceding 12 months.

Maximum LTV: 75% for Full Documentation and owner-occupied mortgaged property (80% where borrower has 5 years steady employment with the same employer, borrower has 5 years of residency in the same house, loan amount does not exceed $300,000, mortgaged property is a single-family residence and Debt Ratio does not exceed 50%); 70% for Full Documentation and non-owner-occupied mortgaged property; 70% for Stated Documentation and owner-occupied mortgaged property; 60% for Stated Documentation and non-owner-occupied mortgaged property.

Debt Ratio: 50% to 60%.

RISK CATEGORY "D"

Maximum loan amount: $300,000 for Full Documentation; $200,000 for Stated Documentation; $200,000 for non-owner-occupied mortgaged property.

Mortgage payment history: maximum 120 day delinquency status (up to 149 actual days) during the preceding 12 months.

Consumer credit history: poor consumer credit history during the preceding 12 months is permitted.

Liens/charge-offs: permitted at Equity Services' discretion.

Bankruptcy: permitted if discharged at least one day prior to origination of the loan.

NODs/foreclosures: NOD outstanding less than 149 days at the time of origination of the loan is permitted.

Maximum LTV: 70% for Full Documentation and owner-occupied mortgaged property; 60% for Full Documentation and non-owner-occupied mortgaged property; 65% for Stated Documentation and owner-occupied mortgaged property; 60% for Stated Documentation and non-owner-occupied mortgaged property.

Debt Ratio: 60%.

LIMITED SUB-PRIME SERVICING EXPERIENCE; LOSS AND DELINQUENCY EXPERIENCE

     Until recently, Equity Services sold its sub-prime product on a whole-loan, servicing released basis to secondary market investors. Consequently, there is currently very limited information regarding the delinquency and loss experience relating to WMC's sub-prime mortgage portfolio. In addition, WMC historically serviced only conforming or prime quality mortgage loans, and the majority of that servicing portfolio was sold in connection with the acquisition of WMC by Apollo. WMC's servicing platform is currently directed primarily to servicing the sub-prime market.

     Sub-prime mortgage loans originated or acquired by WMC were first securitized in August, 1997 when the WMC Mortgage Loan Pass-Through Certificates, Series 1997-1 were issued (the "WMC 1997-1 Certificates"). WMC has completed two additional securitizations for the issuance of the WMC Mortgage Loan Pass-Through Certificates, Series 1997-2 (the "WMC 1997-2 Certificates") and the WMC Mortgage Loan Asset Backed Certificates, Series 1998-1 (the "WMC 1998-1 Certificates"). The table below summarizes the delinquency information for (i) the mortgage loans in all three securitizations as reported at April 30, 1998. It should be noted that the total amount of mortgage loans on which the data below is based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated periods of delinquency, to foreclosure or bankruptcy proceedings or to forbearance or REO property status. In the absence of such mortgage loans, the delinquency, forbearance, foreclosure, bankruptcy and REO property percentages indicated above would be higher and could be substantially higher. Because the Trust Fund will consist of a fixed group of Mortgage Loans, the actual delinquency, forbearance, foreclosure, bankruptcy and REO property percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated below.

Total Principal Amount and Number of Loans Outstanding in WMC
 Sub-Prime Securitizations                                        $859,002,702   8,315

Delinquency/(1)/ (Principal Amount and Number)
     Period of Delinquency:
          30-59 Days                                              $ 16,508,752     161

          60-89 Days                                              $    742,397       3

          90+ Days                                                $    385,902       4

     Total Delinquencies                                          $ 17,637,051     168

Delinquencies as a Percentage of Total Outstanding Loans                  2.05%

Foreclosures Pending/(2)/ (Principal Amount)                      $ 29,350,325

Foreclosures Pending as a Percentage of
   Total Loans Outstanding                                                3.42%

Bankruptcies Pending/(3)/ (Principal Amount)                      $  5,111,978

Bankruptcies Pending as a
     Percentage of Total Loans Outstanding                                0.60%

Total Delinquencies plus Foreclosures Pending and Bankruptcies
Pending (Principal Amount)                                         $ 52,099,353

Total Delinquencies Plus Foreclosures Pending and Bankruptcies
Pending as a Percentage of Total Loans Outstanding                        6.07%

-------------

/(1)/ The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were in foreclosure at the date indicated ("Foreclosure Loans"), (b) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the date indicated ("Bankruptcy Loans"). All Foreclosure Loans and Bankruptcy Loans have been segregated into the sections of the table entitled "Foreclosures Pending" and "Bankruptcies Pending", respectively, and are not included in the "30-59 Days," "60-89 Days," "90+ Days" and "Total Delinquencies" sections of the table.
/(2)/ Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the date indicated.
/(3)/ Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the date indicated.


     The foregoing information was taken directly from the reports to the holders of the WMC 1997-1 Certificates, WMC 1997-2 Certificates and WMC 1998-1 Certificates, which is provided by the related trustee and based on information provided by the Master Servicer. The Company makes no representation or warranty as to the accuracy of the foregoing information. The delinquency, foreclosure and bankruptcy numbers, percentages and aggregate principal balances of the mortgage loans, in each case are calculated as of the last day of the calendar month in the month preceding the related determination date.

QUALITY CONTROL PROCEDURES HIGHLIGHTS

     Each month, WMC's quality control department conducts a review and verification of approximately 10% of the loans originated and purchased during the previous month with specific attention to the following areas:

     Legal Documentation: Promissory note, mortgage, deed of trust, truth-in-lending disclosure, title policy and all other applicable origination documents are reviewed for accuracy and proper signatures.

     Credit Documentation: All credit verifications, credit applications and credit reports are reviewed for accuracy and proper signatures.

     All reviews are reported to management on a monthly basis. Management meets with the department supervisors in both underwriting and quality control to review results. Quality control functions are performed separately from loan originating and underwriting.

     Quality Control Appraisals: Each appraisal is reviewed with emphasis on the following areas: verification of occupancy, valuation method, and review of comparable sales.

     In addition to the review above, re-inspections are performed on 10% of the reviewed loans, i.e., approximately 1.0% of originations. If a pattern of questionable values or methodology becomes apparent for an appraiser, a meeting is arranged to discuss these problems, and the appraisal may be replaced.

COLLECTION PROCEDURES

     Collections are conducted by WMC's service center at its corporate headquarters in Woodland Hills, California.

     The collection department is structured in such a way that generally the most experienced collectors are responsible for the accounts which are most delinquent. Accounts which are 1-29 days delinquent are handled by collectors with a minimum of 2 years of experience in sub-prime mortgage collections. Accounts which are 30-59 days delinquent are handled by collectors with a minimum of 3 years of experience in sub-prime mortgage collections. All accounts over 60 days delinquent are reviewed by a loss mitigation collector with a minimum of 5 years of experience in sub-prime mortgage collections. Accounts may be transferred to a loss mitigation collector at any time during the delinquency process, depending on the loan situation and the degree of delinquency. Loss mitigation collectors are responsible for accounts requiring "special handling", such as short pays, forbearance, settlement, and overall workout handling. Loss mitigation collectors review all pre-foreclosure accounts and are responsible for packaging loans for foreclosure committee approval. Bankruptcy and foreclosure collectors (or processors) with a minimum of 3 years of experience in sub-prime mortgage collections are responsible for monitoring trustee/attorney performance. The REO department is responsible for marketing and managing the sale effort for any property acquired through foreclosure, and a minimum of 2 years of experience in mortgage collections is required.

YEAR 2000 CONSEQUENCES

     As is the case with most companies using computers in their operations, WMC is faced with the task of completing its compliance goals in connection with the year 2000 issue during the next year and a half. The year

2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of WMC's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in major system failure or miscalculations. WMC is presently in the process of upgrading its computer software to programs which will be year 2000 compliant. WMC has no mainframe applications. All of WMC's computer applications run on either a personal computer, a network server or on an AS400. WMC uses third-party vendor software packages for all of its major systems. An outside organization has been retained as consultants to WMC to manage and staff the year 2000 assessments and planning effort. It is the expectation of WMC to have all of its systems that support core business processes upgraded and tested by December 31, 1998. In late March 1998, WMC was informed that it should plan for its Year 2000 Compliant Release for its mortgage loan processing system to be available on September 30, 1998, rather than the previously targeted June 1998. WMC is now working to determine the effect that the delay will have on being able to complete all testing by December 31, 1998. While WMC currently is unable to quantify the overall cost of this work, it does not foresee any materially adverse effects on WMC's results of operations or financial conditions as a result of such changes.

     However, in the event that any of WMC's suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, WMC's business or operations could be materially adversely affected.


                          DESCRIPTION OF CERTIFICATES

GENERAL

     The Series 1998-A WMC Mortgage Pass-Through Certificates will consist of the following seven classes: (i) Class A Certificates (the "CLASS A CERTIFICATES"): (i) Class M-1 Certificates (the "CLASS M-1 CERTIFICATES") and Class M-2 Certificates (the "CLASS M-2 CERTIFICATES", together, the "CLASS M CERTIFICATES"); (iii) Class B Certificates (the "CLASS B CERTIFICATES," together with the Class M Certificates, the "SUBORDINATE CERTIFICATES"); (iv) Class C Certificates (the "CLASS C CERTIFICATES") and (v) Class R-I Certificates and Class R-II Certificates (together, the "CLASS R CERTIFICATES" or the "RESIDUAL CERTIFICATES"). Only the Class A Certificates and the Subordinate Certificates (together, the "OFFERED CERTIFICATES") are offered hereby.

     The Certificates will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of: (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Certificate Account, the Distribution Account, the Pre-Funding Account, the Capitalized Interest Account and the Available Funds Cap Carryover Reserve Account and belonging to the Trust Fund; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure;
(iv) any applicable insurance policies; and (v) all proceeds of the foregoing.

     The Offered Certificates will be issued in book-entry format in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     Holders of the Offered Certificates (the "DTC REGISTERED CERTIFICATES") may elect to hold their DTC Registered Certificates through DTC, in the United States, or CEDEL or Euroclear, in Europe, if they are Participants (as defined in the Prospectus) of such systems, or indirectly through organizations which are Participants in such systems. The DTC Registered Certificates will be issued in one or more securities which equal the aggregate Certificate Principal Balance of the DTC Registered Certificates and will initially be registered in the name of Cede & Co. ("CEDE"), the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC Registered Certificateholders that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in the DTC Registered Certificates may do so only through Participants or Intermediaries. Accordingly, DTC Registered Certificateholders will not be recognized by the Trustee or Master Servicer as Certificateholders, as such term is defined in the Pooling Agreement, and DTC Registered Certificateholders will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Intermediaries. Except as described below, no DTC Registered Certificateholder will be entitled to receive a physical certificate representing such security (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only "HOLDER" of the DTC Registered Certificates will be Cede, as nominee of DTC.

     DTC Registered Certificateholders will receive all payments of principal of, and interest on, the DTC Registered Certificates from the Trustee through DTC, Participants and Intermediaries. While the DTC Registered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants and Intermediaries on whose behalf it acts with respect to the DTC Registered Certificates and is required to receive and transmit payments of principal of, and interest on, the DTC Registered Certificates. Participants and Intermediaries with whom DTC Registered Certificateholders have accounts with respect to DTC Registered Certificates are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective DTC Registered Certificateholders.

     DTC Registered Certificateholders will not receive or be entitled to receive Definitive Certificates representing their respective interests in the DTC Registered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, DTC Registered Certificateholders who are not Participants may transfer ownership of DTC Registered Certificates only through Participants and Intermediaries by instructing such Participants and Intermediaries to transfer the DTC Registered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such DTC Registered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of DTC Registered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing DTC Registered Certificateholders.

     Under a book-entry format, DTC Registered Certificateholders of the DTC Registered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Payments with respect to DTC Registered Certificates held through CEDEL or Euroclear will be credited to the cash accounts of Participants in such systems in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Participants and Intermediaries, the ability of a DTC Registered Certificateholder to pledge DTC Registered Certificates to persons or entities that do not participate in the such system, or otherwise take actions in respect of such DTC Registered Certificates, may be limited due to the lack of physical certificates for such DTC Registered Certificates. In addition, issuance of the DTC Registered Certificates in book-entry form may reduce the liquidity of such DTC Registered Certificates in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the DTC Registered Certificates under the Pooling Agreement only at the direction of the Participants and Intermediaries to whose DTC accounts the DTC Registered Certificates are credited, to the extent that such actions are taken on behalf of the Participants and Intermediaries whose holdings include such DTC Registered Certificates. CEDEL or Euroclear, as the case may be, will take any other action permitted to be taken by holders of DTC Registered Certificates under the Pooling Agreement on behalf of a Participant in such system only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants and Intermediaries, with respect to some DTC Registered Certificates which conflict with actions taken with respect to other DTC Registered Certificates.

     Definitive Certificates will be issued to DTC Registered Certificateholders of the DTC Registered Certificates, or their nominees, rather than to DTC, if
(a) the Trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the DTC Registered Certificates and the Trustee is unable to locate a qualified successor, (b) the Trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, pursuant to the Pooling Agreement, DTC Registered Certificateholders of any class having Percentage Interests aggregating at least a majority of the Certificate Principal Balances of such DTC Registered Certificates advise the DTC through the Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of such DTC Registered Certificateholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all DTC Registered Certificateholders of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the DTC Registered Certificates and instructions for re-registration, the Trustee will issue and authenticate Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of DTC Registered Certificates among Participants and Intermediaries of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex I hereto.

     None of the Company, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT AND DISTRIBUTION ACCOUNT

     The Master Servicer shall establish and maintain in the name of the Trustee a separate trust account (the "CERTIFICATE ACCOUNT") for the benefit of the holders of the Certificates. The Certificate Account will be an Eligible Account (as defined in the Pooling Agreement). Subject to the investment provision described below, upon receipt by the Master Servicer of interest due and principal received after the Cut-off Date or Subsequent Cut-off Date, as applicable, in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Monthly Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Certificate Account. Amounts so deposited may be invested in Eligible Investments (as described in the Pooling Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if certain conditions set forth in the Pooling Agreement are met.

     The Trustee will establish an account (the "DISTRIBUTION ACCOUNT") into which will be deposited amounts withdrawn from the Certificate Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date or on such Distribution Date if certain conditions set forth in the Pooling Agreement are met.

     Eligible Investments are specified in the Pooling Agreement and are limited to investments which meet the criteria of the Rating Agencies.

ADVANCES

     Not later than two Business Days prior to each Distribution Date, the Master Servicer will remit to the Trustee for deposit in the Distribution Account an amount, to be distributed on the related Distribution Date, equal to the sum of the interest accrued on each Mortgage Loan through the related due date for such Mortgage Loan but not received by the Master Servicer as of the close of business on the related Determination Date (net of the Servicing Fee) (the "MONTHLY ADVANCE"). Such obligation of the Master Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan. Monthly Advances may be funded by the Master Servicer from subsequent collections on the Mortgage Loans generally, and are reimbursable as described below.

     Subject to the second following paragraph, in the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "SERVICING ADVANCE".

     The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Master Servicer's right to such reimbursements is prior to the rights of Certificateholders.

     Notwithstanding the foregoing, the Master Servicer is not required to make any Monthly Advance or Servicing Advance if in the good faith judgment and sole discretion of the Master Servicer, the Master Servicer determines that such advance will not be ultimately recoverable from collections received from the mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a "NONRECOVERABLE ADVANCE"). However, if any Servicing Advance or Monthly Advance is determined by the Master Servicer to be nonrecoverable from such sources, the amount of such Nonrecoverable Advance may be reimbursed to the Master Servicer from other amounts on deposit in the Certificate Account.

     In addition, the Master Servicer will also be required to deposit Compensating Interest (as defined below) in the Distribution Account with respect to any full prepayment received on a Mortgage Loan during the related Due Period, out of its own funds without any right of reimbursement therefor. "COMPENSATING INTEREST" is an amount equal to the difference between (x) 30 days' interest at the Mortgage Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Relief Act, or as a result of any Debt Service Reduction (as defined herein) and net of the rate at which the Servicing Fee is calculated) on the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period and (y) to the extent not previously advanced, the interest paid by the mortgagor with respect to the Mortgage Loan during such Due Period. Notwithstanding the foregoing, the Master Servicer will not be required to pay Compensating Interest with respect to any Due Period in an amount in excess of the aggregate Servicing Fee received by the Master Servicer for such Due Period and any resulting shortfall will be borne by the Certificateholders to the extent not covered by Net Monthly Excess Cash Flow.

INTEREST REMITTANCE AMOUNT AND PRINCIPAL REMITTANCE AMOUNT

     The "INTEREST REMITTANCE AMOUNT" for any Distribution Date is equal to (i) the portion allocable to interest of all scheduled monthly payments on the Mortgage Loans received during the related Due Period, after deduction of the related servicing fees and any subservicing fees (collectively, the "SERVICING FEES"), (ii) all Monthly Advances and Compensating Interest, (iii) amounts applied to pay interest from the Capitalized Interest Account, if any, and (iv) certain unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of (and certain amounts received in connection with any substitutions for) the Mortgage Loans (in each case less the Servicing Fee due), received or deemed received during the related Due Period, to the extent such amounts are allocable to interest.

     The "PRINCIPAL REMITTANCE AMOUNT" for any Distribution Date is equal to the sum of (i) the portion allocable to principal of all scheduled monthly payments on the Mortgage Loans received with respect to the related Due Period, (ii) certain unscheduled collections, including full and partial mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of (and certain amounts received in connection with any substitutions for) the Mortgage Loans, received or deemed received during the related Due Period, to the extent such amounts are allocable to principal and (iii) with respect to the Distribution Date following the termination of the Pre-Funding Period, that amount, if any, remaining on deposit in the Pre-Funding Account.

"DUE PERIOD" means, with respect to any Determination Date or Distribution Date, the period from and including the second day of the calendar month immediately preceding such Determination Date or Distribution Date, as the case may be, through the first day of the calendar month of such Determination Date or Distribution Date, as the case may be.

INTEREST DISTRIBUTIONS

     On each Distribution Date, the Trustee shall make the following distributions, to the extent of the Interest Remittance Amount:

          (i) first, to the Trustee, the Trustee Fee for such Distribution
     Date;

         (ii) second, from the balance, if any, remaining of the Interest Remittance Amount after the distribution described in clause (i) above, to the Class A Certificateholders, an amount equal to the Accrued Certificate Interest (as defined below) thereon for such Distribution Date, plus any Unpaid Interest Shortfall (as defined below) thereon;

        (iii) third, from the balance, if any, remaining of the Interest Remittance Amount after the distributions described in clause (i) and (ii) above, to the Class M-1 Certificateholders an amount equal to the Accrued Certificate Interest thereon for such Distribution Date;

         (iv) fourth, from the balance, if any, remaining of the Interest Remittance Amount after the distributions described in clauses (i) through
     (iii) above, to the Class M-2 Certificateholders an amount equal to the Accrued Certificate Interest thereon for such Distribution Date;

          (v) fifth, from the balance, if any, remaining of the Interest Remittance Amount after the distributions described in clauses (i) through
     (iv) above, to the Class B Certificateholders an amount equal to the Accrued Certificate Interest thereon for such Distribution Date; and

         (vi) sixth, any amount remaining (the "NET MONTHLY EXCESS INTEREST AMOUNT") shall be included in the Net Monthly Excess Cash Flow as described in "-Net Monthly Excess Cash Flow Distributions" below and applied as described therein.

     "ACCRUED CERTIFICATE INTEREST" on any Distribution Date and for each class of Offered Certificates will be equal to one month's interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance immediately prior to such Distribution Date, at the related Pass-Through Rate for such Distribution Date, less interest shortfalls incurred for the corresponding period on the Mortgage Loans relating to the Relief Act or similar legislation or regulations, with all such reductions allocated pro rata among the Offered Certificates. Interest will be calculated on the basis of a 360-day year and the actual number of days elapsed.

     The "INTEREST ACCRUAL PERIOD" means, with respect to each Distribution Date and Class of Offered Certificates, the period from and including the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day before such Distribution Date. Interest on the Offered Certificates will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

     If on any Distribution Date the Interest Remittance Amount is insufficient to pay Accrued Certificate Interest on any class of Offered Certificates, the shortfall will be allocated through the priority of payment set forth above. Such shortfalls could occur, for example, if delinquencies on the related Mortgage Loans not covered by Monthly Advances were exceptionally high and were concentrated in a particular month. In addition, such shortfalls could occur if Prepayment Interest Shortfalls were particularly high in a particular month and Compensating Interest was insufficient to cover such shortfall. The "PREPAYMENT INTEREST SHORTFALL" for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from mortgagor prepayments on the Mortgage Loans during the related Due Period. Such shortfalls will result because interest on prepayments in full is paid only to the date of prepayment, and because no interest is paid on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. Any Accrued Certificate Interest remaining unpaid as to any class of the Offered Certificates, as a result of any such shortfalls (other than any shortfalls caused in connection with

Relief Act Shortfalls) will be carried forward and will bear interest at the related Pass-Through Rate and be payable on future Distribution Dates to the extent of funds available therefor (such amount, including interest thereon, as of any Distribution Date, the "UNPAID INTEREST SHORTFALL"). Such amounts payable to the Class A Certificates will be paid concurrently with Accrued Certificate Interest thereon pursuant to clause (i) of the third preceding paragraph or from the Net Monthly Excess Cash Flow. Such amounts owed to the Class M-1, Class M-2 and Class B Certificates will be payable solely from the Net Monthly Excess Cash Flow as described in "-Net Monthly Excess Cash Flow Distributions" below.

     The "PASS-THROUGH RATE" with respect to each class of Offered Certificates is equal to the lesser of (i) LIBOR plus the related Certificate Margin (the rate described in this clause (i) the "LIBOR CERTIFICATE RATE"), (ii) the weighted average of the Mortgage Rates of the Mortgage Loans as of the second day of the month preceding the month of such Distribution Date, weighted on the basis of the related Stated Principal Balances as of such date, minus the sum of the Servicing Fee Rate and the Trustee Fee Rate (the rate described in this clause (ii) the "AVAILABLE FUNDS CAP") and (iii) the weighted average of the maximum Mortgage Rates of the Mortgage Loans as of the second day of the month preceding the month of such Distribution Date, weighted on the basis of the related Stated Principal Balances as of such date, minus the sum of the Servicing Fee Rate and the Trustee Fee Rate (the rate described in this clause
(iii), the "LIFETIME CAP RATE"). The "CERTIFICATE MARGIN" for each class of Offered Certificates is as follows:

                Class        Certificate Margin
                -----------  -------------------
                             (1)    (2)

                Class A      ___%   ___%
                Class M-1    ___%   ___%
                Class M-2    ___%   ___%
                Class B      ___%   ___%
________________

(1) For Interest Accrual Periods beginning on or prior to the Optional Termination Date.
(2) For Interest Accrual Periods beginning after the Optional Termination Date.


     With respect to each Distribution Date, "LIBOR" will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Accrual Period or, in the case of the first Distribution Date, the second LIBOR Business Day prior to the Closing Date. "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Aggregate Class Principal Balance of the Offered Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Aggregate Certificate Principal Balance of the Offered Certificates. If no such quotations can be obtained, the rate will be equal to LIBOR for the prior Distribution Date. "LIBOR BUSINESS DAY" means any day other than (i) a Saturday or a Sunday or (i) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     If on any Distribution Date, the Pass-Through Rate for an Offered Certificate is based on the Available Funds Cap, holders of such Certificates will be entitled to receive the Available Funds Cap Carryover Amount on future Distribution Dates, subject to available funds, and such amounts owed to the Offered Certificates will be payable solely from the amounts on deposit in the Available Funds Cap Carryover Reserve Account described under "-Available Funds Cap Carryover Reserve Account" below. The ratings assigned to the Offered Certificates do not address the likelihood of the payment of any Available Funds Cap Carryover Amount.

     As described herein, Accrued Certificate Interest on each class of Offered Certificates is based on the Certificate Principal Balances thereof immediately prior to the related Distribution Date. The "CERTIFICATE PRINCIPAL BALANCE" of any class of Class A Certificates means the initial Certificate Principal Balance thereof as reduced by the sum of all amounts actually distributed to the holders of such Certificates on all prior Distribution Dates on account of principal. The Certificate Principal Balance of any class of Subordinate Certificates means the initial Certificate Principal Balance thereof as reduced by the sum (i) of all amounts actually distributed to the holders of such Certificates on all prior Distribution Dates on account of principal and (ii) Realized Losses, if any, allocated to such class in reduction of the principal amount thereof as described under "Description of Certificates-Allocation of Losses; Subordination" herein.

     The "NET MORTGAGE RATE" on each Mortgage Loan is equal to the Mortgage Rate thereon minus the Servicing Fee Rate. The Net Mortgage Rate with respect to each Mortgage Loan as of the Cut-off Date will be set forth in the Mortgage Loan Schedule attached to the Pooling Agreement. As of the Cut-off Date, the weighted average Net Mortgage Rate of the Initial Mortgage Loans will be approximately 9.39% per annum, and is expected to change thereafter as Mortgage Loans are liquidated or paid off.

     The "STATED PRINCIPAL BALANCE" of any Mortgage Loan as of any date of determination is equal to the unpaid principal balance thereof at the close of business on the Cut-off Date or Subsequent Cut-off Date, as applicable, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of Certificates on or before the date of determination.

PRINCIPAL DISTRIBUTIONS

     The "PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the sum of (i) the Principal Remittance Amount, minus, on any Distribution Date occurring on or after the Stepdown Date (as defined herein), the Overcollateralization Reduction Amount (as defined herein), if any, and (ii) the Extra Principal Distribution Amount (funded as described below under "-Net Monthly Excess Cash Flow Distributions"), if any, for such Distribution Date. On each Distribution Date prior to the Stepdown Date and on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount will be distributed to the Offered Certificates as follows:

          (i) first, to the Class A Certificates until the Certificate Principal Balance of the Class A Certificates has been reduced to zero;

         (ii) second, the balance, if any, remaining of the Principal Distribution Amount after the distribution described in clause (i) above shall be distributed to the Class M-1, Class M-2 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero; and

        (iii) third, any amount remaining shall be included in the Net Monthly Excess Cash Flow as described in "-Net Monthly Excess Cash Flow Distributions" below and applied as described therein.

     On each Distribution Date on or after the Stepdown Date so long as no Trigger Event is in effect, the Principal Distribution Amount will be distributed to the Offered Certificates as follows:

          (i) first, to the Class A Certificates until the Certificate Principal Balance of the Class A Certificates has been reduced to zero, an amount equal to the excess, if any, of (x) the aggregate Certificate

     Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 49.30% and
     (2) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus $4,000,000;

         (ii) second, from the balance, if any, remaining of the Principal Distribution Amount after the distribution described in clause (i) above, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, the excess, if any, of
     (x) the sum of (a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions pursuant to clause
     (i) above on such Distribution Date) and (b) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 67.30% and
     (2) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus $4,000,000.

        (iii) third, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) and
     (ii) above, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, the excess, if any, of (x) the sum of (a) the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account distributions pursuant to clauses (i) and (ii) above on such Distribution Date) and (b) the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over
     (y) the lesser of (a) the product of (1) 81.30% and (2) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus $4,000,000;

         (iv) fourth, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) through (iii) above, to the Class B Certificates, until the Certificate Principal Balance of the Class B Certificates has been reduced to zero, the excess, if any, of (x) the sum of (a) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates (after taking into account distributions pursuant to clauses (i) though (iii) above on such Distribution Date) and (b) the aggregate Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 92.30% and (2) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus $4,000,000; and

          (v) fifth, any amount remaining shall be included in the Net Monthly Excess Cash Flow as described in "-Net Monthly Excess Cash Flow Distributions" below and applied as described therein.

     A "TRIGGER EVENT" is in effect if on a Distribution Date the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest as of the last day of the preceding calendar month (including Mortgage Loans in foreclosure and REO Mortgage Loans), by (y) the Pool Principal Balance as of the last day of the preceding calendar month, equals or exceeds 40.00% of the Senior Enhancement Percentage.

     The "STEPDOWN DATE" means the later to occur of (x) the Distribution Date in July 2001 and (y) the first Distribution Date on which the Senior Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

     The "SENIOR ENHANCEMENT PERCENTAGE" means, as of any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such Distribution Date and (ii) the Overcollateralization Amount (in each case after any payments of the Principal Distribution Amount to the Offered Certificates on such Distribution Date), by (y) the Pool Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

     "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination thereof means 50.70%.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the lesser of (x) the Net Monthly Excess Interest Amount for such Distribution Date and (y) the excess, if any, of (i) the Required Overcollateralization Amount for such Distribution Date over (ii) the Overcollateralization Amount for such

Distribution Date (calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Offered Certificates resulting from the distribution of the Principal Remittance Amount but prior to taking into account any allocation of Realized Losses on such Distribution Date).

     In no event will any Principal Distribution Amount paid with respect to any Distribution Date and any class of Offered Certificates be less than zero or greater than the then outstanding Certificate Principal Balance of such class.

     A "LIQUIDATED MORTGAGE LOAN" means, as of any Distribution Date, a Mortgage Loan with respect to which the Master Servicer has determined, in accordance with the servicing procedures specified in the Pooling Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan have been recovered.

NET MONTHLY EXCESS CASH FLOW DISTRIBUTIONS

     On any Distribution Date, the sum of the Net Monthly Excess Interest Amount and the Overcollateralization Reduction Amount is the "NET MONTHLY EXCESS CASH FLOW" for such Distribution Date.

     On any Distribution Date, the Net Monthly Excess Cash Flow will be applied in the following order of priority on such Distribution Date:

          (i) first, to pay any Unpaid Interest Shortfall on the Class A Certificates until reduced to zero;

         (ii) second, to fund the Extra Principal Distribution Amount for such Distribution Date (which is paid as a component of the Principal Distribution Amount in the order of priority described above);

        (iii) third, to pay any Unpaid Interest Shortfall on the Class M-1 Certificates until reduced to zero;

         (iv) fourth, to reimburse the Class M-1 Certificates for Realized Losses previously allocated thereto as described below under "-Allocation of Losses; Subordination," until fully reimbursed;

          (v) fifth, to pay any Unpaid Interest Shortfall on the Class M-2 Certificates until reduced to zero;

         (vi) sixth, to reimburse the Class M-2 Certificates for Realized Losses previously allocated thereto as described below under "-Allocation of Losses; Subordination," until fully reimbursed;

        (vii) seventh, to pay any Unpaid Interest Shortfall on the Class B Certificates until reduced to zero;

       (viii) eighth, to reimburse the Class B Certificates for Realized Losses previously allocated thereto as described below under "-Allocation of Losses; Subordination," until fully reimbursed;

         (ix) ninth, to the Available Funds Cap Carryover Reserve Account, the amount necessary to bring the amount on deposit therein up to the Available Funds Cap Carryover Amount for each class of Offered Certificates entitled thereto;

          (x) tenth, to the Class C Certificates the amount to which they are entitled in accordance with the terms of the Pooling Agreement; and

         (xi) eleventh, any remaining amounts will be distributed to the Class R Certificates.

     "AVAILABLE FUNDS CAP CARRYOVER AMOUNT" means, on any Distribution Date and for each class of Offered Certificates, the sum of (A) if on such Distribution Date the Pass-Through Rate for such Certificates is based on the Available Funds Cap, the excess of (i) the amount of interest such Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the lesser of the LIBOR Certificate Rate and the Lifetime Cap Rate for such Distribution Date over (ii) the amount of interest payable on such Certificates at the Available Funds Cap for such Distribution Date, (B) the Available Funds Cap Carryover Amount, together with accrued interest thereon, for all previous Distribution Dates not previously paid to such class of Offered Certificates from the Available Funds Cap Carryover Reserve Account, and (C) one month's interest on the amount calculated in (B) at the lesser of the LIBOR Certificate Rate and the Lifetime Cap Rate for such Distribution Date.

AVAILABLE FUNDS CAP CARRYOVER RESERVE ACCOUNT

     The Trustee will establish on the Closing Date and maintain a reserve account (the "AVAILABLE FUNDS CAP CARRYOVER RESERVE ACCOUNT") and deposit therein on each Distribution Date the amount called for by clause (ix) under "- Net Monthly Excess Cash Flow Distributions" above for such Distribution Date. On each Distribution Date, the Trustee shall withdraw from the Available Funds Cap Carryover Reserve Account, to the extent funds are available therefor, an amount up to the Available Funds Cap Carryover Amount for each class of Offered Certificates and pay such amount to the Class A, Class M-1, Class M-2 and Class B Certificateholders, in that order, in reduction of the Available Funds Cap Carryover Amount for such class. After payment of such amount, the Trustee shall pay all amounts remaining on deposit in the Available Funds Cap Carryover Reserve Account in excess of any amounts in respect of the Available Funds Cap Carryover Amount that are at that time on deposit in the Available Funds Cap Carryover Reserve Account to the Seller.

     The Available Funds Cap Carryover Reserve Account and the income earned thereon will not be assets of either REMIC.

OVERCOLLATERALIZATION PROVISIONS

     With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans immediately following such Distribution Date over (b) the Aggregate Certificate Principal Balances as of such date (after taking into account the payment to the Offered Certificates of the Principal Distribution Amount) is the "OVERCOLLATERALIZATION AMOUNT" as of such Distribution Date. On the Closing Date, the initial Overcollateralization Amount is expected to be approximately $4,000,000, equal to 0.50% of the sum of the Pool Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount. The Pooling Agreement requires that the Net Monthly Excess Cash Flow, to the extent available therefor as described above, will be applied as an accelerated payment of principal on the Offered Certificates to the extent that the Required Overcollateralization Amount exceeds the Overcollateralization Amount as of such Distribution Date. The "REQUIRED OVERCOLLATERALIZATION AMOUNT" means as of any Distribution Date (i) on or prior to the Step-Down Date $30,800,000, and (ii) after the Step-Down Date the greater of (x) the lesser of (a) 3.85% of the sum of the Pool Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount and (b) 7.70% of the Pool Principal Balance of the Mortgage Loans as of the end of the related Due Period and (y) $4,000,000. Notwithstanding the foregoing, so long as a Trigger Event has occurred and is continuing, the Required Overcollateralization Amount with respect to such Distribution Date will remain equal to the amount required as of the Distribution Date immediately preceding the date on which such Trigger Event occurred.

     In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on a Distribution Date in the future, a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates on such Distribution Date will not be distributed to the holders of the Offered Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount on such Distribution Date over (b) the Required Overcollateralization Amount is the "OVERCOLLATERALIZATION REDUCTION AMOUNT" with respect to such Distribution Date. If, on any Distribution Date, the Overcollateralization Reduction Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Required Overcollateralization Amount), then such amounts, which would otherwise be distributed to the holders of the Offered Certificates as principal on such Distribution Date, will instead be distributed to the Certificates as described under " -Net Monthly Excess Cash Flow Distributions" herein.

ALLOCATION OF LOSSES; SUBORDINATION

     If a Mortgage Loan becomes a Liquidated Mortgage Loan during a Due Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the outstanding principal balance of such Mortgage Loan. The amount of such insufficiency is a "REALIZED LOSS". Realized Losses will, in effect, be absorbed first by the Class C and Class R Certificates (through the application of the Net Monthly Excess Interest Amount to fund such deficiency and through a reduction in the Overcollateralization Amount). On each Distribution Date following the application of all amounts distributable on such date, to the extent the Pool Principal Balance of the Mortgage Loans is less than the Aggregate Certificate Principal Balance of the Offered Certificates due to Realized Losses on the Mortgage Loans, the Certificate Principal Balances of the Offered Certificates will be reduced as follows, until such deficiency is fully allocated: first, the Certificate Principal Balance of the Class B Certificates will be reduced, until the Certificate Principal Balance thereof has been reduced to zero; second, the Certificate Principal Balance of the Class M-2 Certificates will be reduced, until the Certificate Principal Balance thereof has been reduced to zero; and third, the Certificate Principal Balance of the Class M-1 Certificates will be reduced, until the Certificate Principal Balance thereof has been reduced to zero. The Certificate Principal Balances of the Class A Certificates will not be so reduced and such Certificates will continue to be entitled to receive Accrued Certificate Interest on their balance subject to available funds. The Certificate Principal Balance of any Subordinate Certificate reduced as the result of the allocation of Realized Losses will not be reinstated and the amount of such reduction will no longer bear interest. However, any loss allocated to a Subordinate Certificate may be repaid through the mechanics of the payment of the Net Monthly Excess Cash Flow as described above.

     Any allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction) to a Subordinate Certificate will be made by reducing the Certificate Principal Balance thereof. The interest portion of Realized Losses and the principal portion of Debt Service Reductions will be allocated to the Offered Certificates through the priority of payment provisions as described in "Description of Certificates-Interest Distributions" and "- Principal Distributions" herein. As used herein, "DEBT SERVICE REDUCTION" means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. As used herein, "SUBORDINATION" refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes and also the subordination provided by the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow) inasmuch as Realized Losses are only allocated to the Offered Certificates after the Overcollateralization Amount has been reduced to zero, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

     In order to maximize the likelihood of distribution in full of Accrued Certificate Interest on the Class A Certificates and of the Principal Distribution Amount distributable to the Class A Certificates, on each Distribution Date, holders of the Class A Certificates have a right to distributions of the Interest Remittance Amount and the Principal Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy the payment of Accrued Certificate Interest on, and the Principal Distribution Amount to, the Class A Certificates. Similarly, holders of the Class M Certificates have a right to distributions that is prior to the rights of the holders of the Class B Certificates, and holders of the Class M Certificates with a higher payment priority have a right to distributions that is prior to the rights of the holders of any Class M Certificates with a lower payment priority. In addition, the overcollateralization provisions of the Trust Fund will also increase the likelihood of distribution of full amounts of interest and principal to the Offered Certificates on each Distribution Date.

     The priority of payment provisions herein will accelerate the amortization of the Class A Certificates relative to the actual amortization of the Mortgage Loans. To the extent that the Class A Certificates are amortized faster than the Mortgage Loans, in the absence of offsetting Realized Losses, the percentage interest evidenced by such Class A Certificates in the Mortgage Loans will be decreased, thereby increasing, relative to the Certificate Principal Balances of the Subordinate Certificates and the Overcollateralization Amount, the subordination afforded the Class A Certificates by the Subordinate Certificates and the Overcollateralization Amount.

     The priority of payment provisions herein among the Subordinate Certificates, as described herein, also generally has the effect during certain periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of related Subordinate Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the Subordination afforded to such class of the Subordinate Certificates by the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow) and any class of Subordinate Certificates with a lower payment priority. However, investors in the Subordinate Certificates should be aware that on and after the Distribution Date on which the Overcollateralization Amount has been reduced to approximately 0.50% of the sum of the Pool Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount, the most subordinate class of Subordinate Certificates then outstanding may receive more than such class' pro rata share of the Principal Distribution Amount for such Distribution Date. In such case, the most subordinate class of Subordinate Certificates then outstanding may be retired prior to the most senior class and will therefore not provide Subordination thereafter (although Subordination will be provided by the Overcollateralization Amount).

PRE-FUNDING ACCOUNT

     On the Closing Date, the Original Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust Fund. During the Pre-Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Original Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Pooling Agreement. Any Pre-Funded Amount remaining at the end of the Pre-Funding Period will be distributed to the holders of the Class A Certificates on the Distribution Date after the expiration of the Pre-Funding Period in reduction of the Certificate Principal Balance of the Class A Certificates, thus resulting in a principal prepayment of such Class A Certificates.

     Amounts on deposit in the Pre-Funding Account will be invested in the investments permitted by the Pooling Agreement. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account prior to each Distribution Date. The Pre-Funding Account will not be an asset of either REMIC.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date a cash amount, as required by the Rating Agencies, will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust Fund. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon and amounts deposited thereto from the Pre-Funding Account, will be used by the Trustee to fund the excess, if any, of (i) the sum of the amount of interest accruing at the weighted average applicable Pass-Through Rates on the amount by which the Aggregate Certificate Principal Balance exceeds the Pool Principal Balance, plus the Trustee Fee accruing on such excess balance over
(ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account. Such amounts on deposit will be so applied by the Trustee on the July 1998 Distribution Date to fund such excess, if any. Any amounts remaining in the Capitalized Interest Account at the end of the Pre-Funding Period and not needed for such purpose will be paid to the Seller and will not thereafter be available for distribution to the holders of the Offered Certificates. Amounts on deposit in the Capitalized Interest Account will be invested in investments permitted by the Pooling Agreement. The Capitalized Interest Account will not be an asset of either REMIC.



                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS
GENERAL

     The yield to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans and the amount and timing of mortgagor defaults resulting in Realized Losses. In addition, such yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. The rate of prepayment on the Mortgage Loans cannot be predicted. Mortgage loans such as the Mortgage Loans have been originated in significant volume only during the past few years and neither the Company nor the Seller is aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. The prepayment experience of the Trust Fund with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on mortgage loans. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.

     All of the Mortgage Loans may be prepaid in whole or in part at any time. Where permitted by law and the related loan documentation program, the related mortgagor generally will be required to pay a prepayment charge in connection with any voluntary prepayment. All the Mortgage Loans contain due-on-sale clauses. As described under "Description of Certificates-Principal Distributions" herein, during certain periods all or a disproportionately large percentage of principal collections on the Mortgage Loans will be allocated to the Class A Certificates, and during certain periods no principal collections or a disproportionately small portion of principal collections will be distributed to the Subordinate Certificates. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in Mortgagors' housing needs, job transfers, unemployment, Mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations by the Seller or other mortgage originators and servicing decisions. In addition, the rate of prepayments on the Mortgage Loans is sensitive to the credit standing of the borrower, which may improve and thereby allow the borrower to refinance on more favorable terms, or may decline and limit the borrower's ability to refinance. The prepayment behavior of the 2/28 Loans, 3/27 Loans or 5/25 Loans may differ from that of the other Mortgage Loans. As a 2/28 Loan, 3/27 Loan or 5/25 Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the Mortgage Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Mortgage Rate before adjustment. The existence of the applicable periodic reset cap, maximum Mortgage Rate and minimum Mortgage Rate also may affect the likelihood of prepayments resulting from refinancings. All of the Mortgage Loans are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loan to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

     The prepayment experience on sub-prime mortgage loans may differ from that on prime mortgage loans, primarily due to the credit quality of the typical borrower. Because the credit histories of many sub-prime borrowers may preclude them from other traditional sources of financing or they may be required to incur relatively higher origination costs than borrowers under prime mortgage loans, such borrowers may be less likely to refinance due to a decline in market interest rates. As a result, the Mortgage Loans may prepay at slower rates than those of prime mortgage loans. In the alternative, sub-prime mortgage loans may experience more prepayments in a rising interest rate environment as the borrowers' finances are stressed to the point of default. Prepayments may also affect the yield to the holders of the Offered Certificates, if as a result of prepayments, the weighted average margins are reduced.

     Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     The Offered Certificates are subject to various priorities for payment of principal as described herein. Distributions of principal on classes of Offered Certificates having an earlier priority of payment will be affected by the rates of prepayment of the Mortgage Loans early in the life of the Mortgage Pool. The timing of commencement of principal distributions and the weighted average lives of classes of Offered Certificates with a later priority of payment will be affected by the rates of prepayment of the Mortgage Loans both before and after the commencement of principal distributions on such classes. In addition, the yield to maturity of the Offered Certificates will depend on whether, to what extent, and the timing with respect to which, Net Monthly Excess Cash Flow is used to accelerate payments of principal on the Offered Certificates or any Overcollateralization Reduction Amount is released. See "Description of Certificates-Overcollateralization Provisions" herein.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high LTVs, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield Considerations", "Maturity and Prepayment Considerations" and "Risk Factors" in the Prospectus.

     In addition, the yield to maturity on each class of Offered Certificates will depend on, among other things, the price paid by the holders of the Offered Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the Offered Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     Certificates with Subordination Features: As described herein, during certain periods all or a disproportionately large percentage of principal payments on the Mortgage Loans will be allocated to the Class A Certificates and, during certain periods, no principal payments will be distributed to the Subordinate Certificates. Unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Subordinate Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a Trigger Event is in effect, the Subordinate Certificates will not be entitled to receive distributions in respect of principal until the Certificate Principal Balance of the Class A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Subordinate Certificates, the Subordination afforded the Class A Certificates by the Subordinate Certificates (together with the Overcollateralization Amount (including overcollateralization created by the Net Monthly Excess Cash Flow)), in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Certificates will be extended.

     In addition, investors in the Subordinate Certificates should be aware that on and after the Distribution Date on which the Overcollateralization Amount has been reduced to approximately 0.50% of the sum of the Pool Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount, the most subordinate class of Subordinate Certificates then outstanding may receive more than such class' pro rata share of the Principal Distribution Amount for such Distribution Date.

     The yields on the Class M Certificates will be sensitive, and the yield on the Class B Certificates will be extremely sensitive, to the rate and timing of defaults on the Mortgage Loans resulting in losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than the rate and/or severity assumed by a holder of a Class M Certificate or Class B Certificate, the actual yield to maturity of such Certificate may be lower than the yield calculated by such holder based on such assumption. The timing of such losses will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses is consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on the investor's yield to maturity.

     The yield on the Class B Certificates will be extremely sensitive to such losses, because such losses will be allocated to the Class B Certificates before any such allocation is made to any other class of Offered Certificates until the Class Principal Balance of the Class B Certificates is reduced to zero. Following the exhaustion of coverage provided by the Class B Certificates, the yield to maturity on the Class M-2 Certificates and Class M-1 Certificates, in that order, will be extremely sensitive to the rate and timing of such losses.

     The only credit enhancement for the Class B Certificates is the overcollateralization feature of the Trust Fund and excess interest. The overcollateralization is intended to be created through the application of certain excess interest amounts to the payment of principal of the Offered Certificates. These excess interest amounts arise from the excess of the weighted average Mortgage Rate (net of certain fees) over the weighted average applicable Pass-Through Rate. Mortgage Loans with higher Mortgage Rates will contribute more to the excess interest than Mortgage Loans with relatively lower Mortgage Rates. If Mortgage Loans with relatively higher Mortgage Rates prepay, the amount of excess interest may be less than otherwise would be the case. There can be no assurance as to whether or when sufficient excess interest will be generated to cause the Overcollateralization Amount to equal the Required Overcollateralization Amount.

     Assumed Final Distribution Date: The assumed final Distribution Date with respect to the Class A Certificates is June 20, 2028, which is the 360/th/ Distribution Date and the assumed final Distribution Date with respect to the Class M and Class B Certificates is July 20, 2029, which date is the Distribution Date immediately following the latest scheduled maturity date for any Initial Mortgage Loan, plus thirteen months. No event of default, change in the priorities for distribution among the various classes or other provisions under the Pooling Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of Certificates on or before its assumed final Distribution Date.

     The actual final Distribution Date with respect to each class of Offered Certificates could occur significantly earlier than the assumed final Distribution Date for such class because (i) Net Monthly Excess Cash Flow will be used to make accelerated payments of principal to the holders of the Offered Certificates, which payments will have the effect of shortening the weighted average lives of the Offered Certificates of each class, (ii) prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the Offered Certificates and (iii) the Master Servicer, the holders of Class C Certificates or the holders of Class R Certificates may cause a termination of the Trust Fund when the Pool Principal Balance is less than 10% of the sum of the Pool Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount.

     Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The following tables are based on a Constant Prepayment Rate model ("CPR"). CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of a pool of mortgage loans for that month. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Company and the Seller believe that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

     For the purpose of the tables below, it is assumed that: (i) the Mortgage Loans consist of pools of loans with the characteristics set forth below, (ii) the Closing Date for the Offered Certificates is June 5, 1998, (iii) distributions on the Offered Certificates are made on the 20th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in July 1998 and are made in accordance with the priorities described herein,
(iv) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely made on the first day of each month (with no defaults), (v) the Mortgage Loans' prepayment rates are equal to the respective percentages of CPR indicated in the tables, (vi) all prepayments are prepayments in full received on the last day of each month and include 30 days' interest thereon,
(vii) no optional termination is exercised, (viii) the Offered

Certificates of each class have the respective Pass-Through Rates and initial Class Principal Balances as set forth herein, (ix) the Required Overcollateralization Amount is as described herein, (x) Six-Month LIBOR remains constant at 5.75%, (xi) LIBOR remains constant at 5.65625% and (xii) the sum of the Servicing Fee Rate and the Trustee Fee Rate equals approximately 0.5075% per annum of the Pool Principal Balance for each Distribution Date.

                                    Original   Remaining
                                     Term to   Term to                First     Subsequent    Maximum     Minimum     Months to
Principal                Mortgage   Maturity   Maturity             Periodic     Periodic    Mortgage    Mortgage    Next Rate
Balance                    Rate     (months)   (months)   Margin   Reset Cap       Cap         Rate        Rate      Adjustment

$      79,108.82           9.9900%     360       360      6.9900%     3%            1%          16.4900%     9.9900%       7
       58,158.34           9.7500      360       360      6.5000      3             1           16.2500      9.7500        9
      235,274.94          10.1106      360       360      6.1744      3             1           16.5159     10.1106       11
      176,731.83          11.7175      360       360      7.1359      3             1           18.2175     11.7175       14
    2,901,426.65          10.3077      360       360      6.6599      3             1           16.8077     10.3077       15
    2,071,270.79           9.9004      360       360      6.5753      3             1           16.5516      9.9004       16
      445,722.13           9.7178      360       360      6.4369      3             1           16.2178      9.7178       17
    3,852,061.33          10.6070      360       360      6.7807      3             1           17.0940     10.6070       18
   44,948,131.54           9.6469      360       360      6.6639      3             1           16.1453      9.6469       19
    6,928,162.88           9.1602      360       360      6.4804      3             1           15.6602      9.1602       20
   82,525,101.42           9.8865      360       360      6.7537      3             1           16.3834      9.8865       21
  217,223,067.51          10.1215      360       360      6.7935      3             1           16.6230     10.1215       22
  221,823,635.35          10.0642      360       360      6.7770      3             1           16.5660     10.0642       23
   14,999,762.13          10.2784      360       360      6.7534      3             1           16.7784     10.2784       24
      190,680.79           9.8750      360       360      7.5000      3             1           16.3750      9.8750       26
      460,181.73           8.2310      360       360      6.5858      3             1           14.7310      8.2310       30
    1,813,916.65          11.3165      360       360      7.1889      3             1           17.8165     11.3165       31
      735,808.58           9.0956      360       360      6.1795      3             1           15.5956      9.0956       32
    1,462,552.74           9.8060      360       360      6.7042      3             1           16.3060      9.8060       33
   23,405,029.89           9.7835      360       360      6.7824      3             1           16.3052      9.7835       34
   22,055,206.14           9.6624      360       360      6.6686      3             1           16.1584      9.6624       35
      919,427.76          10.2289      360       360      6.7511      3             1           16.7289     10.2289       36
    2,424,107.97           9.5976      360       360      6.5106      3             1           16.0473      9.5976       55
    3,085,075.18           8.9629      360       360      6.2637      3             1           15.5098      8.9629       57
    3,476,803.57           9.1954      360       360      6.6392      3             1           15.6834      9.1954       58
    1,196,748.30           9.5874      360       360      6.9322      3             1           16.0874      9.5874       59
   11,003,455.55           9.1981      360       360      6.3765      1             1           15.7132      9.1981        1
      719,589.76           7.8138      360       360      6.3963      1             1           14.3138      7.8138        2
   15,381,101.10           9.3559      355       355      6.5496      1             1           15.8329      9.3559        3
   51,361,791.66           9.5332      359       359      6.5262      1             1           16.0158      9.5332        4
   52,105,498.09           9.3706      358       358      6.6002      1             1           15.8728      9.3706        5
    9,935,408.88           9.5351      360       360      6.5764      1             1           16.0505      9.5351        6


     Subject to the foregoing discussion and assumptions, the following tables indicate the percentages of the Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                      AT THE FOLLOWING PERCENTAGES OF CPR



                                                      Class A
       Distribution Date
--------------------------------      0%    10%    20%    25%    30%    40%    50%

Initial Percentage                  100    100    100    100    100    100    100
June 20, 1999                        95     82     70     64     57     45     32
June 20, 2000                        94     70     49     39     30     13      0
June 20, 2001                        94     59     32     21     11      0      0
June 20, 2002                        93     50     25     20     11      0      0
June 20, 2003                        92     41     20     15     10      0      0
June 20, 2004                        92     33     16     11      7      0      0
June 20, 2005                        91     29     13      8      5      0      0
June 20, 2006                        90     26     10      6      3      0      0
June 20, 2007                        88     23      8      4      2      0      0
June 20, 2008                        87     21      6      3      2      0      0
June 20, 2009                        86     18      5      2      1      0      0
June 20, 2010                        84     16      4      2      1      0      0
June 20, 2011                        82     14      3      1      0      0      0
June 20, 2012                        80     13      2      1      0      0      0
June 20, 2013                        78     11      2      1      0      0      0
June 20, 2014                        75     10      1      0      0      0      0
June 20, 2015                        72      9      1      0      0      0      0
June 20, 2016                        68      7      1      0      0      0      0
June 20, 2017                        64      6      1      0      0      0      0
June 20, 2018                        60      6      0      0      0      0      0
June 20, 2019                        54      5      0      0      0      0      0
June 20, 2020                        49      4      0      0      0      0      0
June 20, 2021                        42      3      0      0      0      0      0
June 20, 2022                        35      3      0      0      0      0      0
June 20, 2023                        29      2      0      0      0      0      0
June 20, 2024                        24      2      0      0      0      0      0
June 20, 2025                        19      1      0      0      0      0      0
June 20, 2026                        13      1      0      0      0      0      0
June 20, 2027                         6      0      0      0      0      0      0
June 20, 2028                         0      0      0      0      0      0      0
Weighted Average Life (years)*    19.93   6.23   3.27   2.55   1.97   1.10   0.85


                                                        Class M-1
       Distribution Date
--------------------------------       0%     10%    20%    25%    30%    40%    50%

Initial Percentage                   100     100    100    100    100    100     100
June 20, 1999                        100     100    100    100    100    100     100
June 20, 2000                        100     100    100    100    100    100      93
June 20, 2001                        100     100    100    100    100     55       0
June 20, 2002                        100     100     80     62     82     55       0
June 20, 2003                        100     100     64     46     33     55       0
June 20, 2004                        100     100     51     34     23     34       0
June 20, 2005                        100      92     40     26     16     20       0
June 20, 2006                        100      82     32     19     11     12       0
June 20, 2007                        100      73     25     14      8      5       0
June 20, 2008                        100      65     20     11      5      1       0
June 20, 2009                        100      58     16      8      4      0       0
June 20, 2010                        100      51     12      6      2      0       0
June 20, 2011                        100      45     10      4      0      0       0
June 20, 2012                        100      40      8      3      0      0       0
June 20, 2013                        100      35      6      1      0      0       0
June 20, 2014                        100      31      5      0      0      0       0
June 20, 2015                        100      27      4      0      0      0       0
June 20, 2016                        100      24      2      0      0      0       0
June 20, 2017                        100      20      1      0      0      0       0
June 20, 2018                        100      17      0      0      0      0       0
June 20, 2019                        100      15      0      0      0      0       0
June 20, 2020                        100      12      0      0      0      0       0
June 20, 2021                        100      10      0      0      0      0       0
June 20, 2022                        100       8      0      0      0      0       0
June 20, 2023                         92       7      0      0      0      0       0
June 20, 2024                         77       5      0      0      0      0       0
June 20, 2025                         60       3      0      0      0      0       0
June 20, 2026                         41       0      0      0      0      0       0
June 20, 2027                         19       0      0      0      0      0       0
June 20, 2028                          0       0      0      0      0      0       0
Weighted Average Life (years)*    127.48   13.82   7.32   5.95   5.43   5.07    2.34


_________________________

* The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing such sum by the original Certificate Principal Balance of the Certificate.


     This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                      AT THE FOLLOWING PERCENTAGES OF CPR


                                                      Class M-2
Distribution Date                     0%     10%    20%    25%    30%    40%    50%
--------------------------------

Initial Percentage                  100     100    100    100    100    100    100
June 20, 1999                       100     100    100    100    100    100    100
June 20, 2000                       100     100    100    100    100    100    100
June 20, 2001                       100     100    100    100    100    100     42
June 20, 2002                       100     100     80     62     47     77     42
June 20, 2003                       100     100     64     46     33     18     35
June 20, 2004                       100     100     51     34     23      9     14
June 20, 2005                       100      92     40     26     16      5      4
June 20, 2006                       100      82     32     19     11      0      0
June 20, 2007                       100      73     25     14      8      0      0
June 20, 2008                       100      65     20     11      5      0      0
June 20, 2009                       100      58     16      8      1      0      0
June 20, 2010                       100      51     12      6      0      0      0
June 20, 2011                       100      45     10      3      0      0      0
June 20, 2012                       100      40      8      0      0      0      0
June 20, 2013                       100      35      6      0      0      0      0
June 20, 2014                       100      31      4      0      0      0      0
June 20, 2015                       100      27      1      0      0      0      0
June 20, 2016                       100      24      0      0      0      0      0
June 20, 2017                       100      20      0      0      0      0      0
June 20, 2018                       100      17      0      0      0      0      0
June 20, 2019                       100      15      0      0      0      0      0
June 20, 2020                       100      12      0      0      0      0      0
June 20, 2021                       100      10      0      0      0      0      0
June 20, 2022                       100       8      0      0      0      0      0
June 20, 2023                        92       7      0      0      0      0      0
June 20, 2024                        77       4      0      0      0      0      0
June 20, 2025                        60       1      0      0      0      0      0
June 20, 2026                        41       0      0      0      0      0      0
June 20, 2027                        19       0      0      0      0      0      0
June 20, 2028                         0       0      0      0      0      0      0
Weighted Average Life (years)*    27.48   13.78   7.26   5.82   5.03   4.72   4.13

                                                           Class B
Distribution Date                     0%     10%    20%    25%    30%    40%    50%
--------------------------------

Initial Percentage                  100     100    100    100    100    100    100
June 20, 1999                       100     100    100    100    100    100    100
June 20, 2000                       100     100    100    100    100    100    100
June 20, 2001                       100     100    100    100    100    100    100
June 20, 2002                       100     100     80     62     47     25     49
June 20, 2003                       100     100     64     46     33     15      1
June 20, 2004                       100     100     51     34     23      6      0
June 20, 2005                       100      92     40     26     16      0      0
June 20, 2006                       100      82     32     19     10      0      0
June 20, 2007                       100      73     25     14      4      0      0
June 20, 2008                       100      65     20      9      0      0      0
June 20, 2009                       100      58     16      4      0      0      0
June 20, 2010                       100      51     12      1      0      0      0
June 20, 2011                       100      45      8      0      0      0      0
June 20, 2012                       100      40      4      0      0      0      0
June 20, 2013                       100      35      1      0      0      0      0
June 20, 2014                       100      31      0      0      0      0      0
June 20, 2015                       100      27      0      0      0      0      0
June 20, 2016                       100      24      0      0      0      0      0
June 20, 2017                       100      20      0      0      0      0      0
June 20, 2018                       100      17      0      0      0      0      0
June 20, 2019                       100      15      0      0      0      0      0
June 20, 2020                       100      12      0      0      0      0      0
June 20, 2021                       100       8      0      0      0      0      0
June 20, 2022                       100       5      0      0      0      0      0
June 20, 2023                        92       2      0      0      0      0      0
June 20, 2024                        77       0      0      0      0      0      0
June 20, 2025                        60       0      0      0      0      0      0
June 20, 2026                        41       0      0      0      0      0      0
June 20, 2027                        19       0      0      0      0      0      0
June 20, 2028                         0       0      0      0      0      0      0
Weighted Average Life (years)*    27.47   13.63   7.10   5.65   4.80   4.04   4.11

_________________________

* The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing such sum by the original Certificate Principal Balance of the Certificate.

     This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                               POOLING AGREEMENT
GENERAL

     The Certificates will be issued pursuant to the Pooling Agreement dated as of June 1, 1998, among the Company, the Seller, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling Agreement and the Offered Certificates. The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and paying agent. The Company will provide a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling Agreement. Requests should be addressed to the President, WMC Secured Assets Corp., 6320 Canoga Avenue, Woodland Hills, California 91367. In addition to the circumstances described in the Prospectus, the Company may terminate the Trustee for cause under certain circumstances. See "The Agreements-Trustee" in the Prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fee for each Mortgage Loan is payable out of the interest payments on such Mortgage Loan. The Servicing Fees in respect of each Mortgage Loan will be at least 0.50% per annum (the "SERVICING FEE RATE") of the outstanding principal balance of such Mortgage Loan. The Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities, and (b) subservicing and other related compensation payable to the Subservicer (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no Subservicer). All assumption fees, late payment charges, prepayment charges or fees and other fees and charges, to the extent collected from the borrower, will be retained by the Master Servicer as additional servicing compensation. See "Servicing of Mortgage Loans-Servicing and Other Compensation and Payment of Expenses; Spread" in the Prospectus for information regarding other possible compensation to the Master Servicer and the Subservicer and for information regarding expenses payable by the Master Servicer.

     The Master Servicer's right to reimbursement for unreimbursed Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Master Servicer's right to such reimbursements is prior to the rights of Certificateholders. In addition, if any Servicing Advance or Monthly Advance is determined by the Master Servicer to be non-recoverable from such sources, the amount of such Nonrecoverable Advances may be reimbursed to the Master Servicer from other amounts on deposit in the Certificate Account.

     Not later than two Business Days prior to each Distribution Date, the Master Servicer is required to remit to the Trustee, without any right of reimbursement, Compensating Interest (up to the aggregate Servicing Fee for the related Due Period) with respect to each Mortgage Loan as to which a principal prepayment in full was received during the related Due Period.

     The Servicing Fee will not be reduced to cover shortfalls in interest collections resulting from partial prepayments on the Mortgage Loans.

CERTAIN MATTERS REGARDING THE COMPANY, SELLER AND MASTER SERVICER

     The Master Servicer may perform any of its duties and obligations under the Pooling Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Pooling Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations. See "The Agreements

-Certain Matters regarding the Master Servicer and the Company" in the Prospectus for information regarding resignation, indemnification and succession of the Master Servicer.

EVENTS OF DEFAULT

     "EVENTS OF DEFAULT" will consist of: (i) (A) any failure by the Master Servicer to make any required Monthly Advance or (B) any other failure of the Master Servicer to deposit in the Certificate Account or Distribution Account any deposit required to be made under the Pooling Agreement, which failure continues unremedied for five Business Days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders holding Certificates evidencing at least 25% of the aggregate Voting Rights; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by any Certificateholders holding Certificates evidencing at least 25% of the aggregate Voting Rights;
(iii) any failure by the Master Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by any Certificateholders holding Certificates evidencing at least 25% of the aggregate Voting Rights; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations (an "INSOLVENCY EVENT"); (v) so long as the Seller is the Master Servicer and subject to the limitations set forth in the Pooling Agreement, any failure of the Seller to repurchase or substitute Qualified Substitute Mortgage Loans for Defective Mortgage Loans as required pursuant to the Purchase Agreement or the Pooling Agreement; and (vi) certain loss or delinquency tests specified in the Pooling Agreement are not met. See "The Agreements-Events of Default and Rights Upon Event of Default" in the Prospectus.

     At all times during the term of the Pooling Agreement, the Voting Rights will be allocated among the holders of the Offered Certificates in proportion to the original Certificate Principal Balances of their respective classes. The holders of the Class C Certificates and the Residual Certificates will have no Voting Rights.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The Trust Fund will terminate on the Distribution Date following the earliest of (i) the Distribution Date on which the Aggregate Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, and (iii) the optional purchase by the Master Servicer of the Mortgage Loans, as described below.

     Subject to provisions in the Pooling Agreement concerning adopting a plan of complete liquidation, the Master Servicer may, at its option, terminate the Pooling Agreement on any date (the "OPTIONAL TERMINATION DATE") on which the Pool Principal Balance is less than 10% of the sum of the Pool Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans at a price equal to the sum of the outstanding Pool Principal Balance (subject to reduction as provided in the Pooling Agreement if the purchase price is based in part on the appraised value of any REO Property included in the Trust Fund and such appraised value is less than the outstanding principal balance of the related Mortgage Loan) and accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date. In addition, if the Master Servicer does not exercise its option to terminate the Pooling Agreement within two Distribution Dates after which such option vests, the holders of the Class C or Class R Certificates shall have the right to terminate the Pooling Agreement by purchasing all of the outstanding Mortgage Loans at the purchase price referred to above and otherwise in accordance with the provisions of the Pooling Agreement.

     Any such purchase shall be accomplished by deposit into the Distribution Account of the purchase price specified above.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     The Master Servicer has the option, but is not obligated, to purchase from the Trust Fund any Mortgage Loan 90 days or more delinquent (a "DEFAULTED MORTGAGE LOAN") at the Purchase Price.

THE TRUSTEE

     The First National Bank of Chicago, a national banking association, has been named Trustee pursuant to the Pooling Agreement.

     The Trustee may have normal banking relationships with the Company, the Seller and the Master Servicer.

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee, as approved by the Master Servicer. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee, as approved by the Master Servicer (such Master Servicer approval not to be unreasonably withheld). Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the aggregate Voting Rights in the Trust Fund, have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.



                     DESCRIPTION OF THE PURCHASE AGREEMENT

     The Mortgage Loans to be transferred to the Trust Fund by the Company will be purchased by the Company from WMC Mortgage Corp. (the "SELLER") pursuant to the Mortgage Loan Purchase Agreement to be entered into between the Company, as purchaser of the Mortgage Loans, and the Seller, as seller of the Mortgage Loans (the "PURCHASE AGREEMENT"). Under the Purchase Agreement, the Seller will agree to transfer the Mortgage Loans to the Company. Pursuant to the Pooling Agreement, the Mortgage Loans will be immediately transferred by the Company to the Trust Fund, and the Company will assign certain of its rights in, to and under the Purchase Agreement, to the Trust Fund. See "The Mortgage Pools-Representations by Sellers" in the Prospectus for information regarding the repurchase and/or substitution obligations of the Seller.



                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Company towards the purchase of the Mortgage Loans.



                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under the Code.

     For federal income tax purposes, (a) the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I, (b) each class of Offered Certificates (exclusive of the right to receive payments from the Available Funds Cap Carryover Reserve Account in respect of the Available Funds Cap Carryover Amount) will represent ownership of "regular interests" in REMIC II and will generally be treated as debt instruments of REMIC II and (c) the Class R-II Certificates will constitute the sole class of "residual certificates" in REMIC II. See "Federal Income Tax Consequences -- REMICs" in the Prospectus; provided, however, that any reference therein to "regular interests" in a REMIC or to REMIC Regular Certificates shall be exclusive of the right to receive payments from the Available Funds Cap Carryover Reserve Account in respect of the Available Funds Cap Carryover Amount.

     For federal income tax reporting purposes, the Offered Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a 100% Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences-General" and "-Taxation of Owners of REMIC Regular Certificates- Original Issue Discount" in the Prospectus.

     Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments from the Available Funds Cap Carryover Reserve Account in respect of the Available Funds Cap Carryover Amount. The Available Funds Cap Carryover Reserve Account is not an asset of either REMIC. The treatment of amounts received by an Offered Certificateholder under such Certificateholder's right to receive the Available Funds Cap Carryover Amount will depend on the portion, if any, of the Offered Certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its undivided interest in the regular interests and its undivided interest in the right to receive payments from the Available Funds Cap Carryover Reserve Account in respect of the Available Funds Cap Carryover Amount in accordance with the relative fair market values of each property right. Payments made to the holders of the Offered Certificates with respect to the Available Funds Cap Carryover Amount will be included in income based on the regulations relating to notional principal contracts (the "NOTIONAL PRINCIPAL CONTRACT REGULATIONS"). The OID Regulations provide that the Issuer's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Issuer's allocation. For tax reporting purposes, a de minimis value will be assigned to the Available Funds Cap Carryover Amount. Under the REMIC Regulations, the Master Servicer is required to account for the regular interest and the right to receive payments from the Available Funds Carryover Reserve Account in respect of the Available Funds Cap Carryover Amount as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to such Certificates. Ownership of the right to the Available Funds Cap Carryover Amount will nevertheless entitle the owner to amortize the separate price paid for the right to the Available Funds Cap Carryover Amount under the Notional Principal Contract Regulations.

     In certain circumstances OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Master Servicer in preparing reports to the Certificateholders and the IRS.

     Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences-REMICS-Taxation of Owners of REMIC Regular Certificates" and "- Premium" in the Prospectus.

     This paragraph applies to the Offered Certificates (exclusive of any rights in the Available Funds Cap Carryover Reserve Account). The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as

"interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates (other than the Residual Certificates) will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in Offered Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a Certificate pursuant to the right of the Master Servicer or the Company to repurchase such Offered Certificates may adversely affect any REMIC that holds such Offered Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling Agreement -- Termination" herein and "Federal Income Tax Consequences-REMICS-Characterization of Investments in REMIC Certificates" in the Prospectus.

     The holders of the Offered Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. As noted above, each holder of an Offered Certificate will be required to allocate a portion of the purchase price paid for the Offered Certificates to the right to receive payments from the Available Funds Cap Carryover Reserve Account in respect of the Available Funds Cap Carryover Amount. The value of the right to receive any such Available Funds Cap Carryover Amount is a question of fact which could be subject to differing interpretations. Because the Available Funds Cap Carryover Amount is treated as a separate right of the Offered Certificates not payable by the REMICs, such right will not be treated as a qualifying asset for any Certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Available Funds Cap Carryover Reserve Account will not be qualifying real estate income for real estate investment trusts.

     WMC will be designated as the "tax matters person" with respect to REMIC I and REMIC II as defined in the REMIC Provisions (as defined in the Prospectus), and in connection therewith will be required to hold not less than 0.01% of each of the Class R-I Certificates and Class R-II Certificates.

     For further information regarding federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences-REMICS" in the Prospectus.



                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, (the "UNDERWRITING AGREEMENT"), among the Company, WMC, NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery"), Bear, Stearns & Co. Inc. ("Bear Stearns"), Lehman Brothers Inc. ("Lehman Brothers"), Credit Suisse First Boston Corporation ("CS First Boston") First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union", and together with NationsBanc Montgomery, Bear Stearns, Lehman Brothers and CS First Boston, the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase the Offered Certificates as follows: NationsBanc Montgomery and Bear Stearns will each acquire approximately 33.33% of the Offered Certificates and CS First Boston, Lehman Brothers and First Union will each acquire approximately 11.11% of the Offered Certificates.

     Under the terms of the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby if any of the Offered Certificates are purchased.

     In connection with the offering, the Underwriters may purchase and sell the Offered Certificates in the open market. These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involve the sale by an Underwriter of a greater number of Offered Certificates than they are required to purchase from the Company in the offering. An Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by such Underwriter if such Offered Certificates are repurchased by such Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the Offered Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Offered Certificates, before deducting expenses payable by the Company, will be approximately ___% of the aggregate Certificate Principal Balances of the Offered Certificates plus accrued interest thereon from the Cut-off Date. The Underwriters may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

     The Underwriting Agreement provides that the Company will indemnify the Underwriters, and under limited circumstances the Underwriters will indemnify the Company, against certain civil liabilities under the Act or contribute to payments required to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "Description of Securities-Reports to Securityholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Company is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.



                                 LEGAL OPINIONS

     Certain legal matters relating to the Offered Certificates will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York and for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.


                                    RATINGS

     It is a condition to the issuance of the Class A Certificates that they be rated "AAA" by Standard & Poor's and Aaa by Moody's. It is a condition to the issuance of the Class M-1, Class M-2 and Class B Certificates that they be rated not lower than "AA", "A" and "BBB", respectively, by Standard & Poor's and Aa2, A2 and Baa, respectively, by Moody's.

     Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of payments required under the Pooling Agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Offered Certificates. Standard & Poor's ratings on the Offered Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein. The ratings assigned by Standard & Poor's to the Offered Certificates do not address the possibility that the Offered Certificates might suffer a lower than anticipated yield, nor does it address the likelihood that the Available Funds Cap Carryover Amount will be paid to the Offered Certificates.

     The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by the holders thereof of all distributions on the underlying mortgage loans to which they are entitled. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from that originally anticipated. The ratings assigned by Moody's to the Offered Certificates do not address the possibility that the Offered Certificate might suffer a lower than anticipated yield, nor does it address the likelihood that the Available Funds Cap Carryover Amount will be paid to the Offered Certificates.

     The Company has not requested a rating on the Offered Certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by Standard & Poor's and Moody's.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Offered Certificates.



                                LEGAL INVESTMENT

     The Class M-2 and Class B Certificates will not constitute "mortgage related securities" for purposes of SMMEA. The Class A and Class M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class A Certificates and the Class M-1 Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates are subject to restrictions on investment, capital requirements or otherwise. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. (S) 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV Securities," defined in 12 C.F.R. (S) 1.2(1) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. (S)
703.140. Finally, effective May 26, 1998 (October 1, 1998 in the case of federal credit unions), the 1992 "Supervisory Policy Statement on Securities Activities" of the Federal Financial Institutions Examination Council (the "FFIEC") has been superseded by the FFIEC's "Supervisory Policy Statements on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement"). The 1998 Policy Statement deletes the specific "high-risk mortgage securities" tests, and substitutes general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. See "Legal Investment Matters" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA, or Section 4975 of the Code (a "PLAN") or any insurance company (whether through its general or separate accounts) or other person investing "plan assets" of any Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Class A Certificates by or on behalf of, or with Plan Assets of, a Plan may qualify for exemptive relief under the Exemption, as described under "ERISA Considerations Prohibited Transaction Exemptions" in the Prospectus. However, the Exemption contains a number of conditions which must be met for the Exemption to apply, including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the Department of Labor ("DOL") is required to issue final regulations ("401(C) REGULATIONS") no later than December 31, 1997 which are to provide guidance for purposes of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Class A Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not likely apply to the purchase, sale or holding of the Subordinate Certificates (due to the subordinate nature thereof) and the Subordinate Certificates will be issued and transferred only in book-entry form through DTC, CEDEL and Euroclear, any purchase of a Subordinate Certificate will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

     To the extent that Definitive Certificates are issued with respect to Subordinate Certificates, transfers of such Subordinate Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using the assets of any Plan to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result on a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling Agreement. In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Subordinate Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling Agreement, and the following statements are correct: (i) the transferee is an insurance company and the source of funds used to purchase such Subordinate Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60),
(ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general accounts reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Subordinate Certificates.

     Any fiduciary or other investor of Plan Assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See "ERISA Considerations" in the Prospectus.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered WMC Mortgage Pass-Through Certificates, Series 1998-A: Class A, Class M-1, Class M-2 and Class B Certificates (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds. Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Holders or their agent. Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, future Treasury regulations provide otherwise), (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income, or (iv) a trust other than a "foreign trust," as defined in Section 7701(a)(31) of the Code. The term "NON-U.S. PERSON" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS
Mortgage Pass-Through Certificates
Mortgage-Backed Notes
WMC Secured Assets Corp.

     The mortgage pass-through certificates ("Certificates") or mortgage-backed notes ("Notes") offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Securities of each series, together with any other mortgage pass-through certificates or mortgage-backed notes of such series, are collectively referred to herein as the "Securities."

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of Notes will represent indebtedness of, a trust fund (with respect to any series, the "Trust Fund") to be established by WMC Secured Assets Corp. (the "Company"). Each Trust Fund will consist primarily of a segregated pool (a "Mortgage Pool") of one- to four-family and/or junior mortgage loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans") or interests therein (which may include Mortgage Securities as defined herein), acquired by the Company from one or more affiliated or unaffiliated institutions (the "Sellers"). See "The Company" and "The Mortgage Pools." The Mortgage Loans may include sub-prime mortgage loans. The Mortgage Loans and other assets in each Trust Fund, which may only include, if applicable, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described herein (collectively, the "Trust Fund Assets") will be held in trust for the benefit of the holders of the related series of Securities (the "Securityholders") pursuant to (i) with respect to each series of Certificates, a pooling and servicing agreement or other agreement (in either case, a "Pooling Agreement") or (ii) with respect to each series of Notes, an indenture (an "Indenture"), in each case as more fully described herein and in the related Prospectus Supplement. Information regarding the Offered Securities of a series, and the general characteristics of the Mortgage Loans and other Trust Fund Assets in the related Trust Fund, will be set forth in the related Prospectus Supplement.


     Each series of Securities will include one or more classes. Each class of Securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the Securities, to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans and the other Trust Fund Assets in the related Trust Fund in the manner described herein under "Description of the Securities" and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

                                                  (cover continued on next page)

                        _______________________________

     SEE "RISK FACTORS" BEGINNING ON PAGE 18 HEREIN FOR A DISCUSSION OF MATERIAL RISKS AFFECTING INVESTMENT IN THE SECURITIES.

     PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND AND PAYMENTS UNDER ANY FINANCIAL GUARANTY INSURANCE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES OF ANY SERIES NOR THE UNDERLYING MORTGAGE LOANS OR MORTGAGE SECURITIES WILL BE GUARANTEED OR INSURED BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       __________________________________

     The Offered Securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement.

     There will be no secondary market for the Offered Securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the Offered Securities will develop or, if it does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                 The date of this Prospectus is March 13, 1998.

(continued from previous page)


     The Company's only obligations with respect to a series of Securities will be pursuant to certain representations and warranties made by the Company, except as provided in the related Prospectus Supplement. The master servicer (the "Master Servicer") for any series of Securities will be named in the related Prospectus Supplement. The principal obligations of the Master Servicer will be pursuant to its contractual servicing obligations (which include its limited obligation to make certain advances in the event of delinquencies in payments on the related Mortgage Loans). See "Description of the Securities."

     If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy, or reserve fund. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of Securities or by Overcollateralization (as defined herein). See "Description of Credit Enhancement."

     The rate of payment of principal of each class of Securities entitled to a portion of principal payments on the Mortgage Loans in the related Mortgage Pool and the Trust Fund Assets will depend on the priority of payment of such class and the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases of Mortgage Loans) on such Mortgage Loans and other Trust Fund Assets. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of Securities in the manner described herein and in the related Prospectus Supplement. See "Yield Considerations."

     With respect to each series of Certificates, one or more separate elections may be made to treat the related Trust Fund or a designated portion thereof as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of the related series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" herein.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY AND THEREBY OR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

AVAILABLE INFORMATION...........................................................................................   6

REPORTS TO SECURITYHOLDERS......................................................................................   6

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...............................................................   6

SUMMARY OF PROSPECTUS...........................................................................................   7

RISK FACTORS....................................................................................................  18

THE MORTGAGE POOLS..............................................................................................  23
     General....................................................................................................  23
     The Mortgage Loans.........................................................................................  24
     Underwriting Standards.....................................................................................  28
     Qualifications of Originators and Sellers..................................................................  29
     Representations by Sellers.................................................................................  29

SERVICING OF MORTGAGE LOANS.....................................................................................  32
     General....................................................................................................  32
     The Master Servicer........................................................................................  32
     Collection and Other Servicing Procedures; Mortgage Loan Modifications.....................................  32
     Subservicers...............................................................................................  34
     Special Servicers..........................................................................................  34
     Realization Upon or Sale of Defaulted Mortgage Loans.......................................................  34
     Servicing and Other Compensation and Payment of Expenses; Spread...........................................  36
     Evidence as to Compliance..................................................................................  37

DESCRIPTION OF THE SECURITIES...................................................................................  37
     General....................................................................................................  37
     Form of Securities.........................................................................................  39
     Assignment of Trust Fund Assets............................................................................  40
     Certificate Account........................................................................................  42
     Distributions..............................................................................................  45

     Distributions of Interest and Principal on the Securities..................................................  46
     Pre-Funding Account........................................................................................  47
     Distributions on the Securities in Respect of Prepayment Premiums..........................................  47
     Allocation of Losses and Shortfalls........................................................................  47
     Advances...................................................................................................  47
     Reports to Securityholders.................................................................................  48

DESCRIPTION OF CREDIT ENHANCEMENT...............................................................................  49
     General....................................................................................................  49
     Subordinate Securities.....................................................................................  50
     Overcollateralization......................................................................................  51

     Financial Guaranty Insurance Policy........................................................................  51
     Mortgage Pool Insurance Policies...........................................................................  51
     Letter of Credit...........................................................................................  53
     Special Hazard Insurance Policies..........................................................................  53
     Bankruptcy Bonds...........................................................................................  54
     Reserve Funds..............................................................................................  54
     Maintenance of Credit Enhancement..........................................................................  55
     Reduction or Substitution of Credit Enhancement............................................................  57

                                                                                                                 Page
                                                                                                                 ----
PURCHASE OBLIGATIONS...........................................................................................   57

PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
     CLAIMS THEREUNDER.........................................................................................   58
     General...................................................................................................   58
     Primary Mortgage Insurance Policies.......................................................................   58
     Hazard Insurance Policies.................................................................................   59
     FHA Insurance.............................................................................................   60

     VA Mortgage Guaranty......................................................................................   61

THE COMPANY....................................................................................................   61

THE AGREEMENTS.................................................................................................   61
     General...................................................................................................   61
     Certain Matters Regarding the Master Servicer and the Company.............................................   62
     Events of Default and Rights Upon Event Default...........................................................   63
     Amendment.................................................................................................   65
     Termination; Retirement of Securities.....................................................................   66
     The Trustee...............................................................................................   67
     Duties of the Trustee.....................................................................................   68
     Certain Matters Regarding the Trustee.....................................................................   68
     Resignation and Removal of the Trustee....................................................................   68

YIELD CONSIDERATIONS...........................................................................................   68

MATURITY AND PREPAYMENT CONSIDERATIONS.........................................................................   71

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS........................................................................   72
     Single Family Loans.......................................................................................   72
     Cooperative Loans.........................................................................................   73
     Tax Aspects of Cooperative Ownership......................................................................   74
     Contracts.................................................................................................   74
     Foreclosure on Mortgages and Certain Contracts............................................................   75
     Foreclosure on Shares of Cooperatives.....................................................................   77
     Repossession with respect to Contracts....................................................................   78
     Rights of Redemption......................................................................................   79

     Anti-Deficiency Legislation and Other Limitations on Lenders..............................................   80
     Environmental Legislation.................................................................................   81
     Consumer Protection Laws with respect to Contracts........................................................   82
     Enforceability of Certain Provisions......................................................................   83
     Subordinate Financing.....................................................................................   83
     Installment Contracts.....................................................................................   84
     Applicability of Usury Laws...............................................................................   84

     Alternative Mortgage Instruments..........................................................................   85
     Formaldehyde Litigation with respect to Contracts.........................................................   85
     Soldiers' and Sailors' Civil Relief Act of 1940...........................................................   86
     Forfeitures in Drug and RICO Proceedings..................................................................   86
     Junior Mortgages..........................................................................................   86
     Negative Amortization Loans...............................................................................   87

FEDERAL INCOME TAX CONSEQUENCES................................................................................   87
     General...................................................................................................   87
     REMICS....................................................................................................   88
     Notes.....................................................................................................  102
     Grantor Trust Funds.......................................................................................  103

STATE AND OTHER TAX CONSEQUENCES...............................................................................  111

ERISA CONSIDERATIONS...........................................................................................  111
     Representation from Plans Investing in Notes with "Substantial Equity
        Features" or Certain Certificates......................................................................  115
     Tax Exempt Investors......................................................................................  116
     Consultation with Counsel.................................................................................  116

LEGAL INVESTMENT MATTERS.......................................................................................  116

USE OF PROCEEDS................................................................................................  118

METHODS OF DISTRIBUTION........................................................................................  118

LEGAL MATTERS..................................................................................................  119

                                                                                                                 Page
                                                                                                                 ----
FINANCIAL INFORMATION..........................................................................................  119

RATING.........................................................................................................  119

INDEX OF PRINCIPAL DEFINITIONS.................................................................................  120

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov). The Company does not intend to send any financial reports to Securityholders.

     This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

     The Master Servicer or another designated person will be required to provide periodic unaudited reports concerning each Trust Fund to all registered holders of Offered Securities of the related series with respect to each Trust Fund as are required under the Exchange Act and the rules and regulations of the Commission thereunder. See "Description of the Securities--Reports to Securityholders."

     The Company intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Company from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Company fulfills its reporting obligations as described in its written request. If such request is granted, the Company will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Securities referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Securityholders expected for each series, the Company anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company with respect to a Trust Fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Securities of the related series. The Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to WMC Secured Assets Corp., 6320 Canoga Avenue, Woodland Hills, California 91367, or by telephone at (818) 592-2610. The Company has determined that its financial statements will not be material to the offering of any Offered Securities.

                             SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Securities of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto elsewhere in this Prospectus. An index indicating where certain capitalized terms used herein are defined appears at the end of this Prospectus.

Securities Offered..........  Mortgage pass-through certificates or mortgage-
                              backed notes. The mortgage pass-through
                              certificates (the "Offered Certificates") or mortgage-backed notes (the "Offered Notes"; the Offered Notes or the Offered Certificates, the "Offered Securities") offered hereby and by the various Prospectus Supplements with respect hereto will be offered from time to time in series. The Offered Securities of each series, together with any other mortgage pass-through certificates or mortgage-backed notes of such series, are collectively referred to herein as the "Securities."

Risk Factors...............   There are material risks associated with an
                              investment in the Offered Certificates.  See
                              "Risk Factors" herein.

Company....................   WMC Secured Assets Corp. (the "Company"), a
                              wholly-owned subsidiary of WMC Mortgage Corp.
                              ("WMC Mortgage"). See "The Company."

Master Servicer............   The master servicer (the "Master Servicer"), if
                              any, for a series of Securities will be specified in the related Prospectus Supplement and may be WMC Mortgage or another affiliate of the Company.
                              See "Servicing of Mortgage Loans--The Master
                              Servicer."

Special Servicer...........   The special servicer (the "Special Servicer"), if
                              any, for a series of Securities will be specified, or the circumstances under which a Special
                              Servicer will be appointed will be described, in the related Prospectus Supplement. Any Special
                              Servicer may be an affiliate of the Company. See
                              "Servicing of Mortgage Loans--Special Servicers."

Issuer.....................   With respect to each series of Notes, the issuer
                              (the "Issuer") will be an owner trust established by it for the purpose of issuing such series of Notes. Each such owner trust will be created pursuant to a trust agreement (the "Owner Trust
                              Agreement") between the Company, acting as depositor, and the Owner Trustee. Each series of Notes will represent indebtedness of the Issuer and will be issued pursuant to an indenture between the Issuer and the Trustee (the
                              "Indenture") whereby the

                              Issuer will pledge the Trust Fund to secure the Notes under the lien of the Indenture. As to each series of Notes where the Issuer is an owner trust, the ownership of the Trust Fund will be evidenced by certificates (the "Equity Certificates") issued under the Owner Trust Agreement, which are not offered hereby. The Notes will represent nonrecourse obligations solely of the Issuer, and the proceeds of the related Trust Fund will be the sole source of payments on the Notes, except to the extent of any credit enhancement which is not included in the Trust Fund. See "Description of Credit Enhancement" herein.

                              With respect to each series of Certificates, the Issuer will be a trust created pursuant to the related Pooling Agreement for the purpose of issuing such series of Certificates. Each series of Certificates will represent an undivided ownership interest in the underlying assets of such trust.

Trustees...................   The trustee or indenture trustee (each, the
                              "Trustee") for each series of Certificates and Notes, respectively, will be named in the related
                              Prospectus Supplement. The Owner Trustee (the
                              "Owner Trustee") for each series of Notes will be named in the related Prospectus Supplement. See
                              "The Agreements--The Trustee."

The Securities.............   Each series of Securities will include one or more
                              classes of Securities which will represent either
                              (i) with respect to each series of Certificates, in the aggregate the entire beneficial ownership interest in, or (ii) with respect to each series of Notes, indebtedness of, a segregated pool of Mortgage Loans (exclusive of any portion of interest payments (the "Spread") relating to each Mortgage Loan retained by the Company or any of its affiliates) or interests therein (which may include Mortgage Securities as defined herein), and certain other assets as described below
                              (collectively, a "Trust Fund"), and will be issued pursuant to either (i) with respect to each series of Certificates, a pooling and servicing agreement or other agreement specified in the related
                              Prospectus Supplement (in either case, a "Pooling
                              Agreement") or (ii) with respect to each series of Notes, an indenture specified in the related
                              Prospectus Supplement (the "Indenture"). Except for certain Strip Securities and REMIC Residual
                              Certificates (each as hereinafter described), each series of Securities, or class of Securities in the case of a series consisting of two or more classes, will have a stated principal balance and will be entitled to distributions of interest based on a specified interest rate or rates (each, a "Security Interest Rate"). The
                              Security Interest Rate of each Security offered hereby will be stated in the related Prospectus
                              Supplement as the "Pass-Through Rate" with respect to a Certificate and the "Note Interest Rate" with respect to a Note. Each series or class of Securities may have a different Security Interest
                              Rate, which may be a fixed, variable or adjustable
                              Security Interest Rate, or any combination of two or more such Security Interest Rates. The related
                              Prospectus Supplement will specify the Security
                              Interest Rate or Rates for each series or class of Securities, or the initial Security Interest Rate or Rates and the method for determining subsequent changes to the Security Interest Rate or Rates.

                              A series may include one or more classes of Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distribu tions, or (ii) to interest distributions, with dispropor tionate, nominal or no principal distributions. In addition, a series may include two or more classes of Securities which differ as to timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool, which series may include one or more classes of Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date, as hereinafter defined, in the manner described in the related Prospectus Supplement.

                              If so provided in the related Prospectus
                              Supplement, a series of Securities may include one or more classes of Securities (collectively, the "Senior Securities") which are senior to one or more classes of Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses. As to each series of Certificates, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Internal Revenue Code of 1986 (the "Code"). See "Description of the Securities."

                              The Securities will not be guaranteed or insured by any governmental agency or instrumentality, by the Company, the Master Servicer or any of their respective affiliates or by any other person.

                              Securities of one or more classes of a series may be issued in book-entry form. See "Description of the Securities--Form of Securities."

The Mortgage Pools.........   Each Trust Fund will consist primarily of a
                              segregated pool (a "Mortgage Pool") of mortgage loans and/or manufactured housing conditional sales and installment loan agreements
                              (collectively, the "Mortgage Loans") or interests therein. Each Mortgage Loan will be secured by a first or junior lien on or security interest in
                              (i) a one- to four-family residential property or
                              (iii) a new or used manufactured home (each, a "Mortgaged Property"). The Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto
                              Rico. For a description of the types of Mortgage
                              Loans that may be included in the Mortgage Pools, see "The Mortgage Pools--The Mortgage Loans." The
                              Mortgage Loans will not be guaranteed or insured by the Company, any of its affiliates.

                              If specified in the related Prospectus Supplement, Mortgage Loans which are converting or converted from an adjustable-rate to a fixed-rate or certain Mortgage Loans for which the Mortgage Rate has been reset may be repurchased by the Company or purchased by the related Master Servicer, the applicable Seller or another party, or a designated remarketing agent will use its best efforts to arrange the sale thereof as further described herein.

                              If so specified in the related Prospectus
                              Supplement, some Mortgage Loans may be delinquent as of the date of their deposit in the related Trust Fund.

                              If so specified in the related Prospectus
                              Supplement, there may be a concentration of "sub-prime" mortgage loans, which do not meet the credit standards of "A" quality borrowers.

                              If specified in the related Prospectus Supplement, a Trust Fund may include or consist solely of mortgage pass-through certificates evidencing interests in Mortgage Loans ("Mortgage Securities"), as described herein. See "The Mortgage Pools-General" herein.

                              Each Mortgage Loan and Mortgage Security included in a Trust Fund will have been selected by the Company from among those purchased, either directly or indirectly, from a prior holder thereof (a "Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such Mortgage Security and may be an affiliate of the Company. A Mortgage Security included in a Trust Fund, however, may also have been issued previously by the Company or an affiliate thereof. Mortgage Securities included in the Trust Fund (i) either will have been (a) previously registered under the Securities Act of 1933, or (b) are eligible for sale under Rule 144(k); and (ii) will be acquired in bona fide secondary market transactions. See "The Mortgage Pools-General" herein.

                              A Current Report on Form 8-K will be available upon request to purchasers of the Offered Securities of the related series and will be filed, together with the related Pooling Agreement, with respect to each series of Certificates, and the related Servicing Agreement, Owner Trust Agreement and Indenture, with respect to each series of Notes, with the Securities and Exchange Commission within fifteen days after such initial issuance.

Mortgage Loans with Special
 Payment Features..........   If so specified in the related Prospectus
                              Supplement, certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest at their stated maturity (such Mortgage Loans, "Balloon Loans") or have other special payment features. See "The Mortgage Pools--The Mortgage
                              Loans."

Interest Distributions.....   Interest on each class of Offered Securities of
                              each series, other than Strip Securities or Accrual Securities (prior to the time when accrued interest becomes payable thereon), will accrue at the applicable Security Interest Rate (which may be a fixed, variable or adjustable rate or any combination thereof) on such class's principal balance outstanding from time to time and will be remitted on the 25th day or other day as specified in the Prospectus Supplement (or, if such day is not a business day, on the next succeeding business day) of each month, commencing with the month following the month in which the Cut-off
                              Date (as defined in the applicable Prospectus
                              Supplement) occurs (each, a "Distribution Date").
                              Distributions, if any, with respect to interest on Strip Securities will be calculated and made on each Distribution Date as described herein under "Description of the Securities--Distribution of Interest and Principal on the Securities" and in the related Prospectus
                              Supplement. Interest that has accrued but is not yet payable on any Accrual Securities will be added to the principal balance of such class on each Distribution Date, and will thereafter bear interest at the applicable Security Interest Rate.
                              Distributions of interest with respect to one or more classes of Offered Securities (or, in the case of a class of Accrual Securities, accrued interest to be added to the principal balance thereof) may be reduced as a result of the occurrence of certain delinquencies not covered by advances, losses, prepayments and other contingencies described herein and in the related
                              Prospectus Supplement. See "Yield Considerations" and "Description of the Securities--Distribution of Interest and Principal on the Securities."

Principal Distributions....   Principal distributions on the Securities of each
                              series will be payable on each Distribution Date, commencing with the Distribution Date in the month following the month in which the Cut-off Date occurs, to the holders of the Securities of such series, or of the class or classes of Securities then entitled thereto, on a pro rata basis among all such Securities or among the Securities of any such class, in proportion to their respective outstanding principal balances, or in the priority and manner otherwise specified in the related
                              Prospectus Supplement. Strip Securities with no principal balance will not receive distributions in respect of principal. Distributions of principal with respect to any series of Securities, or with respect to one or more classes included therein, may be reduced to the extent of certain delinquencies not covered by advances or losses not covered by the applicable form of credit enhancement. See "The Mortgage Pools,"
                              "Maturity and Prepayment Considerations" and
                              "Description of the Securities."

Pre-Funding Account........   If so specified in the related Prospectus
                              Supplement, a portion of the proceeds of the sale of one or more Classes of Securities of a series may be deposited in a segregated account to be applied to acquire additional Mortgage Loans from the Sellers, subject to the limitations set forth herein under "Description of the Securities--Pre-
                              Funding Account." At no time shall the amount held in a Pre-Funding Account exceed 40% of the aggregate outstanding principal balance of the related Securities. The related Agreement or other agreement providing for the transfer of additional
                              Mortgage Loans generally will provide that all such transfers must be made within up to three months (with respect to any series of Certificates) or up to one year (with respect to any series of Notes) after the Closing Date.
                              Monies on deposit in the Pre-Funding Account and not applied to acquire such additional Mortgage
                              Loans within the time set forth in the related
                              Pooling Agreement or other applicable agreement may be treated as principal and applied in the manner described in the related Prospectus
                              Supplement.

Credit Enhancement........    If so specified in the Prospectus Supplement, the
                              Trust Fund with respect to any series of Securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, bankruptcy bond or reserve fund to provide full or partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit support also may be provided in the form of subordination of one or more classes of Securities in a series under which losses are first allocated to any Subordinate
                              Securities up to a specified limit or in the form of Overcollateralization. With respect to any series of Notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Losses not covered by any form of credit enhancement will be borne by the holders of the related Securities (or certain classes thereof). To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Securities. See "Description of Credit
                              Enhancement" and "Subordination."

Advances...................   If and to the extent described in the related
                              Prospectus Supplement, and subject to any limitations specified therein, the Master Servicer for any Trust Fund will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments on the Mortgage Loans in such Trust Fund. Any such advance made by the Master Servicer with respect to a Mortgage Loan is recoverable by it as described herein under "Description of the Securities--Advances" either from recoveries on or in respect of the specific Mortgage Loan or, with respect to any advance subsequently determined to be nonrecoverable from recoveries on or in respect of the specific
                              Mortgage Loan, out of funds otherwise
                              distributable to the holders of the related series of Securities, which may include the holders of any Senior Securities of such series. If and to the extent provided in the Prospectus Supplement for a series of Securities, the Master Servicer will be entitled to receive interest on its advances for the period that they are outstanding payable from amounts in the related Trust Fund. As specified in the Prospectus Supplement with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, the advancing obligations in respect of the underlying
                              Mortgage Loans will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling Agreement, and may differ from the provisions described herein.

Optional Termination.......   The Master Servicer, the Company or a person
                              specified in the related Prospectus Supplement or the holder of the Equity Certificates with respect to a series of Notes (other than the holder of any Class of Offered Securities, other than any Class of REMIC Residual Certificates, if offered), may at its option either (i) effect early retirement of a series of Securities through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Securities specified in the related Prospectus Supplement.
                              With respect to any series of Certificates, no such purchase shall be made unless either (i) the aggregate principal balance of the Certificates as of such date is equal to or less than the percentage specified in the related Prospectus
                              Supplement (which shall not be greater than 10%) of the aggregate principal balance of the Certificates as of the Closing Date or (ii) the aggregate principal balance of the Mortgage Loans as of such date is equal to or less than the percentage specified in the related Prospectus
                              Supplement (which shall not be greater than 10%) of the aggregate principal balance of the Mortgage
                              Loans as of the Cut-off Date. With respect to any series of Certificates, an optional purchase of the Mortgage Loans in the related Trust Fund may not result in such Certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall thereon. With respect to any Series of Notes, no such purchase shall be made unless the aggregate principal balance of the Notes as of such date is equal to or less than the percentage specified in the related Prospectus Supplement
                              (which shall not be greater than 25%) of the aggregate principal balance of the Notes as of the Closing Date or a period specified in the related

                              Prospectus Supplement (which shall not be shorter than seven years) has elapsed since the initial Distribution Date; in each case under the circumstances and in the manner set forth herein under "The Agreements--Termination; Retirement of Securit ies" and in the related Prospectus Supplement.

Limited Liquidity..........   There will not be any application to list the
                              Offered Securities on an exchange or to quote the Securities in the automated quotation system of a registered securities association. As a result, any resale prices that may be available for any Offered Security in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. See "Risk
                              Factors--Limited Liquidity" herein.

Legal Investment...........   At the date of issuance, as to each series, each
                              class of Offered Securities will be rated at the request of the Company in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). If so specified in the related
                              Prospectus Supplement, each class of Offered
                              Securities that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                              Enhancement Act of 1984, as amended ("SMMEA").
                              Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Securities of any series constitute legal investments for them. See "Legal Investment
                              Matters."

ERISA Considerations.......   The Employee Retirement Income Security Act of
                              1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA. Section 4975 of the Code imposes essentially the same restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code
                              (collectively, "Tax Favored Plans"). ERISA and the
                              Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored
                              Plans and persons who have certain specified relationships to such Plans, unless a statutory or administrative exemption is available with respect to any such transaction. Under regulations issued by the Department of Labor under ERISA, the assets of a Plan acquiring Securities may be deemed to include an interest in the underlying assets of the Trust Fund, which could result in a prohibited transaction under ERISA or the Code unless a statutory or administrative exemption is available and may also result in a party exercising management or discretionary control of the Mortgage Loans and other assets included in the Trust Fund being deemed to be a fiduciary of such Plan. If a prohibited transaction occurs, penalties may include a 15% excise tax on the party to the transaction who is a party in interest with a specified relationship to the Plan, and civil money penalties under ERISA. The Department of Labor has issued individual prohibited transaction exemption to certain underwriters which may exempt certain transaction relating to mortgage pass-through certificates issued by the underwriter, and has also issued class exemptions which any provide relief for certain Plan investors. These exemptions generally require an analysis of facts and, based on the facts relating to an offering or purchase of Offered Securities, may not apply to all offerings of Offered Securities or to all prospective investors. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Federal Income
 Tax Consequences..........   Offered Certificates of each series of
                              Certificates will constitute or evidence ownership of either (i) interests ("Grantor Trust
                              Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code or (ii) "regular interests" ("REMIC Regular
                              Certificates") or "residual interests" ("REMIC
                              Residual Certificates") in a Trust Fund, or a portion thereof, treated as a REMIC under Sections
                              860A through 860G of the Code. Offered Notes of each series of Notes will represent indebtedness of the related Trust Fund.

Ratings....................   It is a condition to the issuance of any class of
                              Offered Securities that they shall have been rated not lower than the highest four rating categories by at least one Rating Agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See
                              "Rating" herein.

                                  RISK FACTORS

     This section includes all principal factors that make the offering speculative or one of high risk. Investors should consider, among other things, the following factors in connection with the purchase of the Offered Securities:

     High LTV Loans: Property Value below Loan Value.  Some or all of the
     -----------------------------------------------
Mortgage Loans secured by junior liens included in any Trust Fund may be High LTV Loans. High LTV Loans with Combined Loan-to-Value Ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property and are underwritten with an emphasis on the creditworthiness of the related borrower. If such Mortgage Loans go into foreclosure and are liquidated, there may be no amounts recovered from the related Mortgaged Property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current Combined Loan-to-Value Ratio of the related Mortgage Loan to below 100%. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Bonds.

     Mortgage Loans with Limited Recourse or Limited Enforceability.  It is
     --------------------------------------------------------------
anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of Mortgagor default will be limited to the specific Mortgaged Property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the Mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. Any risks associated with Mortgage Loans with no or limited recourse may affect the yield to maturity of the Securities to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Securities.

     Underwriting Standards of Unaffiliated Sellers May Vary.  Mortgage Loans to
     -------------------------------------------------------
be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans will generally have been originated in accordance with underwriting standards acceptable to the Company and generally described herein under "The Mortgage Pools--Underwriting Standards" or such alternative underwriting criteria as may be described in the related Prospectus Supplement. However, in some cases, particularly those involving Unaffiliated Sellers, the Company may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans.
In those cases, the related Prospectus Supplement will include a statement to such effect, will describe any related risks, and will reflect what, if any, reunderwriting of the related Mortgage Loans was done by the Company or any of its affiliates. To the extent the Mortgage Loans cannot be reunderwritten or the underwriting criteria cannot be verified, the Mortgage Loans may suffer losses greater than they would had they been directly underwritten by the Company or an affiliate thereof. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Securities.

     Borrowers Ability to Repay Balloon Loans.  Certain of the Mortgage Loans
     ----------------------------------------
included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the balloon payment. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties. Any risks associated with the Balloon Loans may affect the yield to maturity of the Securities to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Securities.

     Shortfalls Due to Optional Termination of Series of Certificates.  With
     ----------------------------------------------------------------
respect to any series of Certificates, the Master Servicer, the Company or a person specified in the related Prospectus Supplement (other than the holder of any Class of Offered Securities, other than any Class of REMIC Residual Certificates, if offered), may at its option either (i) effect early retirement of a series of Certificates the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement. No such purchase shall be made unless either (i) the aggregate principal balance of the Certificates as of such date is equal to or less than the percentage specified in the related Prospectus Supplement (which shall not be greater than 10%) of the aggregate principal balance of the Certificates as of the Closing Date or
(ii) the aggregate principal balance of the Mortgage Loans as of such date is equal to or less than the percentage specified in the related Prospectus Supplement (which shall not be greater than 10%) of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. However, an optional purchase of the Mortgage Loans in the related Trust Fund may not result in such Certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall thereon. See "The Agreements--Optional Termination" herein.

     Yield and Prepayment Considerations.  The yield to maturity of the Offered
     -----------------------------------
Securities of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of ARM Loans to fixed interest rate loans or breaches of representations and warranties) on the related Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Securities will be extremely sensitive to the rate of prepayments on the related Mortgage Loans.
In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities, Securities with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities. In addition, to the extent amounts in any Pre-Funding Account have not been used to purchase additional Mortgage Loans, holders of the Securities may receive an additional prepayment, which may affect their yield to maturity. In addition, Securityholders may not be able to reinvest amount received from any Pre-Funding Account in comparable securities, or may only be able to do so at a lower interest rate. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein.

     Discretion of Master Servicer to Extend Relief to Delinquent Mortgagors.
     -----------------------------------------------------------------------
Under a Pooling Agreement or a Servicing Agreement, a Master Servicer is granted certain discretion to extend relief to Mortgagors whose payments become delinquent. In the case of Single Family Loans and Contracts, a Master Servicer may, among other things, grant a period of temporary indulgence to a Mortgagor or may enter into a liquidating plan providing for repayment by such Mortgagor of delinquent amounts within a specified period from the date of execution of the plan. However, the Master Servicer must first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for such Mortgage Loan. Such relief may not result in higher repayments and may instead result in a lower liquidation or foreclosure price to the Master Servicer, which would affect the yield to the holders of the Securities. See "Servicing of Mortgage Loans-- Collection and Other Servicing Procedures; Mortgage Loan Modifications."

     Legal and Regulatory Risks.  Applicable federal and state laws generally
     --------------------------
regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of Mortgage Loans" herein. To the extent such laws and regulations result in losses on the mortgage loans, the yield to maturity of the Securities, to the extent not covered by credit enhancement, may be affected.

     Cost of Environmental Clean-up May Increase Losses On Mortgage Loans.
     --------------------------------------------------------------------
Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operation knew of, or was responsible for, the presence of such hazardous or toxic substances. A lender also risks such liability on foreclosure of the mortgage on such property. To the extent the Master Servicer acquires title to any Mortgaged Property contaminated with or affected by hazardous wastes or hazardous substances, the Mortgage Loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Environmental Legislation." To the extent such environmental risks result in losses on the mortgage loans, the yield to maturity of the Securities, to the extent not covered by credit enhancement, may be affected.

     Federal Tax Considerations Regarding REMIC Residual Certificates.  Holders
     ----------------------------------------------------------------
of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

     ERISA Considerations.  Sections 404 and 406 of the Employee Retirement
     --------------------
Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans.
Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans, unless a statutory or administrative exemption is available with respect to any such transaction. Under regulations issued by the Department of Labor under ERISA, the assets of a Plan acquiring Securities may be deemed to include an interest in the underlying assets of the Trust Fund, which could result in a prohibited transaction under ERISA or the Code unless a statutory or administrative exemption is available and may also result in a party exercising management or discretionary control of the Mortgage Loans and other assets included in the Trust Fund being deemed to be a fiduciary of such Plan. If a prohibited transaction occurs, penalties may include a 15% excise tax on the party to the transaction who is a party in interest with a specified relationship to the Plan, and civil money penalties under ERISA. The Department of Labor has issued individual prohibited transaction exemption to certain underwriters which may exempt certain transaction relating to mortgage pass-through certificates issued by the underwriter, and has also issued class exemptions which any provide relief for certain Plan investors. These exemptions generally require an analysis of facts and, based on the facts relating to an offering or purchase of Offered Securities, may not apply to all offerings of Offered Securities or to all prospective investors. Investors are advised to consult their counsel and to review "ERISA Considerations" herein and in the related Prospectus Supplement. See "ERISA Considerations".

     Mortgage Loans with Junior Liens or Second Mortgages.  Certain Mortgage
     ----------------------------------------------------
Loans may be secured by second liens on the related Mortgaged Properties. As to Mortgage Loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a Mortgage Loan secured by a junior mortgage may not foreclose on the Mortgaged Property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the Master Servicer or Subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, Holders of one or more classes of the Securities, to the extent not covered by credit enhancement, are likely to
(i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

     Mortgage Loan Geographic Concentration.  Certain geographic regions of the
     --------------------------------------
United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans securing certain series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any Mortgage Loan for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Seller is unable, or disputes its obligation, to repurchase such Mortgage Loan and such a breach does not also constitute a breach of any representation made by any other person. In such event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. Any risks associated with Mortgage Loan concentration may affect the yield to maturity of the Securities to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Securities.

     Mortgage Loans Originated Below Federal Standards.  Certain Mortgage Loans
     -------------------------------------------------
may be "sub-prime" mortgage loans. Such Mortgage Loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Such mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. Accordingly, "sub-prime" Mortgage Loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with "A" quality underwriting guidelines. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Securities.

     Declines in Property Values or Change of Financial Conditions.  An
     -------------------------------------------------------------
investment in securities such as the Securities that are secured by mortgage loans and/or manufactured housing conditional sales contracts and installment loan agreements may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, Mortgage Loans with high Loan-to-Value Ratios will be affected by any decline in real estate values. Any decrease in the value of such Mortgage Loans may result in an allocation of losses which is not covered by credit enhancement to the Securities.

     Limitations or Delay of Recovery Due to Foreclosure Risks of the Mortgage
     -------------------------------------------------------------------------
Loans.  Statutory and judicial limitations on foreclosure procedures may delay
-----
recovery in respect of the Mortgaged Property and, in some instances, limit the amount that may be recovered by the foreclosing lender. Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in certain states, notice to any party having an interest of record in the real property, including junior lienholders. Certain states have adopted "anti-deficiency" statutes that limit the ability of a lender to realize upon assets other than assets securing a mortgage loan. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of such statutes and judicial principles may be to delay and/or reduce distributions in respect of the Securities. See "Certain Legal Aspects of Mortgage Loans--Foreclosure on Mortgage Loans."

     Mortgage Loans with Variable Payments.  Certain of the types of loans which
     -------------------------------------
may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. In the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of Deferred Interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. In the case of Buydown Loans, the increase in the Monthly Payment by the Mortgagor during and following the Buydown Period may result in an increased risk of default on such Buydown Loan. Certain of the Mortgage Loans provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances, Mortgagors may not be able to make their loan payments as such payments increase and thus the likelihood of default will increase. Any risks associated with the variable payments of such Mortgage Loans may affect the yield to maturity of the Securities to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Securities.

     Limited Liquidity of the Offered Securities.  There can be no assurance
     -------------------------------------------
that a secondary market for the Offered Securities of any series will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Offered Securities of any series. The Prospectus Supplement for any series of Offered Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities, however no underwriter will be obligated to do so. The Offered Securities will not be listed on any securities exchange and as a result, any resale prices that may be available for any Security in any market that may develop may be at a discount from the initial offering price or the fair market value thereof.

     Limited Obligations of the Company, Master Servicer or Affiliates.  The
     -----------------------------------------------------------------
Offered Securities will not represent an interest in or obligation of the Company, the Master Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Securities or the Mortgage Loans will be the obligations (if any) of the Company pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's servicing obligations under the related Pooling Agreement (including, if and to the extent described in the related Prospectus Supplement, its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with a Purchase Obligation or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by the Company, the Master Servicer or any of their respective affiliates or by any other person. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Mortgage Loans and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Company, the Master Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

     Limitations, Reduction and Substitution of Credit Enhancement.  With
     -------------------------------------------------------------
respect to each series of Securities, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Securities of the same series; a Financial Guaranty Insurance Policy; a Mortgage Pool Insurance Policy; a Letter of Credit; a Purchase Obligation; a Special Hazard Insurance Policy; a Bankruptcy Bond; a Reserve Fund; Overcollateralization; or any combination thereof. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Securities (or certain classes thereof). The Company, the Master Servicer or other specified person generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if each applicable Rating Agency indicates that the then-current rating(s) thereof will not be adversely affected. The rating(s) of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Company, the Master Servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of Securities. See "Description of Credit Enhancement--Reduction of Credit Enhancement."

     Limited Nature of Ratings.  It is a condition to the issuance of the
     -------------------------
Securities that each class of Securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to any Certificate on the date on which such Securities are initially issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related Securities may be adversely affected. See "Rating" herein.


                               THE MORTGAGE POOLS

GENERAL

     Each Mortgage Pool will consist primarily of Mortgage Loans, minus the Spread, if any, or any other interest retained by the Company or any affiliate of the Company. The Mortgage Loans may consist of Single Family Loans and Contracts, each as described below.

     The Mortgage Loans (other than the Contracts) will be evidenced by promissory notes ("Mortgage Notes") and secured by mortgages, deeds of trust or other similar security instruments ("Mortgages") that, in each case, create a first or junior lien on the related Mortgagor's fee or leasehold interest in the related Mortgaged Property. The Mortgaged Properties for such loans may consist of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other individual dwelling units (a "Single Family Property" and the related loans, "Single Family Loans"), which in each case may be owner-occupied or may be a vacation, second or non-owner-occupied home.

     The "Contracts" will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

     The Mortgage Loans will not be guaranteed or insured by the Company or any of its affiliates. However, if so specified in the related Prospectus Supplement, the Mortgage Loans may be insured by the Federal Housing Administration (the "FHA" and such loans, "FHA Loans") or by the Veterans Administration (the "VA" and such loans, "VA Loans"). See "Description of Primary Insurance Policies--FHA Insurance" and "-- VA Insurance."

     A Mortgage Pool may include Mortgage Loans that are delinquent as of the date the related series of Securities is issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency and any other information relevant for a prospective purchaser to make an investment decision. No Mortgage Loan in a Mortgage Pool shall be 90 days or more delinquent. Mortgage Loans which are more than 30 and less than 90 days delinquent included in any Mortgage Pool will have detailed delinquency data relating to them included in the related Prospectus Supplement.

     Certain Mortgage Loans may be "sub-prime" mortgage loans. Such Mortgage Loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Such mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers.

     Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among those purchased by the Company, either directly or through its affiliates, from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers not affiliated with the Company ("Unaffiliated Sellers") or from WMC Mortgage, the parent of the Company, and its affiliates ("Affiliated Sellers"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "Sellers"). If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Unaffiliated Sellers, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

     Under certain circumstances, the Mortgage Loans to be included in a Mortgage Pool will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Securities (a "Designated Seller Transaction"). Such Securities may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Mortgage Pool composed of Mortgage Loans acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Company or, unless it is the Seller, WMC Mortgage or any of their affiliates will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

     If specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include mortgage pass-through certificates evidencing interests in Mortgage Loans ("Mortgage Securities"), as described herein. The Mortgage Securities may have been issued previously by the Company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into such trusts, and selling beneficial interests in such trusts. Such Mortgage Securities will be generally similar to Securities offered hereunder. However, any Mortgage Securities included in a Trust Fund will (i) either have been (a) previously registered under the Securities Act, or (b) eligible for sale under Rule 144(k) under the Exchange Act; and (ii) be acquired in bona fide secondary market transactions. As to any such series of Securities, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Mortgage Loans underlying such Mortgage Securities will be described together with any other Mortgage Loans included in the Mortgage Pool relating to such series.

THE MORTGAGE LOANS

     Each of the Mortgage Loans will be a type of mortgage loan described or referred to in paragraphs numbered (1) through (7) below, with any variations described in the related Prospectus Supplement:

          (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

          (2) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 25 or 30 years;

          (3) Fully-amortizing adjustable-rate mortgage loans ("ARM Loans") having an original or modified term to maturity of not more than approximately 25 or 30 years with a related interest rate (a "Mortgage Rate") which generally adjusts initially either three months, six months or one, two, three, five or seven years or other intervals subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index*. The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan generally not later than six to ten years subsequent to the initial payment date;

          (4) Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 25 or 30 years with Mortgage Rates which generally adjust initially on the payment date referred to in the related Prospectus Supplement, and on each of certain periodic payment dates thereafter, to equal the sum of the Note Margin and the index. The scheduled monthly payment will be adjusted as and when described in the related Prospectus Supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the related Prospectus Supplement. If an adjustment to the Mortgage Rate on a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan;

          (5) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such mortgage loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

          (6) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 25 or 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loan; or

          (7) Mortgage loans ("Balloon Loans") having payment terms similar to those described in one of the preceding paragraphs numbered (1) through
     (6), calculated on the basis of an assumed amortization term, but providing for a payment (a "Balloon Payment") of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term.

     If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Single Family Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of such Mortgage Loans secured by junior liens is the possibility that adequate

--------------------------
   * The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes:
(i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco,
(v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) any other index described in the related Prospectus Supplement.

funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any such Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is sought and
(ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     If so specified in the related Prospectus Supplement, a Mortgage Loan may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Penalty").

     Certain information, including information regarding loan-to-value ratios (each, a "Loan-to-Value Ratio") at origination of the Mortgage Loans underlying each series of Securities, will be supplied in the related Prospectus Supplement. In the case of most Mortgage Loans, the "Loan-to-Value Ratio" at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination (or, if appropriate, at the time of an appraisal subsequent to origination), plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property securing a Single Family Loan generally will be equal to the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal). In the case of certain refinanced, modified or converted Single Family Loans, the "Value" of the related Mortgaged Property will be equal to the lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements.
Certain Mortgage Loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of such negative amortization. For purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured Homes are less likely than other types of housing to experience appreciation in value and more likely to experience depreciation in value over time.

     The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the

Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter. In addition, certain or all of the Single Family Loans secured by junior liens may have Loan-to-Value Ratios in excess of 80% and as high as 150% and will not be insured by a Primary Insurance Policy (such Mortgage Loans, "High LTV Loans").

     If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Company, the related Master Servicer, the applicable Seller or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or the related Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

     If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Securities--Payments on Mortgage Loans; Deposits to Certificate Account." Generally, the Mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period.

     The Prospectus Supplement for each series of Securities will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the Master Servicer with respect to Mortgage Loans similar to those included in the Trust Fund. Such information generally will be provided when such Seller and/or Master Servicer have a seasoned portfolio of Mortgage Loans.

     The Prospectus Supplement for each series of Securities will contain information as to the type of Mortgage Loans that will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a series of Securities will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to
(i) the aggregate principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans, (iii) the original or modified terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Mortgage Loans at origination or modification, (v) the earliest origination or modification date and latest maturity date of the Mortgage Loans, (vi) the Loan-to-Value Ratios of the Mortgage Loans, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans, (viii) if any of the Mortgage Loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin, (ix) the geographical distribution of the Mortgage Loans,
(x) the number of Buydown Mortgage Loans, if applicable, and (xi) the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable. A Current Report on Form 8-K will be available upon request to holders of the related series of Securities and will be filed, together with the related Pooling Agreement, with respect to each series of Certificates, or the related Servicing Agreement, Trust Agreement and Indenture, with respect to each series of Notes, with the Securities and

Exchange Commission within fifteen days after the initial issuance of such Securities. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in the Current Report on Form 8-K. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the Mortgage Loans or Mortgage Securities deviate from the characteristics of the Mortgage Loans or Mortgage Securities set forth in the related Prospectus Supplement.

     The Company will cause the Mortgage Loans constituting each Mortgage Pool (or Mortgage Securities evidencing interests therein) to be assigned, without recourse, to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series. Except to the extent that servicing of any Mortgage Loan is to be transferred to a Special Servicer, the Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, directly or through other mortgage servicing institutions ("Subservicers"), pursuant to a Pooling Agreement, with respect to each series of Certificates, or a servicing agreement (a "Servicing Agreement"), with respect to each series of Notes, and will receive a fee for such services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling Agreement or Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling Agreement or Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Subservicers and Sellers, as more fully described herein under "--Representations by Sellers" below, "Servicing of Mortgage Loans--Subservicers," and "Description of the Securities--Assignment of Trust Fund Assets," and, if and to the extent set forth in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans as described herein under "Description of the Securities--Advances") or pursuant to the terms of any Mortgage Securities.

UNDERWRITING STANDARDS

     Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans, as well as Mortgage Loans underlying Mortgage Securities, will generally have been originated in accordance with underwriting standards acceptable to the Company and generally described below. Any Mortgage Loan not directly underwritten by the Company or its affiliates will be reunderwritten by the Company or its affiliates, except in the case of a Designated Seller's transaction, in which case each Mortgage Loan will be underwritten by the Designated Seller or an affiliate thereof. The reunderwriting standards of the Company or its affiliates for such Mortgage Loans generally will be in accordance with the same standards as those for Mortgage Loans directly underwritten, with any variations described in the related Prospectus Supplement.

     The underwriting standards to be used in originating the Mortgage Loans are primarily intended to assess the creditworthiness of the Mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral for the Mortgage Loan.

     The primary considerations in underwriting a Single Family Loan or Contract are the Mortgagor's employment stability and whether the Mortgagor has sufficient monthly income available (i) to meet the Mortgagor's monthly obligations on the proposed Mortgage Loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the Mortgage Loan is another critical factor. In addition, a Mortgagor's credit history and repayment ability, as well as the type and use of the Mortgaged Property, are also considerations.

     High LTV Loans are underwritten with an emphasis on the creditworthiness of the related Mortgagor. Such Mortgage Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property.

     It is expected that each prospective Mortgagor will complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments.

     Mortgaged Properties generally will be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of Mortgaged Properties secured by Single Family Loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. All appraisals are required to be on forms acceptable to the Federal National Mortgage Association ("FNMA") and/or the Federal Home Loan Mortgage Corporation ("FHLMC").

     Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market.

     With respect to any FHA Loan or VA Loans the Mortgage Loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Insurance" herein.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

     Each Mortgage Loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act of 1934, as amended (the "Housing Act").

REPRESENTATIONS BY SELLERS

     Each Seller will have made representations and warranties in respect of the Mortgage Loans and/or Mortgage Securities sold by such Seller and evidenced by a series of Securities. In the case of Mortgage Loans, such representations and warranties will generally include, among other things, that as to each such Mortgage Loan: (i) any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Company; (ii) with respect to each Mortgage Loan other than a Contract, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Company or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the lien status of the mortgage; (iii) the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buydown Mortgage Loan; (iv) there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions); (v) the related Mortgaged Property is free from damage and in good repair; (vi) there are no delinquent tax or assessment liens against the related Mortgaged Property; (vii) such Mortgage Loan is not more than 90 days' delinquent as to any scheduled payment of principal and/or interest; (viii) if a Primary Insurance Policy is required with respect to such Mortgage Loan, such Mortgage Loan is the subject of such a policy; and (ix) such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects. In the case of Mortgage Securities, such representations and warranties will generally include, among other things, that as to each such Mortgage Security: (i) such Mortgage Security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and (ii) the Seller has good title to such Mortgage Security. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the

Securityholders in a Mortgage Loan or Mortgage Security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan or Mortgage Security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any Mortgage Loan or Mortgage Security as to which such a breach of a representation or warranty arises.

     All of the representations and warranties of a Seller in respect of a Mortgage Loan or Mortgage Security will have been made as of the date on which such Mortgage Loan or Mortgage Security was purchased from the Seller by or on behalf of the Company; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Securities. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Mortgage Security by the Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Mortgage Security, as the case may be. The only representations and warranties to be made for the benefit of holders of Securities in respect of any related Mortgage Loan or Mortgage Security relating to the period commencing on the date of sale of such Mortgage Loan or Mortgage Security by the Seller to or on behalf of the Company will be certain limited representations of the Company and the Master Servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

     The Company will assign to the Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it purchased a Mortgage Loan or Mortgage Security from a Seller insofar as such agreement relates to the representations and warranties made by such Seller in respect of such Mortgage Loan or Mortgage Security and any remedies provided for with respect to any breach of such representations and warranties. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan or Mortgage Security which materially and adversely affects the interests of the Securityholders therein within a specified period after having discovered or received notice of such breach, then, such Seller will be obligated to purchase such Mortgage Loan or Mortgage Security at a price (the "Purchase Price") set forth in the related Pooling Agreement or Servicing Agreement which Purchase Price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related Mortgage Rate or pass-through rate, as applicable (net of any portion of such interest payable to such Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and the Spread, if any).

     As to any Mortgage Loan required to be purchased by a Seller as provided above, rather than repurchase the Mortgage Loan, the Seller, if so specified in the related Prospectus Supplement, will be entitled, at its sole option, to remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"); however, with respect to a series of Certificates for which no REMIC election is to be made, such substitution must be effected within 120 days of the date of the initial issuance of the related series of Certificates. With respect to a Trust Fund for which a REMIC election is to be made, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the related series of Certificates, and may not be made if such substitution would cause the Trust Fund, or any portion thereof, to fail to qualify as a REMIC or result in a prohibited transaction tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the Master Servicer in the month of substitution for distribution to the Securityholders), (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (v) comply with all of the representations and warranties made by such Affiliated Seller as of the date of substitution. The related purchase agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. No Seller will have any option to substitute for a Mortgage Security that it is obligated to repurchase in connection with a breach of a representation and warranty.

     The Master Servicer will be required under the applicable Pooling Agreement or Servicing Agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Trustee and the Securityholders, following such practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the applicable Seller fails to honor such obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans and/or Mortgage Securities, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans and/or Mortgage Securities. Any such settlement could lead to losses on the Mortgage Loans and/or Mortgage Securities which would be borne by the related Securities. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan or Mortgage Security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the Company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a Mortgage Loan or Mortgage Security and neither the Company nor any other entity has assumed the representations and warranties, such repurchase obligation of the Seller will not become an obligation of the Company or any other party. The foregoing obligations will constitute the sole remedies available to Securityholders or the Trustee for a breach of any representation by a Seller or for any other event giving rise to such obligations as described above.

     Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan or Mortgage Security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such purchase obligations. Such a default by a Seller is not a default by the Company or by the Master Servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the Company or the Master Servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the Company or the Master Servicer may have a purchase or substitution obligation. Any Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of Securities.

     If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any Mortgage Loan or Mortgage Security in connection with a breach of such representations and warranties, the identity of such person will be specified in the related Prospectus Supplement.


                          SERVICING OF MORTGAGE LOANS

GENERAL

     The Mortgage Loans and Mortgage Securities included in each Mortgage Pool will be serviced and administered pursuant to either a Pooling Agreement or a Servicing Agreement. Forms of Pooling Agreements and a form of Servicing Agreement have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement or Servicing Agreement will vary depending upon the nature of the related Mortgage Pool. The following summaries describe certain material servicing-related provisions that may appear in a Pooling Agreement or Servicing Agreement for a Mortgage Pool that includes Mortgage Loans. The related Prospectus Supplement will describe any servicing-related provision of such a Pooling Agreement or Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Mortgage Pool includes Mortgage Securities, will summarize all of the material provisions of the related Pooling Agreement or Servicing Agreement that govern the administration of such Mortgage Securities and identify the party responsible for such administration.

     With respect to any series of Securities as to which the related Mortgage Pool includes Mortgage Securities, the servicing and administration of the Mortgage Loans underlying such Mortgage Securities will be pursuant to the terms of such Mortgage Securities. It is expected that Mortgage Loans underlying any Mortgage Securities in a Mortgage Pool would be serviced and administered generally in the same manner as Mortgage Loans included in a Mortgage Pool, however, there can be no assurance that such will be the case, particularly if such Mortgage Securities are issued by an entity other than the Company or any of its affiliates. The related Prospectus Supplement will describe any material differences between the servicing described below and the servicing of Mortgage Loans underlying the Mortgage Securities in any Mortgage Pool.

THE MASTER SERVICER

     The master servicer (the "Master Servicer"), if any, for a series of Securities will be named in the related Prospectus Supplement and may be WMC Mortgage or another affiliate of the Company. The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under a Pooling Agreement or a Servicing Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

     The Master Servicer for any Mortgage Pool, directly or through Subservicers, will be obligated under the Pooling Agreement or Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Securityholders, in accordance with applicable law and the terms of such Pooling Agreement or Servicing Agreement, such Mortgage Loans and any instrument of credit enhancement included in the related Trust Fund, and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related Mortgaged Properties are located. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with the terms of the related Pooling Agreement or Servicing Agreement, including the servicing standard specified therein and generally described in the preceding paragraph (as such may be more particularly described in the related Prospectus Supplement, the "Servicing Standard"), and do not impair recovery under any instrument of credit enhancement included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     Under a Pooling Agreement or a Servicing Agreement, a Master Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. In the case of Single Family Loans and Contracts, a Master Servicer may, among other things, grant a period of temporary indulgence to a Mortgagor or may enter into a liquidating plan providing for repayment by such Mortgagor of delinquent amounts within a specified period from the date of execution of the plan. However, the Master Servicer must first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for such Mortgage Loan.

     Certain of the Mortgage Loans in a Mortgage Pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. In any case in which property subject to a Single Family Loan or Contract is being conveyed by the Mortgagor, the Master Servicer will in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If the Master Servicer is prevented from enforcing such due-on-sale or due-on-encumbrance clause under applicable law or if the Master Servicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale or due-on-encumbrance clause, the Master Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan subject to certain specified conditions. The original Mortgagor may be released from liability on a Single Family Loan or Contract if the Master Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. The Master Servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-- Enforceability of Certain Provisions." FHA Loans contain no such clause and may be assumed by the purchaser of the mortgaged property.

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Single Family Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Securityholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions, if applicable. The Master Servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Securityholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

     The Master Servicer for any Mortgage Pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting Mortgage Rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing Mortgage Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans in such Mortgage Pool. The Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SUBSERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Subservicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement or Servicing Agreement unless otherwise provided in the related Prospectus Supplement. The Master Servicer will be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement or Servicing Agreement is sufficient to pay such fees. Each Subservicer will be entitled to reimbursement for certain expenditures which it makes, generally to the same extent as would the Master Servicer for making the same expenditures. See "--Servicing and Other Compensation and Payment of Expenses; Spread" below and "Description of the Securities--The Certificate Account."

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

SPECIAL SERVICERS

     If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Pooling Agreement or Servicing Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

     Except as described below, the Master Servicer will be required, in a manner consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans in the related Mortgage Pool as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection therewith, the Master Servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related Trust Fund. In addition, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to the related Securityholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the Pooling Agreement or Servicing Agreement).

     The Master Servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Mortgaged Property securing a Single Family Loan if it has received notice or has actual knowledge that such property may be contaminated with or affected by hazardous wastes or hazardous substances; however, no environmental testing generally will be required. The Master Servicer will not be liable to the Securityholders of the related series if, based on its belief that no such contamination or effect exists, the Master Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

     With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to holders of Securities of the related series, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan. With respect to certain series of Securities, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof. In addition, a Pooling Agreement or Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of credit enhancement and/or the holder or holders of certain classes of Securities of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Securityholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. Furthermore, a Pooling Agreement or a Servicing Agreement may authorize the Master Servicer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery to Securityholders on a present value basis than would liquidation of the related Mortgaged Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure, deed in lieu of foreclosure or otherwise, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Securityholders of the related series. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an "REO Mortgage Loan") will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Mortgage Loan"). For purposes of calculations of amounts distributable to Securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund.

     If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the Master Servicer generally will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. If so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan and a draw under such credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted Mortgage Loan or an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; SPREAD

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for a series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage

Loan, and such compensation will be retained by it on a monthly or other periodic basis from collections of interest on such Mortgage Loan in the related Trust Fund at the time such collections are deposited into the applicable Certificate Account. This portion of the servicing fee will be calculated with respect to each Mortgage Loan by multiplying such fee by the principal balance of such Mortgage Loan. In addition, the Master Servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related Prospectus Supplement. Any Subservicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Subservicer, the Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Pooling Agreement or Servicing Agreement, including, if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee and the Security Registrar, and payment of expenses incurred in enforcing the obligations of Subservicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Sellers under certain limited circumstances. In addition, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related Prospectus Supplement, the Master Servicer will be entitled to receive interest on amounts advanced to cover such reimbursable expenses for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and the Master Servicer will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Pooling Agreement or Servicing Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for a series of Securities will specify whether there will be any Spread retained. Any such Spread will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool and will not be part of the related Trust Fund. Any such Spread will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling Agreement or Servicing Agreement. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Spread and the holders of classes of Securities entitled to payments of interest as provided in the related Prospectus Supplement and the applicable Pooling Agreement or Servicing Agreement.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from Mortgagor prepayments during such period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling Agreement or Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

     Each Pooling Agreement and Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling Agreement or Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement or Servicing Agreement.

     Copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Securityholders without charge upon written request to the Master Servicer or Trustee.


                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Securities will be issued in series. Each series of Certificates (or, in certain instances, two or more series of Certificates) will be issued pursuant to a Pooling Agreement, similar to one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. Each series of Notes (or, in certain instances, two or more series of Notes) will be issued pursuant to an Indenture between the related Issuer and the Trustee, similar to the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Such Trust Fund will be created pursuant to an Owner Trust Agreement (the "Owner Trust Agreement"; an Owner Trust Agreement, Servicing Agreement, Indenture or Pooling Agreement, an "Agreement") between the Company and the Owner Trustee. Each Indenture, along with the related Servicing Agreement and Owner Trust Agreement, will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The following summaries (together with additional summaries under "The Agreements" below) describe certain material provisions relating to the Securities common to each Agreements.

     Certificates of each series covered by a particular Pooling Agreement will evidence specified beneficial ownership interests in a separate Trust Fund created pursuant to such Pooling Agreement. Each series of Notes covered by a particular Indenture will evidence indebtedness of a separate Trust Fund created pursuant to the related Owner Trust Agreement. A Trust Fund will consist of, to the extent provided in the Pooling Agreement or Owner Trust Agreement: (i) such Mortgage Loans (and the related mortgage documents) or interests therein (including any Mortgage Securities) underlying a particular series of Securities as from time to time are subject to the Pooling Agreement or Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans or Mortgage Securities due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below; (iii) any property acquired in respect of Mortgage Loans in the Trust Fund, whether through foreclosure of such Mortgage Loans or by deed in lieu of foreclosure or otherwise; (iv) hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of Mortgage Loans in the Trust Fund and certain proceeds of such policies; (v) certain rights of the Company under any Mortgage Loan Purchase Agreement, including in respect of any representations and warranties therein; and (vi) any combination, as and to the extent specified in the related Prospectus Supplement, of a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit, Purchase Obligation, Special Hazard Insurance Policy or Bankruptcy Bond as described under "Description of Credit Enhancement."

     If provided in the related Prospectus Supplement, the original principal amount of a series of Securities may exceed the principal balance of the Mortgage Loans or Mortgage Securities initially being delivered to the Trustee. Cash in an amount equal to such difference will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Loans or Mortgage Securities for the related Trust Fund. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related series of Securities at the time and in the manner set forth in the related Prospectus Supplement.

     Each series of Securities may consist of any one or a combination of the following: (i) a single class of Securities; (ii) two or more classes of Securities, one or more classes of which will be senior ("Senior Securities") in right of payment to one or more of the other classes ("Subordinate Securities"), and as to which certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities, as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series"); (iii) two or more classes of Securities, one or more classes ("Strip Securities") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or
(b) interest distributions, with disproportionate, nominal or no principal distributions; (iv) two or more classes of Securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any such class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Mortgage Pool, and which classes may include one or more classes of Securities ("Accrual Securities") with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Securities, as described in the related Prospectus Supplement. With respect to any series of Notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. As to each series, all Securities offered hereby (the "Offered Securities") will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the Offered Securities of each series may be provided by a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit, Bankruptcy Bond, Purchase Obligation, Reserve Fund or Overcollateralization as described under "Description of Credit Enhancement," by the subordination of one or more other classes of Securities as described under "Subordination" or by any combination of the foregoing.

     If so specified in the Prospectus Supplement relating to a series of Certificates, one or more elections may be made to treat the related Trust Fund, or a designated portion thereof, as a REMIC. If such an election is made with respect to a series of Certificates, one of the classes of Certificates in such series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence such residual interests. All other classes of Certificates in such series will constitute "regular interests" in the related REMIC, as defined in the Code and will be designated as such. As to each series of Certificates as to which a REMIC election is to be made, the Master Servicer, Trustee or other specified person will be obligated to take certain specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

     Except as described below, the Offered Securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar (the "Security Registrar") named in the related Prospectus Supplement. With respect to each series of Certificates or Notes, the Security Registrar will be referred to as the "Certificate Registrar" or "Note Registrar," respectively. No service charge will be made for any registration of exchange or transfer of Offered Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Securityholder" or "Holder" as used herein refers to the entity whose name appears on the records of the Security Registrar (consisting of or including the "Security Register") as the registered holder of a Security.

     If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"). As to any such class of Securities ("DTC Registered Securities"), the record Holder of such Securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Intermediaries") have indirect access to DTC's clearance system.

     No person acquiring an interest in any DTC Registered Securities (each such person, a "Beneficial Owner") will be entitled to receive a Security representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (ii) the Company elects in its sole discretion to discontinue the registration of such Securities through DTC. Prior to any such event,

Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Holders of the related Securities for purposes of the related Pooling Agreement or Indenture, and Beneficial Owners will be able to exercise their rights as owners of such Securities only indirectly through DTC, Participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Securities, may be limited because of the lack of physical certificates or notes evidencing such Securities and because DTC may act only on behalf of Participants.

     Distributions in respect of the DTC Registered Securities will be forwarded by the Trustee or other specified person to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Securities. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of DTC Registered Securities under the Pooling Agreement or Indenture only at the direction of one or more Participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Holders of Securities of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

     At the time of issuance of a series of Securities, the Company will assign, or cause to be assigned, to the related Trustee (or its nominee), without recourse, the Mortgage Loans or Mortgage Securities being included in the related Trust Fund, together with, all principal and interest received on or with respect to such Mortgage Loans or Mortgage Securities after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Company or any of its affiliates may retain the Spread, if any, for itself or transfer the same to others. The Trustee will, concurrently with such assignment, deliver the Securities of such series to or at the direction of the Company in exchange for the Mortgage Loans and/or Mortgage Securities in the related Trust Fund. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement or Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan in the related Trust Fund as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

     In addition, the Company will, as to each Mortgage Loan (other than Mortgage Loans underlying any Mortgage Securities and other than Contracts), deliver, or cause to be delivered, to the related Trustee (or to the custodian described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement or Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers, or causes to be delivered, to the related Trustee (or the custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling

Agreement or Servicing Agreement because of a delay caused by the public recording office, the Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording within one year. The Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement or Servicing Agreement because such Mortgage or assignment has been lost, the Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan. In addition, unless specified in the related Prospectus Supplement, the Company will, as to each Contract, deliver, or cause to be delivered, the original Contract endorsed, without recourse, to the order of the Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Securityholders to the Contracts, the Company will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral. The Company will, as to each Mortgage Security included in a Mortgage Pool, deliver, or cause to be delivered, to the related Trustee (or the custodian) a physical certificate or note evidencing such Mortgage Security, registered in the name of the related Trustee (or its nominee), or endorsed in blank or to the related Trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the Trustee (or its nominee).

     The Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the related Securityholders, and generally will review such documents within 90 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Pooling Agreement or Indenture, and within the time period specified in the related Pooling Agreement or Indenture in the case of all other documents delivered. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will be required to promptly so notify the Master Servicer, the Company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the Trustee, and such omission or defect materially and adversely affects the interests of Securityholders in the affected Mortgage Loan or Mortgage Security, then, the related Seller will be obligated to purchase such Mortgage Loan or Mortgage Security from the Trustee at its Purchase Price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for such Mortgage Loan or Mortgage Security). The Trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected Mortgage Loan or Mortgage Security as described above. The Company will not be obligated to purchase or substitute for such Mortgage Loan or Mortgage Security if the Seller defaults on its obligation to do so. This purchase or substitution obligation constitutes the sole remedy available to the related Securityholders and the related Trustee for omission of, or a material defect in, a constituent document. Any affected Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans and/or Mortgage Securities in any Mortgage Pool, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans and/or Mortgage Securities, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Securities will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Company or the Master Servicer.

     With respect to the Mortgage Loans in a Mortgage Pool, except in the case of a Designated Seller Transaction or as to Mortgage Loans underlying any Mortgage Securities, the Company will make certain representations and warranties as to the types and geographical concentrations of such Mortgage Loans and as to the accuracy, in all material respects, of certain identifying information furnished to the related Trustee in respect of each such Mortgage Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Mortgage Rate and maturity). Upon a breach of any such representation which materially and adversely affects the interests of the Securityholders in a Mortgage Loan, the Company will be obligated to cure the breach in all material respects, to purchase the Mortgage Loan at its Purchase Price or, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution by Affiliated Sellers as described above under "The Mortgage Pools--Representations by Sellers." However, the Company will not be required to repurchase or substitute for any Mortgage Loan in connection with a breach of a representation and warranty if the substance of any such breach also constitutes fraud in the origination of the related Mortgage Loan. This purchase or substitution obligation constitutes the sole remedy available to Securityholders or the Trustee for such a breach of representation by the Company. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

     Pursuant to the related Pooling Agreement or Servicing Agreement, the Master Servicer for any Mortgage Pool, either directly or through Subservicers, will service and administer the Mortgage Loans included in such Mortgage Pool and assigned to the related Trustee as more fully set forth under "Servicing of Mortgage Loans." The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Pooling Agreement or Servicing Agreement.

CERTIFICATE ACCOUNT

     General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans and/or Mortgage Securities constituting such Trust Fund (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Securities of the related series. A Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement or the related Servicing Agreement and Indenture ("Permitted Investments"). Any Permitted Investments shall not cause the Company to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

     Deposits. With respect to each series of Securities, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for the related Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date with respect to the Mortgage Loans and/or Mortgage Securities in such Trust Fund (other than payments due on or before the Cut-off Date):

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee, and further net of any Spread;

          (iii) all payments on the Mortgage Securities;

          (iv) all proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (v) any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of Securities as described under "Description of Credit Enhancement";

          (vi) any advances made as described under "--Advances" below;

          (vii) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Securityholders, as described below;

          (viii) all proceeds of any Mortgage Loan or Mortgage Security purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, a Seller or any other person pursuant to the terms of the related Pooling Agreement or Servicing Agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above, "The Agreements--Termination" and "Purchase Obligations" (all of the foregoing, also "Liquidation Proceeds");

          (ix) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread";

          (x) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

          (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement or the related Servicing Agreement and Indenture and described herein or in the related Prospectus Supplement.

     With respect to each Buydown Mortgage Loan, the Master Servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth herein with respect to the Certificate Account. The terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Company will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the Seller, distributions to Securityholders may be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related Trust Fund.

     If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will be required to withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Master Servicer generally will be required to withdraw from the Buydown Account and deposit in the Certificate Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Insurer, the insurer under the Mortgage Pool Insurance Policy (the "Pool Insurer") or any other insurer), the Master Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the Primary Insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

     Withdrawals. With respect to each series of Securities, the Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for the related Trust Fund for any of the following purposes:

             (i) to make distributions to the related Securityholders on each Distribution Date;

             (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "--Advances" below in respect of Mortgage Loans in the Trust Fund, such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans;

             (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans and properties;

             (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and
     (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the Trust Fund or, if and to the extent so provided by the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Securities of the related series;

             (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

             (vi) to reimburse the Master Servicer, the Company, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Company";

             (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

             (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

             (ix) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

             (x) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

             (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS- -Prohibited Transactions and Other Possible REMIC Taxes";

             (xii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

             (xiii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement or the related Servicing Agreement and Indenture for the benefit of the related Securityholders;

             (xiv) to pay to itself, the Company, a Seller or any other appropriate person all amounts received with respect to each Mortgage Loan purchased, repurchased or removed from the Trust Fund pursuant to the terms of the related Pooling Agreement or the related Servicing Agreement and Indenture and not required to be distributed as of the date on which the related Purchase Price is determined;

             (xv) to make any other withdrawals permitted by the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement; and

             (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

DISTRIBUTIONS

     Distributions on the Securities of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Securities and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Loans and/or Mortgage Securities and any other assets included in the related Trust Fund that are available for distribution to the Securityholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Distributions on the Securities of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Securities are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has provided the Trustee or other person required to make such payments with wiring instructions no later than five business days prior to the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Securityholder holds Securities in the requisite amount or denomination specified therein), or by check mailed to the address of such Securityholder as it appears on the Security Register; provided, however, that the final distribution in retirement of any class of Securities will be made only upon presentation and surrender of such Securities at the location specified in the notice to Securityholders of such final distribution. Payments will be made to each Certificateholder in accordance with such holder's Percentage Interest in a particular class. The "Percentage Interest" represented by a Security of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Security by the aggregate initial amount or notional balance of all the Securities of such class.



DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

     Each class of Securities of each series (other than certain classes of Strip Securities and certain REMIC Residual Certificates that have no Security Interest Rate) may have a different Security Interest Rate, which may be fixed, variable or adjustable, or any combination of two or more such rates. The related Prospectus Supplement will specify the Security Interest Rate or, in the case of a variable or adjustable Security Interest Rate, the method for determining the Security Interest Rate, for each class. The related Prospectus Supplement will specify whether interest on the Securities of such series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

     Distributions of interest in respect of the Securities of any class (other than any class of Securities that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Securities"), and other than any class of Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the principal balance thereof on each Distribution Date. With respect to each class of Securities (other than certain classes of Strip Securities and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Security Interest Rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the Mortgage Loans and/or Mortgage Securities in the related Trust Fund or (ii) equal to the principal balances of one or more other classes of Securities of the same series. Reference to such a notional amount with respect to a class of Strip Securities is solely for convenience in making certain calculations and does not represent the right to receive any distribution of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the Securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related Mortgage Loans or application of the Relief Act with respect to such Mortgage Loans. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any Deferred Interest on or in respect of the related Mortgage Loans will result in a corresponding increase in the principal balance of such class.

     As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Securities will be made on each Distribution Date to the holders of the class or classes of Securities of such series entitled thereto until the principal balance(s) of such Securities have been reduced to zero. In the case of a series of Securities which includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities), shall be as set forth in the related Prospectus Supplement. Distributions of principal with respect to one or more classes of Securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Loans and/or Mortgage Securities in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Loans and/or Mortgage Securities. In addition, distributions of principal with respect to one or more classes of Securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Loans and/or Mortgage Securities in the related Trust Fund are received.

PRE-FUNDING ACCOUNT

     If so specified in the related Prospectus Supplement, the Pooling Agreement or other agreement may provide for the transfer by the Sellers of additional Mortgage Loans to the related Trust after the Closing Date. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer, and will be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Pre-Funding Account (a "Pre-Funding Account"). If a Pre-Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Securities of the related series will be deposited in such account to be released as additional Mortgage Loans are transferred. A Pre-Funding Account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the related Securities. The related Agreement or other agreement providing for the transfer of additional Mortgage Loans generally will provide that all such transfers must be made within up to three months (with respect to any series of Certificates) or up to one year (with respect to any series of Notes) after the Closing Date, and that amounts set aside to fund such transfers (whether in a Pre-Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement. To the extent amounts in any Pre-Funding Account have not been used to purchase additional Mortgage Loans, holders of the Securities may receive an additional prepayment, which may affect their yield to maturity. In addition, Securityholders may not be able to reinvest amount received from any Pre-Funding Account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

     If so provided in the related Prospectus Supplement, prepayment premiums received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Securities of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Loans and/or Mortgage Securities in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of Securities of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more such classes of Securities, or may be effected simply by a prioritization of payments among such classes of Securities.

ADVANCES

     If and to the extent provided in the related Prospectus Supplement, and subject to any limitations specified therein, the related Master Servicer may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Securities for such Distribution Date, an amount up to the aggregate of any payments of interest (and, if specified in the related Prospectus Supplement, principal) that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. No notice will be given to the Certificateholders of such advances. A "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the Master Servicer's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including amounts which would otherwise be payable as principal to the Offered Securities.. No advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Securityholders.

     If advances have been made from excess funds in a Certificate Account, the Master Servicer that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If any person other than the Master Servicer has any obligation to make advances as described above, the related Prospectus Supplement will identify such person.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Pooling Agreement or Servicing Agreement and described in such Prospectus Supplement.

     As specified in the related Prospectus Supplement with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, the advancing obligations with respect to the underlying Mortgage Loans will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling Agreement or Servicing Agreement, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

     With each distribution to Securityholders of a particular class of Offered Securities, the related Master Servicer or Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Pooling Agreement or the related Servicing Agreement or Indenture, which generally will include the following as applicable except as otherwise provided therein:

          (i) the amount, if any, of such distribution allocable to principal;

          (ii) the amount, if any, of such distribution allocable to interest;

          (iii) the amount, if any, of such distribution allocable to prepayment premiums;

          (iv) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Distribution Date;

          (v) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer);

          (vi) the aggregate amount of advances included in the distributions on such Distribution Date, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vii) the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool on, or as of a specified date shortly prior to, such Distribution Date;

          (viii) the number and aggregate principal balance of any Mortgage Loans in the related Mortgage Pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (ix) the book value of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

          (x) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

          (xi) the amount of coverage under any Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

          (xii) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts;

          (xiii) in the case of Securities benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date; and

          (xiv) with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Pooling Agreement and specified in the related Prospectus Supplement.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Securities or per a specified portion of such minimum denomination. In addition to the information described above, reports to Securityholders will contain such other information as is set forth in the applicable Pooling Agreement or the applicable Servicing Agreement or Indenture, which may include, without limitation, prepayments, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee will furnish a report to each holder of record of a class of Offered Securities at any time during such calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to subclauses (i)-(iii) above for such calendar year or, in the event such person was a holder of record of a class of Securities during a portion of such calendar year, for the applicable portion of such a year.

                       DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     Unless otherwise provided in the applicable Prospectus Supplement, credit support with respect to the Offered Securities of each series may be comprised of one or more of the following components. Each component will have limitations and will provide coverage with respect to certain losses on the related Mortgage Loans (as more particularly described in the related Prospectus Supplement, "Realized Losses") that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (as defined below) (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit support for the Offered Securities of any series is exhausted, the holders thereof will bear all further risks of loss not otherwise insured against.

     As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or a Letter of Credit, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Letter of Credit or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Letter of Credit or a Bankruptcy Bond and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit or mortgage repurchase bond. In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination of one or more classes of Subordinate Securities to provide credit support to one or more classes of Senior Securities, or in the form of Overcollateralization, or in the form of a specified entity's agreement to repurchase certain Mortgage Loans or fund certain losses pursuant to a Purchase Obligation, which obligations may be supported by a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable Prospectus Supplement.

     The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the Offered Securities of each series will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement or Indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit Enhancement-- Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit support for the Offered Securities of one series may cover the Offered Securities of one or more other series.

     The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

     In general, references to "Mortgage Loans" under this "Description of Credit Enhancement" section are to Mortgage Loans in a Trust Fund. However, if so provided in the Prospectus Supplement for a series of Securities, any Mortgage Securities included in the related Trust Fund and/or the related underlying Mortgage Loans may be covered by one or more of the types of credit support described herein. The related Prospectus Supplement will specify, as to each such form of credit support, the information indicated below with respect thereto, to the extent such information is material and available.

SUBORDINATE SECURITIES

     If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Securities in a series and the circumstances under which such subordination will be available. The Offered Securities of any series may include one or more classes of Subordinate Securities.

     If the Mortgage Loans and/or Mortgage Securities in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Securities of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Loans and/or Mortgage Securities prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Loans and/or Mortgage Securities within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

OVERCOLLATERALIZATION

     If so specified in the related Prospectus Supplement, interest collections on the Mortgage Loans may exceed interest payments on the Securities for the related Payment Date (such excess referred to as "Excess Interest"). Such Excess Interest may be deposited into a Reserve Fund or applied as a payment of principal on the Securities. To the extent Excess Interest is applied as principal payments on the Securities, the effect will be to reduce the principal balance of the Securities relative to the outstanding balance of the Mortgage Loans, thereby creating "Overcollateralization" and additional protection to the Securityholders, as specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, Overcollateralization may also be provided as to any series of Securities by the issuance of Securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related Mortgage Loans.

FINANCIAL GUARANTY INSURANCE POLICY

     If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Financial Guaranty Insurance Policy") may be obtained and maintained for a class or series of Securities. The issuer of the Financial Guaranty Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Financial Guaranty Insurance Policy will be filed with the related Current Report on Form 8-K.

     A Financial Guaranty Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Securities that an amount equal to the full amount of payments due to such holders will be received by the Trustee or its agent on behalf of such holders for payment on each Payment Date. The specific terms of any Financial Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. A Financial Guaranty Insurance Policy may have limitations and generally will not insure the obligation of the Sellers or the Master Servicer to purchase or substitute for a defective Mortgage Loan and will not guarantee any specific rate of principal prepayments. The Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Financial Guaranty Insurance Policy.

MORTGAGE POOL INSURANCE POLICIES

     Any Mortgage Pool Insurance Policy obtained by the Company for each Trust Fund will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. As set forth under "Maintenance of Credit Enhancement," the Master Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the related Trustee and the related Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

     Each Mortgage Pool Insurance Policy will generally provide that no claims may be validly presented thereunder unless, among other things, (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, (ii) hazard insurance on the property securing such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer on behalf of the related Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related Primary Insurance Policy. Securityholders will experience a shortfall in the amount of interest payable on the related Securities in connection with the payment of claims under a Mortgage Pool Insurance Policy because the Pool Insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which such claim is paid. In addition, the Securityholders will also experience losses with respect to the related Securities in connection with payments made under a Mortgage Pool Insurance Policy to the extent that the Master Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a Mortgage Pool Insurance Policy, as those amounts will not be covered by payments under such policy and will be reimbursable to the Master Servicer from funds otherwise payable to the Securityholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any (see "Special Hazard Insurance Policies" below for risks which are not covered by such policies), from the related hazard insurance policy or applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (y) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

     A Mortgage Pool Insurance Policy (and certain Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Seller or other persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of Securityholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools--Representations by Sellers." However, such an event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the Company or Master Servicer.

     The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related series of Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer, Special Servicer or Subservicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by holders of the related series of Securities. In addition, unless the Master Servicer could determine that an advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Master Servicer would not be obligated to make an advance respecting any such delinquency since the advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source. See "Description of the Securities--Advances."

     Since each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and will therefore be borne by the related Securityholders.

LETTER OF CREDIT

     If any component of credit enhancement as to the Offered Securities of any series is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the related Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans or, if specified in the related Prospectus Supplement, support an entity's obligation pursuant to a Purchase Obligation to make certain payments to the related Trustee with respect to one or more components of credit enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit may permit draws only in the event of certain types of losses and shortfalls. The Letter of Credit may also provide for the payment of advances which the Master Servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the Letter of Credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Company for a Trust Fund will be issued by the insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related series of Securities from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies ("Special Hazard Losses"). See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination, waste by the Mortgagor and certain other risks. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Prospectus Supplement and will be subject to reduction as described in such related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

     Subject to the foregoing limitations, a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, Special Servicer or the Subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special

Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the Special Hazard Insurance Policy unless hazard insurance on the property securing a defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the Special Hazard Insurer). If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render presentation of a claim in respect of such Mortgage Loan under the related Mortgage Pool Insurance Policy unnecessary. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the insurer under a Special Hazard Insurance Policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     As and to the extent set forth in the applicable Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Securities may be provided, in whole or in part, by a type of Special Hazard Instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Company.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as Bankruptcy Losses). See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Company for a Trust Fund will be issued by an insurer named in the applicable Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement.

RESERVE FUNDS

     If so provided in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Securities, from the Spread or otherwise. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Securities, Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. In addition, with respect to any series of Securities as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. The related Prospectus Supplement will disclose whether any such Reserve Fund is part of the related Trust Fund. If set forth in the related Prospectus Supplement, a Reserve Fund may provide coverage to more than one series of Securities.

     In connection with the establishment of any Reserve Fund, the Reserve Fund will be structured so that the Trustee will have a perfected security interest for the benefit of the Securityholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and corresponding payments to the Securityholders which could adversely affect the yield to investors on the related Securities.

     Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     To the extent that the applicable Prospectus Supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

     If a Financial Guaranty Insurance Policy has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep such Financial Guaranty Insurance Policy in full force and effect throughout the term of the applicable Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or until such Financial Guaranty Insurance Policy is replaced in accordance with the terms of the applicable Pooling Agreement. The Master Servicer will agree to pay the premiums for each Financial Guaranty Insurance Policy on a timely basis. In the event the Insurer ceases to be a qualified insurer as described in the related Prospectus Supplement, or fails to make a required payment under the related Financial Guaranty Insurance Policy, the Master Servicer will have no obligation to replace the Insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related Securityholders.

     If a Mortgage Pool Insurance Policy has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep such Mortgage Pool Insurance Policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or until such Mortgage Pool Insurance Policy is replaced in accordance with the terms of the applicable Pooling Agreement or Servicing Agreement. The Master Servicer will agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis. In the event the Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under the laws of the state of its incorporation and each state having jurisdiction over the insurer in connection with the Mortgage Pool Insurance Policy and approved as an insurer by FHLMC, FNMA or any successor entity) because it ceases to be qualified under any such law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy, provided that, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by FHLMC, FNMA or any successor entity, the Master Servicer will be obligated to review, not less often than monthly, the financial condition of the Pool Insurer with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related Securityholders.

     If a Letter of Credit or alternate form of credit enhancement has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep or cause to be kept such Letter of Credit

(or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling Agreement or Indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable Prospectus Supplement, if a Letter of Credit obtained for a series of Securities is scheduled to expire prior to the date the final distribution on such Securities is made and coverage under such Letter of Credit has not been exhausted and no substitution has occurred, the Trustee will draw the amount available under the Letter of Credit and maintain such amount in trust for such Securityholders.

     In lieu of the Master Servicer's obligation to maintain a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit as provided above, the Master Servicer may obtain a substitute Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit. If the Master Servicer obtains such a substitute Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement, it will maintain and keep such Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit in full force and effect as provided herein. Prior to its obtaining any substitute Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit, the Master Servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Securities that the substitution of such Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit for the existing credit enhancement will not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

     If a Special Hazard Instrument has been obtained for a series of Securities, the Master Servicer will also be obligated to exercise reasonable efforts to maintain and keep such Special Hazard Instrument in full force and effect throughout the term of the applicable Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "- -Reduction or Substitution of Credit Enhancement." If the Special Hazard Instrument takes the form of a Special Hazard Insurance Policy, such policy will provide coverage against risks of the type described herein under "Description of Credit Enhancement--Special Hazard Insurance Policies." The Master Servicer may obtain a substitute Special Hazard Instrument for the existing Special Hazard Instrument if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Securities that such substitution shall not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

     If a Bankruptcy Bond has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to maintain and keep such Bankruptcy Bond in full force and effect throughout the term of the Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer may obtain a substitute Bankruptcy Bond or other credit enhancement for the existing Bankruptcy Bond if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Securities that such substitution shall not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies. See "--Bankruptcy Bonds" above.

     The Master Servicer, on behalf of itself, the Trustee and Securityholders, will provide the Trustee information required for the Trustee to draw under the Letter of Credit and will present claims to the provider of any Purchase Obligation, to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other Special Hazard Instrument, to the issuer of each Bankruptcy Bond and, in respect of defaulted Mortgage Loans for which there is no Subservicer, to each Primary Insurer and take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Master Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by the provider of the Purchase Obligation of its Purchase Obligation. As set forth above, all collections by the Master Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, any Primary Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Instrument, are to be deposited in the related Certificate Account, subject to withdrawal as described above. All draws under any Letter of Credit are also to be deposited in the related Certificate Account. In those cases in which a Mortgage Loan is serviced by a Subservicer, the Subservicer, on behalf of itself, the Trustee and the Securityholders will present claims to the Primary Insurer, and all collections thereunder shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the Master Servicer for deposit in the related Certificate Account.

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit or any related Primary Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit or any related Primary Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided pursuant to any form of credit enhancement may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling Agreement or Indenture. Additionally, in most cases, such form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Securityholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of Securities may be downgraded to a corresponding level, and, the Master Servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of Securities. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating(s) of the related series of Securities are maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.


                              PURCHASE OBLIGATIONS

     With respect to certain types of Mortgage Loans to be included in any Mortgage Pool, if specified in the related Prospectus Supplement, the Mortgage Loans may be sold subject to a Purchase Obligation as described below that would become applicable on a specified date or upon the occurrence of a specified event. For example, with respect to certain types of ARM Loans as to which the Mortgage Rate is fixed for the first five years, a Purchase Obligation may apply on the first date that the Mortgage Rate of such Mortgage Loan is adjusted, and such obligation may apply to the Mortgage Loans or to the related Securities themselves, or to a corresponding Purchase Obligation of the Company or another person as specified in the related Prospectus Supplement. With respect to any Purchase Obligation, such obligation will be an obligation of an entity (which may include a bank or other financial institution or an insurance company) specified in the related Prospectus Supplement, and an instrument evidencing such obligation (a "Purchase Obligation") shall be delivered to the related Trustee for the benefit of the Securityholders of the related series.

     The specific terms and conditions applicable to any Purchase Obligation will be described in the related Prospectus Supplement, including the purchase price, the timing of and any limitations and conditions to any such purchase. Any Purchase Obligation will be payable solely to the Trustee for the benefit of the Securityholders of the related series and will be nontransferable. Each Purchase Obligation will be a general unsecured obligation of the provider thereof, and prospective purchasers of Offered Securities must look solely to the credit of such entity for payment under the Purchase Obligation.


                 PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                               CLAIMS THEREUNDER

GENERAL

     Each Mortgaged Property will be required to be covered by a hazard insurance policy (as described below) and, if required as described below, a Primary Insurance Policy. The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

     In a securitization of Single Family Loans, certain Single Family Loans included in the related Mortgage Pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related Prospectus Supplement) may be required by the Company to be covered by a primary mortgage guaranty insurance policy (a "Primary Insurance Policy"). Such Primary Insurance Policy will insure against default on a Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Value of the related Mortgaged Property (or other percentage as described in the related Prospectus Supplement) at origination of such Mortgage Loan, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the Prospectus Supplement). In addition, with respect to such a securitization, the Company will represent and warrant that, to the best of the Company's knowledge, such Mortgage Loans are so covered. Such a Mortgage Loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the Mortgage Loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable Cut-off Date. Mortgage Loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based on the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination.

     While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer (a "Primary Insurer") will differ from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer,
(iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

     The Primary Insurer generally will be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

     As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

     For any Single Family Loan for which such coverage is required under the standard described above, the Master Servicer will maintain or cause each Subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Single Family Loan, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. In the event the Company gains knowledge that as of the Closing Date, a Mortgage Loan which required a Primary Insurance Policy did not have one, then the Master Servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer or, in the case of a Designated Seller Transaction, the Seller will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a series of Securities that is required to be kept in force under the applicable Pooling Agreement or Indenture unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated such series of Securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of such series of Securities. For further information regarding the extent of coverage under any Mortgage Pool Insurance Policy or Primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

     The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for their Mortgage Loan. Additionally, the Pooling Agreement or Servicing Agreement will require the Master Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

     As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. The Pooling Agreement or Servicing Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the applicable Certificate Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling Agreement or Servicing Agreement requires the Master Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

     Under the terms of the Mortgage Loans, Mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Securityholders, is obligated to present claims under any Special Hazard Insurance Policy or other Special Hazard Instrument and any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Master Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer or the Subservicers by Mortgagors.

FHA INSURANCE

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

     The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.



VA MORTGAGE GUARANTY

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar

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limit established by the VA.  The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the Company for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement. Any VA guaranty relating to Contracts underlying a series of Certificates will be described in the related Prospectus Supplement.


                                  THE COMPANY

     The Company is a limited purpose wholly-owned subsidiary of WMC Mortgage Corp. ("WMC Mortgage"). The Company was incorporated in the State of Delaware on July 24, 1997 and re-incorporated in the State of Delaware on November 21, 1997. The Company was organized for the purpose of serving as a private secondary mortgage market conduit. The Company does not have, nor is it expected in the future to have, any significant assets.

     WMC Mortgage may from time to time be a Seller or act as Master Servicer with respect to a Mortgage Pool. WMC Mortgage is a mortgage banking company incorporated in the State of California that originates or acquires one- to four-family residential mortgage loans among other activities. WMC originates both prime-quality mortgage loans and subprime-quality mortgage loans. WMC Mortgage operates both production support and loan servicing platforms for its originations.

     The Company maintains its principal office at 6320 Canoga Avenue, Woodland Hills, California 91367. Its telephone number is (818) 592-2610.


                                 THE AGREEMENTS

GENERAL

     Each series of Certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Company, the Trustee, the Master Servicer and, in some cases, a Special Servicer. However, a Pooling Agreement that relates to a Trust Fund that includes Mortgage Securities may include a party solely responsible for the administration of such Mortgage Securities, and a Pooling Agreement that relates to a Trust Fund that consists solely of Mortgage Securities may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Securities of a series are issued will be identified in the related Prospectus Supplement. Each series of Notes will be issued pursuant to an Indenture. The parties to each Indenture will be the related Issuer and the Trustee. The Issuer will be created pursuant to an Owner Trust Agreement between the Company and the Owner Trustee.

     Forms of the Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement with respect to a series of Certificates or in either the Servicing Agreement or Indenture with respect to a series of Notes. The Prospectus Supplement for a series of Securities will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each series of Securities and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the

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

Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Company will provide a copy of the Agreement (without exhibits) that relates to any series of Securities without charge upon written request of a holder of a Security of such series addressed to it at its principal executive offices specified herein under "The Company".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

     The Pooling Agreement or Servicing Agreement for each series of Securities will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except (a) in connection with a permitted transfer of servicing or (b) upon appointment of a successor servicer reasonably acceptable to the Trustee and upon receipt by the Trustee of a letter from each Rating Agency generally to the effect that such resignation and appointment will not, in and of itself, result in a downgrading of the Securities. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's responsibilities, duties, liabilities and obligations under the Pooling Agreement or Servicing Agreement.

     Each Pooling Agreement and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Company, nor any director, officer, employee or agent of the Master Servicer or the Company will be under any liability to the Trust Fund or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Pooling Agreement and Servicing Agreement will further provide that the Master Servicer, the Company, and any director, officer, employee or agent of the Master Servicer or the Company is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or Servicing Agreement or the related series of Securities, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling Agreement and Servicing Agreement will provide that neither the Master Servicer nor the Company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling Agreement or Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement or Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Company, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the related Pooling Agreement or Servicing Agreement, provided that (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling Agreement or Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied and such person is reasonably satisfactory to the Company and the Trustee. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling Agreement or Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT DEFAULT

     Pooling Agreement

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     Events of Default under the Pooling Agreement in respect of a series of
Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for 5 days (or other time period described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling Agreement with respect to such series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations; and (iv) any failure of the Master Servicer to make certain advances as described herein under "Description of the Securities--Advances." Additional Events of Default will be described in the related Prospectus Supplement. A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling Agreement.

     So long as an Event of Default remains unremedied, either the Company or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Company or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement (other than any rights of the Master Servicer as Certificateholder) covering such Trust Fund and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee or, upon notice to the Company and with the Company's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Pooling Agreement (unless otherwise set forth in the Pooling Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling Agreement.

     No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for a reasonable time after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     The holders of Certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those Certificates affected by a default or Event of Default may waive such default or Event of Default (other than a failure by the Master Servicer to make an advance); provided, however, that (a) a default or Event of Default under clause
(i) or (iv) under "--Events of Default" above may be waived only by all of the holders of Certificates affected by such default or Event of Default and (b) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting Certificateholder.

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

     Servicing Agreement

     Unless otherwise provided in the related Prospectus Supplement for a series of Notes, a "Servicing Default" under the related Servicing Agreement generally will include: (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Notes or Equity Certificates of such series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

     So long as a Servicing Default remains unremedied, either the Company or the Trustee may, by written notification to the Master Servicer and to the Issuer or the Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

     Indenture

     Unless otherwise provided in the related Prospectus Supplement for a series of Notes, an Event of Default under the Indenture generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Company or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Company or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Company or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

     If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

     If following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had

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

not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     No Noteholder or holder of an Equity Certificate generally will have any right under an Owner Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless (a) such holder previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity,
(c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority of the Note Balances of such class. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes or Equity Certificates covered by such Agreement, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement,
(i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Company has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling Agreement which are not materially inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

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

     The Pooling Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling Agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

     With respect to each series of Notes, each related Servicing Agreement or Indenture may be amended by the parties thereto without the consent of any of the holders of the Notes covered by such Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of Notes evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Notes in a manner other than as described in (i), without the consent of the holders of Notes of such class evidencing not less than 66% of the aggregate Voting Rights of such class or (iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Notes covered by such Agreement then outstanding. The Voting Rights evidenced by any Certificate will be the portion of the voting rights of all of the Notes in the related series allocated in the manner described in the related Prospectus Supplement.

TERMINATION; RETIREMENT OF SECURITIES

     The obligations created by the related Agreements for each series of Securities (other than certain limited payment and notice obligations of the Trustee and the Company, respectively) will terminate upon the payment to Securityholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreements following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan, REO Property and/or Mortgage Security subject thereto and (ii) the purchase by the Master Servicer or the Company or (A) if specified in the related Prospectus Supplement with respect to each series of Certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (B) if specified in the Prospectus Supplement with respect to each series of Notes, by the holder of the Equity Certificates, from the Trust Fund for such series of all remaining Mortgage Loans, REO Properties and/or Mortgage Securities. In addition to the foregoing, the Master Servicer or the Company will have the option to purchase, in whole but not in part, the Securities specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. With respect to any series of Certificates, no such purchase shall be made unless either (i) the aggregate principal balance of the Certificates as of such date is equal to or less than the percentage specified in the related Prospectus Supplement (which shall not be greater than 10%) of the aggregate principal balance of the Certificates as of the Closing Date or (ii) the aggregate principal balance of the Mortgage Loans as of such date is equal to or less than the percentage specified in the related Prospectus Supplement (which shall not be greater than 10%) of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. With respect to any Series of Notes, no such purchase shall be made unless the aggregate principal balance of the Notes as of such date is equal to or less than the percentage specified in the related Prospectus Supplement (which shall not be greater than 25%) of the aggregate principal balance of the Notes as of the Closing Date or a period specified in the related Prospectus Supplement (which shall not be shorter than seven years) has elapsed since the initial Distribution Date. Upon the purchase of such Securities or at any time thereafter, at the option of the Master Servicer or the Company, the assets of the Trust Fund may be sold, thereby effecting a retirement of the Securities and the termination of the Trust Fund, or the Securities so purchased may be held or resold by the Master Servicer or the Company. In no event, however, will the trust created by the Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling Agreement. Written notice of termination of the Pooling Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable Pooling Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Master Servicer because of such termination.

     Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Securities shall be made at the option of the Master Servicer, the Company or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that series, but the right of the Master Servicer, the Company or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Loans and/or Mortgage Securities in the Trust Fund for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Securityholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans and/or Mortgage Securities at the Cut-off Date for that series. The Prospectus Supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Securities. With respect to any series of Certificates, an optional purchase of the Mortgage Loans in the related Trust Fund may not result in such Certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall thereon. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     Following any optional termination, there will be no continuing direct or indirect liability of the Trust or any certificateholder or noteholder as sellers of the assets of the Trust Fund.

THE TRUSTEE

     The Trustee under each Pooling Agreement and Indenture will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Company and its affiliates. The Trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.

DUTIES OF THE TRUSTEE

     The Trustee for each series of Securities will make no representation as to the validity or sufficiency of the related Agreements, the Securities or any underlying Mortgage Loan, Mortgage Security or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Securities or the underlying Mortgage Loans or Mortgage Securities, or any funds deposited into or withdrawn from the Certificate Account for such series or any other account by or on behalf of the Master Servicer or Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Securities will be required to perform only those duties specifically required under the related Pooling Agreement or Indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

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

     The Trustee for each series of Securities generally will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement or Indenture; provided, however, that such indemnification will not extend to any loss, liability, cost or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                              YIELD CONSIDERATIONS

     The yield to maturity of an Offered Certificate will depend on the price paid by the holder for such Certificate, the Security Interest Rate on any such Certificate entitled to payments of interest (which Security Interest Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to reduce the principal balance of such Certificate (or notional amount thereof if applicable) and other factors.

     A class of Securities may be entitled to payments of interest at a fixed Security Interest Rate, a variable Security Interest Rate or adjustable Security Interest Rate, or any combination of such Security Interest Rates, each as specified in the related Prospectus Supplement. A variable Security Interest Rate may be calculated based on the weighted average of the Mortgage Rates (in each case, net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any Spread (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the month preceding the Distribution Date if so specified in the related Prospectus Supplement. As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Securities, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Securities (or the rate of reduction in the notional balance of Securities entitled only to payments of interest) and, in the case of Securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below.
The yield on the Securities will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of breaches of representations made in respect of such Mortgage Loans by the Company, the Master Servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above.
Holders of certain Strip Securities or a class of Securities having a Security Interest Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

     With respect to any series of Securities, a period of time will elapse between the date upon which payments on the related Mortgage Loans are due and the Distribution Date on which such payments are passed through to Securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Securityholders on or near the date they were due.

     In general, if a class of Securities is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of Securities is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Securities having a class entitled to payments of interest only or to payments of

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

interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities, Securities with a Security Interest Rate which fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

     The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     When a principal prepayment in full is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by interest thereon for less than the full accrual period). However, interest accrued on any series of Securities and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Securityholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any Spread) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the related Mortgage Loan. If and to the extent that any such shortfall is allocated to a class of Offered Securities, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Securities will describe the manner in which any such shortfalls will be allocated among the classes of such Securities. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread".

     The Trust Fund with respect to any series may include Convertible Mortgage Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, Convertible Mortgage Loans may be subject to a greater rate of principal prepayments (or purchases by the related Subservicer or the Master Servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, Convertible Mortgage Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of such other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as Mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Mortgage Loans. If the related Subservicer or the Master Servicer purchases Convertible Mortgage Loans, a Mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the Securityholders, as described herein. Alternatively, to the extent Subservicers or the Master Servicer fail to purchase Converting Mortgage Loans, the Mortgage Pool will include fixed-rate Mortgage Loans.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Securities. In general, defaults on Single Family Loans are expected to occur with greater frequency in their early years. The rate of default on Single Family Loans which are refinance

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

or limited documentation mortgage loans, and on Mortgage Loans, with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors."

     With respect to certain Mortgage Loans including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the Mortgagor under each Mortgage Loan generally will be qualified, or the Mortgage Loan otherwise approved, on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, the periodic increase in the amount paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

     The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Securities will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. All of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the life and yield of the related series of Securities.

     With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. None of the Company, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

     The extent of prepayments of principal of the Mortgage Loans may be affected by a number of factors, including, without limitation, solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located. In addition, the rate of principal payments on the Mortgage Loans may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent

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

to which such provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will
(i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Securities.

     If the applicable Pooling Agreement for a series of Securities provides for a Pre-Funding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust Fund, as described under "Description of the Securities--Pre-Funding Account" herein, and the Trust Fund is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of Securities of such series. See "Risk Factors--Yield and Prepayment Considerations."

     There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans or as to the relative importance of such factors.

     Under certain circumstances, the Master Servicer, the Company or a person specified in the related Prospectus Supplement (other than holder of any Class of Offered Certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a Trust Fund and effect early retirement of the related series of Securities. See "The Agreements-- Termination; Retirement of Securities."


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

SINGLE FAMILY LOANS

     General. Each Single Family Loan will, and if applicable, Contracts (in each case other than Cooperative Loans), be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law

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

in the state in which the related Mortgaged Property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are herein referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of such loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under certain circumstances become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage, and, in certain deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a series of Certificates, the Mortgage Loans and Contracts may include Cooperative Loans. Each debt instrument (a "COOPERATIVE NOTE") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation (a "COOPERATIVE") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

     All Cooperative buildings relating to the Cooperative Loans are located in the State of New York. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the

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

alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under
Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

CONTRACTS

     Except as set forth below, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The Master Servicer will be required under the related Pooling Agreement or Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master

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

Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the Company.

     The Company will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Neither the Company, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Company or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Company or Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Company did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Pooling Agreement or Servicing Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

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     Under the laws of most states, liens for repairs performed on a
Manufactured Home take priority even over a perfected security interest. The Company will obtain the representation of the related Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES AND CERTAIN CONTRACTS

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and such remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Certificates. See "Description of Credit Enhancement".

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly,

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with respect to those Single Family Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay its obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Such

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

approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

     General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

             (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

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

             (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

             (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

     Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

     Single Family Properties. The purposes of a foreclosure action in respect of a Single Family Property are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect

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of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.



ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Single Family Loans. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code) (the "Bankruptcy Code"), virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out of such junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

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     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "ENVIRONMENTAL LIEN"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Secured Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related series.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract.

     Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the related Pooling Agreement or Servicing Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder. Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trust Fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had

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

knowledge of such claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Transfer of Single Family Properties. Unless the related Prospectus Supplement indicates otherwise, the Single Family Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

     Transfer of Manufactured Homes. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

     Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

SUBORDINATE FINANCING

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     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

     The Trust Fund Assets may also consist of installment sales contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the Installment Contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

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

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

     Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum Mortgage Rates for ARM Loans, as set forth in the related Prospectus Supplement.

     As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a Mortgage Loan and a Contract will have represented that such Mortgage Loan or Contract was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and
(iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting such a claim, the related Securityholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and
(ii) the Master Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies

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held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan and certain Contracts (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan and certain Contracts), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan and related Contract, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans and Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans and Contracts, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances or by any Letter of Credit or any other form of credit enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan and Contract which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans and Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

     Some of the Mortgage Loans or Contracts may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan or Contract to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure such default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not

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require notice of default to the junior mortgagee, the lack of any such notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor.
All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.


                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Securities offered hereunder. This discussion has been prepared based on the advice of, and to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Thacher Proffitt & Wood, counsel to the Company. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") (although portions thereof may also apply to Securityholders who do not hold Securities as "capital assets") and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice
(i) is

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given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder. To the extent there is a material change to the tax consequences as disclosed herein, a tax opinion will be filed as an exhibit to a post-effective amendment or in a Current Report on Form 8-K.

     The following discussion addresses securities of three general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee, the Master Servicer or another specified party (the "REMIC Administrator") will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, (ii) notes representing indebtedness of a trust fund as to which no REMIC election will be made and (iii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no REMIC election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Securityholder" or a "holder" are to the beneficial owner of a Security.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICS. On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion (and will file such opinion under Form 8-K) generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, for federal income tax purposes, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition,

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

the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the Company, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General.  Except as otherwise stated in this discussion, REMIC Regular
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Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount.  Certain REMIC Regular Certificates may be issued
     -----------------------
with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement.

However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates-- Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount.  A Certificateholder that purchases a REMIC Regular
     ---------------
Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium.  A REMIC Regular Certificate purchased at a cost (excluding any
     -------
portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses.  Under Section 166 of the Code, both corporate holders of
     ---------------
the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates

     General.  Although a REMIC is a separate entity for federal income tax
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purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "- Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC.  The taxable income of the REMIC will equal
     ---------------------------
the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC
     -----------------------------------------
Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased

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

by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     Excess Inclusions.  Any "excess inclusions" with respect to a REMIC
     -----------------
Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have "significant value."

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

     Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

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

     Noneconomic REMIC Residual Certificates.  Under the REMIC Regulations,
     ---------------------------------------
transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released final
     --------------------
regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions.  Fees and
     ----------------------------------------------------------
expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "-- Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates-- Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions and Other Possible REMIC Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     To the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of

REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partnership).

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related Prospectus Supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (i) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (ii) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

     The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a

REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related Prospectus Supplement.

     Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

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

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Except as stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

NOTES

     On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of Notes, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion (and will file such opinion under Form 8-K) to the effect that, assuming compliance with all provisions of the Indenture, Owner Trust Agreement and certain related documents, for federal income tax purposes (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The following discussion is based in part upon the OID Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes. For purposes of this tax discussion, references to a "Noteholder" or a "holder" are to the beneficial owner of a Note.

     Status as Real Property Loans

     Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

     Taxation of Noteholders

     Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (i) income reportable on the Notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the Notes. See "--REMICs-- Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion (and will file such opinion under Form 8-K) generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

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

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related Prospectus Supplement, counsel to the Company will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the Company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Company will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part

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of the same series of Certificates or (ii) the Company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Company, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997,
Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than

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

such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     It is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Master Servicer or the Trustee in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by such pools, it is intended to base information reports and returns to the IRS and Certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by such pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base such reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     In addition to its regular reports, the Master Servicer or the Trustee, except as provided in the related Prospectus Supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

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

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under

Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of such provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month.

     Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. The Master Servicer or the Trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Master Servicer or the Trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer or the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trust Fund's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Except as disclosed in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer or the Trustee.

     Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.


                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code, collectively "Parties in Interest"), unless a statutory or administrative exemption is available with respect to any such transaction.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Securities, if the Mortgage Loans and other assets included in a Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. (S)2510.3-101 (the "DOL Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a Certificate or a Note with "substantial equity features"), and, because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Trust
Fund). Without regard to whether the Notes are characterized as equity interests, the purchase, sale and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan. Neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee is a fiduciary of the investing Plan. If the Mortgage Loans and other assets included in the Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of Securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available.

     The DOL issued an individual prohibited transactions exemption ("Exemption") to certain underwriters, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) the underwriter, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Securities.

     The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Securities of the same trust. Third, the Securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Company, the Master Servicer, the Special Servicer, any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Securities. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Company pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Securities evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Securities by or on behalf of a Plan or with Plan Assets; and (iii) Securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Securities by or on behalf of a Plan or with Plan Assets.

     A fiduciary of a Plan or any person investing Plan Assets to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of Securities in the initial issuance of such Securities or the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan or with Plan Assets or the continued holding of Securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Securities is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan or with Plan Assets and (3) the continued holding of Securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Securities.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which will extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment will generally allow Mortgage Loans supporting payments to Certificateholders, and having a value equal to no more than 25% of the total principal amount of the Certificates being offered by a Trust Fund, to be transferred to such Trust Fund within a period no longer than 90 days or three months following the Closing Date ("Pre-Funding Period") instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemption, provided that the following general conditions are met:

          (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must be less than or equal to: (i) 40% for transactions occurring on or after January 1, 1992 but prior to May 23, 1997 and (ii) 25% for transactions occurring on or after May 23, 1997;

          (2) all additional Mortgage Loans transferred to the related Trust Fund after the Closing Date ("Subsequent Mortgage Loans") must meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust Fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

          (3) the transfer of such Subsequent Mortgage Loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

          (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust Fund on the Closing Date;

          (5) for transactions occurring on or after May 23, 1997, either:

             (i) the characteristics of the Subsequent Mortgage Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or

             (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Exemption Rating Agency rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust Fund as of the Closing Date;

          (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Accounts falls below the minimum level specified in the Agreement or an event of default occurs;

          (7) amounts transferred to any Pre-Funding Accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the Certificates and must:

             (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

             (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

          (8) the Prospectus or Prospectus Supplement must describe the duration of the Pre-Funding Period;

          (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The Trustee, as legal owner of the Trust Fund, must enforce all the rights created in favor of Certificateholders of the Trust Fund, including employee benefit plans subject to ERISA.

     In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ("Class Exemptions"), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued proposed regulations ("Proposed 401(c) Regulations") on December 22, 1997 which propose guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH "SUBSTANTIAL EQUITY FEATURES" OR CERTAIN CERTIFICATES

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Securities, such as Notes with "substantial equity features," Subordinate Securities, REMIC Residual Certificates, any Securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies transfers of any such Securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustees and the Master

Servicer with an opinion of counsel satisfactory to the Company, the Trustee (or Indenture Trustee in the case of transfer of Notes) and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee (or the Indenture Trustee in the case of the transfer of Notes) or the Master Servicer, that the purchase of such Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee (or the Indenture Trustee in the case of the transfer of Notes) or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

     In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustees or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following statements are correct: (i) the transferee is an insurance company, (ii) the source of funds used to purchase such Securities is an "insurance company general account" (as such term is defined in PTCE 95-60),
(iii) the conditions set forth in PTCE 95-60 have been satisfied and (iv) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-
60) as of the date of the acquisition of such Securities.

     An opinion of counsel or certification will not be required with respect to the purchase of DTC registered Securities. Any purchaser of a DTC registered Security will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "TAX-EXEMPT INVESTOR") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by a Tax-Exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

CONSULTATION WITH COUNSEL

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Securities. Neither the Company, the Trustees, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Securities are an appropriate investment for Plans generally or any particular Plan.

     BEFORE PURCHASING THE SECURITIES, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (a) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 401(c) OF ERISA WOULD BE SATISFIED AND (b) IN THE CASE OF A CERTIFICATE PURCHASED UNDER THE EXEMPTION, THE CERTIFICATE CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 410(c) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

                            LEGAL INVESTMENT MATTERS

     Each class of Certificates offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related Prospectus Supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Offered Securities will be treated as high-risk under the Policy Statement.

     The predecessor to the Office of Thrift Supervision ("OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     Certain classes of Certificates offered hereby, including any class that is not rated in one of the two highest rating categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Certificates will be identified in the related Prospectus Supplement. Prospective investors in such classes of Certificates, in particular, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Securities or to purchase any class of Offered Securities representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Offered Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of Certificates will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans and/or Mortgage Securities in the respective Mortgage Pools and to pay other expenses. The Company expects that it will make additional sales of securities similar to the Offered Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

     The Company intends that Offered Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Securities of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. By placements by the Company with institutional investors through dealers; and

          3.  By direct placements by the Company with institutional investors.

     If underwriters are used in a sale of any Offered Securities (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of the Offered Securities of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Offered Securities, underwriters may receive compensation from the Company or from purchasers of such Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Securities may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Company and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of Offered Securities of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Offered Securities of such series.

     The Company anticipates that the Certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Offered Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of such Certificates. Holders of Offered Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                 LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, in connection with the Securities of each series will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York.


                             FINANCIAL INFORMATION

     A new Trust fund will be formed with respect to each series of Securities, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

     It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            Page
                                                                            ----
401(c) Regulations...........................................................115
Accrual Certificates...................................................9, 38, 46
Accrued Certificate Interest..................................................46
Affiliated Sellers............................................................24
Agreement.....................................................................37
ARM Loans.....................................................................25
Available Distribution Amount.................................................45
Average Interest Rate........................................................114
Balloon Loans.............................................................11, 26
Balloon Payment...............................................................26
Bankruptcy Code...............................................................80
Bankruptcy Loss...............................................................50
Beneficial Owner..............................................................39
Buydown Account...............................................................27
Buydown Agreement.............................................................43
Buydown Funds.................................................................27
Buydown Mortgage Loans........................................................27
Buydown Period................................................................27
Certificate Account...........................................................42
Certificate Registrar.........................................................39
Certificates...................................................................1
Class Exemptions.............................................................115
Closing Date..................................................................90
Code......................................................................10, 87
Commission.....................................................................6
Committee Report..............................................................89
Company.....................................................................1, 7
Conservation Act..............................................................81
Contingent Payment Regulations...............................................109
Contracts.....................................................................23
Contributions Tax.............................................................99
Convertible Mortgage Loan.....................................................27
Cooperative Note..............................................................73
Crime Control Act.............................................................86
Debt Service Reduction........................................................54
Defaulted Mortgage Loss.......................................................50
Deferred Interest.............................................................25
Deficient Valuation...........................................................54
Deleted Mortgage Loan.........................................................31
Designated Seller Transaction.................................................24
Determination Date............................................................45
Distribution Date.............................................................12
DOL..........................................................................111
DOL Regulations..............................................................111
DTC...........................................................................39
DTC Registered Securities.....................................................39
Due Period....................................................................47
Equity Certificates............................................................8
ERISA................................................................15, 20, 111
ERISA Permitted Investments..................................................114
ERISA Plans..............................................................20, 111
Event of Default..............................................................64
Excess Interest...............................................................51

                                                                           Page
                                                                           ----
Exchange Act..................................................................6
Excluded Plan...............................................................113
Exemption Rating Agencies...................................................112
Extraordinary Losses.........................................................50
FDIC.........................................................................24
FHA..........................................................................23
FHA Loans....................................................................23
FHLMC........................................................................29
Financial Guaranty Insurance Policy..........................................51
FNMA.........................................................................29
Fraud Loss...................................................................50
FTC Rule.....................................................................82
Garn-St Germain Act..........................................................83
Grantor Trust Certificates...............................................16, 88
Grantor Trust Fractional Interest Certificate...............................103
Grantor Trust Fund...........................................................88
Grantor Trust Strip Certificate.............................................103
High LTV Loans...............................................................27
Holder.......................................................................39
Housing Act..................................................................29
Indenture..................................................................1, 8
Index........................................................................25
Installment Contract.........................................................84
Insurance Proceeds...........................................................42
Insurer......................................................................51
Intermediaries...............................................................39
IRS..........................................................................90
Issue Premium................................................................95
Issuer.....................................................................7, 8
Letter of Credit.............................................................53
Letter of Credit Bank........................................................53
Liquidated Mortgage Loan.....................................................35
Liquidation Proceeds.....................................................42, 43
Loan-to-Value Ratio..........................................................26
Lock-out Expiration Date.....................................................26
Lock-out Period..............................................................26
Loss.........................................................................58
Manufactured Homes...........................................................23
Manufacturer's Invoice Price.................................................27
Master Servicer........................................................2, 7, 32
Mortgage Loans.........................................................1, 8, 10
Mortgage Notes...............................................................23
Mortgage Pool.............................................................1, 10
Mortgage Rate................................................................25
Mortgage Securities......................................................11, 24
Mortgaged Property...........................................................10
Mortgages....................................................................23
Mortgagor....................................................................22
Multifamily Property.........................................................10
Net Mortgage Rate............................................................68
Nonrecoverable Advance.......................................................48
Note Interest Rate............................................................9
Note Margin..................................................................25
Note Registrar...............................................................39
Notes.........................................................................1
Offered Certificates......................................................7, 38
Offered Notes.................................................................7

                                                                           Page
                                                                           ----
Offered Securities.........................................................1, 7
OID Regulations..............................................................88
OTS.........................................................................117
Overcollateralization........................................................51
Owner Trust................................................................7, 8
Owner Trustee..............................................................7, 8
Participants.................................................................39
Parties in Interest.........................................................111
Pass-Through Rate.............................................................9
Percentage Interest..........................................................45
Permitted Investments........................................................42
Plan Assets.................................................................111
Plans...................................................................20, 111
Policy Statement............................................................117
Pool Insurer.................................................................43
Pooling Agreement......................................................1, 8, 61
Pre-Funding Account......................................................38, 47
Pre-Funding Limit...........................................................114
Pre-Funding Period..........................................................114
Prepayment Assumption...................................................90, 105
Prepayment Interest Shortfall................................................69
Prepayment Penalty...........................................................26
Primary Insurance Policy.....................................................58
Primary Insurer..............................................................58
Prohibited Transactions Tax..................................................99
Prospectus Supplement.........................................................1
PTCE........................................................................115
PTCE 83-1...................................................................115
Purchase Obligation..........................................................57
Purchase Price...............................................................30
Qualified Substitute Mortgage Loan...........................................31
Rating Agency................................................................15
Realized Losses..............................................................49
Record Date..................................................................45
Related Proceeds.............................................................48
Relief Act...................................................................86
REMIC..................................................................2, 9, 88
REMIC Administrator..........................................................88
REMIC Certificates...........................................................88
REMIC Provisions.............................................................88
REMIC Regular Certificates...............................................16, 88
REMIC Regulations............................................................88
REMIC Residual Certificates..............................................16, 88
REO Mortgage Loan............................................................35
REO Property.................................................................34
Reserve Fund.................................................................54
RICO.........................................................................86
RTC..........................................................................24
Securities.................................................................1, 7
Securities Act...........................................................6, 118
Security.....................................................................62
Security Interest Rate........................................................9
Security Register............................................................39
Security Registrar...........................................................39
Securityholder...............................................................39
Securityholders...............................................................1
Seller.......................................................................11

                                                                           Page
                                                                           ----
Sellers...................................................................1, 24
Senior Certificates.......................................................9, 38
Senior Liens.................................................................26
Senior/Subordinate Series....................................................38
Servicing Agreement..........................................................28
Servicing Default............................................................64
Servicing Standard...........................................................33
Single Family Loans..........................................................23
Single Family Property.......................................................23
SMMEA...................................................................15, 116
Special Hazard Instrument....................................................50
Special Hazard Insurance Policy..............................................53
Special Hazard Insurer.......................................................53
Special Hazard Loss..........................................................50
Special Hazard Losses........................................................53
Special Servicer..........................................................7, 34
SPFC.........................................................................61
Spread........................................................................8
Strip Certificates........................................................9, 38
Subordinate Certificates..................................................9, 38
Subsequent Mortgage Loans...................................................114
Subservicer..................................................................34
Subservicers.................................................................28
Tax Favored Plans...................................................15, 20, 111
Tax-Exempt Investor.........................................................116
Tiered REMICs................................................................89
Title V......................................................................84
Title VIII...................................................................85
Trust Agreement...............................................................7
Trust Fund.................................................................1, 8
Trust Fund Assets.............................................................1
Trustee.......................................................................8
UBTI........................................................................116
UCC..........................................................................77
Unaffiliated Sellers.........................................................24
Underwriter.................................................................112
United States person........................................................102
VA...........................................................................23
VA Loans.....................................................................23
Value........................................................................26
WMC Mortgage..................................................................7

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                               TABLE OF CONTENTS


                                                                       Page
                                                                       ----
                             PROSPECTUS SUPPLEMENT


Summary of Prospectus Supplement.......................................  S-4
Risk Factors........................................................... S-19
Description of the Mortgage Pool....................................... S-23
The Seller and the Master Servicer..................................... S-34
WMC Mortgage Corp.'s Loan Program...................................... S-35
Description of Certificates............................................ S-41
Certain Yield and Prepayment Considerations............................ S-52
Pooling Agreement...................................................... S-59
Description of the Purchase Agreement.................................. S-61
Use of Proceeds........................................................ S-61
Certain Federal Income Tax Consequences................................ S-61
Method of Distribution................................................. S-63
Legal Opinions......................................................... S-64
Ratings................................................................ S-64
Legal Investment....................................................... S-65
ERISA Considerations................................................... S-66
Global Clearance, Settlement and Tax Documentation Procedures..........  I-1


                                  PROSPECTUS

Available Information...................................................   6
Reports to Securityholders..............................................   6
Incorporation of Certain Information by Reference.......................   6
Summary of Prospectus...................................................   7
Risk Factors............................................................  18
The Mortgage Pools......................................................  23
Servicing of Mortgage Loans.............................................  32
Description of the Securities...........................................  37
Description of Credit Enhancement.......................................  49
Purchase Obligations....................................................  57
Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.........  58
The Company.............................................................  61
The Agreements..........................................................  61
Yield Considerations....................................................  68
Maturity and Prepayment Considerations..................................  71
Certain Legal Aspects of Mortgage Loans.................................  72
Federal Income Tax Consequences.........................................  87
State And Other Tax Consequences........................................ 111
ERISA Considerations.................................................... 111
Legal Investment Matters................................................ 116
Use of Proceeds......................................................... 118
Methods of Distribution                                                  118
Legal Matters                                                            119
Financial Information                                                    119
Rating                                                                   119
Index of Principal Definitions                                           120


    UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                 $796,000,000

                              WMC MORTGAGE PASS-
                             THROUGH CERTIFICATES
                                 SERIES 1998-A


                           WMC SECURED ASSETS CORP.,
                                    COMPANY


                              WMC MORTGAGE CORP.,
                          MASTER SERVICER AND SELLER



                       $624,000,000 CLASS A CERTIFICATES
                          VARIABLE PASS-THROUGH RATE

                      $72,000,000 CLASS M-1 CERTIFICATES
                          VARIABLE PASS-THROUGH RATE

                      $56,000,000 CLASS M-2 CERTIFICATES
                          VARIABLE PASS-THROUGH RATE

                       $44,000,000 CLASS B CERTIFICATES
                          VARIABLE PASS-THROUGH RATE

                            _______________________

                             PROSPECTUS SUPPLEMENT
                            _______________________


                            NATIONSBANC MONTGOMERY
                                SECURITIES LLC

                           BEAR, STEARNS & CO. INC.

                          CREDIT SUISSE FIRST BOSTON

                                LEHMAN BROTHERS

                          FIRST UNION CAPITAL MARKETS


                                 MAY 15, 1998